UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  1 )

Filed by the Registrant  ☒                                Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CRESCENT FINANCIAL CORPORATION
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CRESCENT FINANCIAL CORPORATION
1005 High House Road
Cary, North Carolina 27513
(919) 460-7770

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

and

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held
[●], 2011

NOTICE is hereby given that a Special Meeting (the “Special Meeting”) of Shareholders of Crescent Financial Corporation (the “Company”) will be held as follows:

Place:	Crescent State Bank Operations Center
206 High House Road
Cary, North Carolina

Date:	[●], 2011

Time:	8:00 a.m.

The purposes of the Special Meeting are:

1.
To approve the issuance of shares of common stock under the terms of the Investment Agreement, dated February 23, 2011, by and among the Company, Crescent State Bank and Piedmont Community Bank Holdings, Inc (the “Investment”).

2.
To consider and vote on a proposal to approve a proposed Agreement and Plan of Merger, which provides for the reincorporation of the Company from North Carolina to Delaware (the “Reincorporation”), and to authorize the board of directors to effect the Reincorporation.

3.
To consider and vote on a proposal to approve the postponement or adjournment of the Special Meeting, if necessary, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Investment or authorize the Reincorporation.

You are cordially invited to attend the meeting in person. However, even if you expect to attend the meeting, you are requested to grant a proxy to vote your shares by mail or internet to ensure that a quorum is present at the meeting. If you choose to vote by mail, please complete, sign and date the enclosed appointment of proxy and return it in the envelope provided for that purpose. Instructions regarding voting by internet are included on the proxy card. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

We have elected to furnish our proxy solicitation materials via U.S. Mail and also to notify you of the availability of our proxy materials on the internet. The notice of special meeting, proxy statement and proxy card are available on the internet at www.crescentstatebank.com/proxy.

By Order of the Board of Directors

Michael G. Carlton
President and Chief Executive Officer

[●], 2011

CRESCENT FINANCIAL CORPORATION
1005 High House Road
Cary, North Carolina 27513
(919) 460-7770

PROXY STATEMENT

Mailing Date: On or about [●], 2011

SPECIAL MEETING OF SHAREHOLDERS

To Be Held
[●], 2011

General

This Proxy Statement is furnished in connection with the solicitation of appointments of proxy by the board of directors of Crescent Financial Corporation (the “Company”) for a Special Meeting of Shareholders of the Company (the “Special Meeting”) to be held at the Crescent State Bank Operations Center, 206 High House Road, Cary, North Carolina, at 8:00 a.m. on [●], 2011, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the Special Meeting are W. Keith Betts, Thomas E. Holder, Jr., and Ray D. Vaughn. Shares represented by each appointment of proxy which is properly submitted, whether by mail or internet, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR Proposals 1, 2 and 3. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Bruce W. Elder, Secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, whether appointed through the mail or the internet, or by attending the Special Meeting and announcing an intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails and internet, appointments of proxy may be solicited in person or by telephone by the officers, directors and employees of the Company and our wholly-owned subsidiary, Crescent State Bank (the “Bank”), without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company’s common stock.

Record Date

The close of business on [●], 2011 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Company are the shares of its common stock, par value $1.00 per share, of which 40,000,000 shares are authorized. As of the Record Date, there were [●] shares of common stock outstanding and approximately 2,500 holders of the Company’s common stock.

The Company’s Articles of Incorporation also authorize the issuance of up to 5,000,000 shares of preferred stock, no par value, having such rights, privileges and preferences as the board of directors shall from time to time designate. As of March 1, 2011, there were 24,900 shares of the Company’s fixed rate cumulative perpetual preferred stock, series A (the “Series A Preferred Stock”) outstanding and owned of record by the U.S. Treasury. The Series A Preferred Stock shareholder is entitled to vote as a separate voting group on Proposals 2 and 3 at the Special Meeting.

Voting Procedures; Quorum; Votes Required for Approval

Shareholders of common stock are entitled to one vote for each share held of record on the Record Date on each matter submitted for voting. The Shareholder of Series A Preferred Stock is entitled to one vote for each share of Series A Preferred Stock held of record on the Record Date on Proposals 2 and 3.

A majority of the shares of the Company’s common stock and Series A Preferred Stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Special Meeting. In the case of Proposal 1 below, for such proposal to be approved, the votes cast for approval of the proposal must exceed the votes cast against approval. The shareholder of Series A Preferred Stock is not entitled to vote on Proposal 1.

In the case of Proposals 2 and 3 below, for each such proposal to be approved, the votes cast for approval within each voting group must exceed the votes cast against approval of the proposal within the voting group. Shareholders of common stock and the shareholder of Series A Preferred Stock are entitled to vote as separate voting groups on Proposals 2 and 3 at the Special Meeting and each voting group must vote in favor of Proposal 2 or Proposal 3, as the case may be, in order for such proposal to be approved at the meeting. Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.

Authorization to Vote on Other Matters

Unless the Secretary of the Company is instructed otherwise, by submitting an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any additional motions which may come before the Special Meeting.

Beneficial Ownership of Voting Securities

As of March 1, 2011, no shareholder known to management beneficially owned more than 5% of the Company’s common stock, except as listed in the following table.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS(3)

James A. Lucas, Jr. 4909 Western Blvd., Suite 200 Raleigh, NC 27606	555,676	(8)	5.77

Kenneth A. Lucas 7424 Chapel Hill Road Raleigh, NC 27607	484,158	(9)	5.03

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As of March 1, 2011, the beneficial ownership of the Company’s common stock, by directors and executive officers individually, and as a group, was as follows:

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)(2)		PERCENT OF CLASS(3)

Brent D. Barringer Cary, NC	132,526	(4)	1.38

W. Keith Betts Wilmington, NC	56,983		0.59

William H. Cameron Wilmington, NC	76,823	(5)	0.80

Michael G. Carlton Cary, NC	113,116	(6)	1.18

Bruce W. Elder Cary, NC	29,802		0.31

Thomas E. Holder, Jr. Cary, NC	30,755	(7)	0.32

James A. Lucas, Jr. Raleigh, NC	555,676	(8)	5.77

Kenneth A. Lucas Garner, NC	484,158	(9)	5.03

Charles A. Paul, III Wilmington, NC	137,627	(10)	1.42

Francis R. Quis, Jr. Cary, NC	84,997	(11)	0.88

Jon S. Rufty Cary, NC	77,694	(12)	0.81

Ray D. Vaughn Raleigh, NC	25,680		0.27

Stephen K. Zaytoun Raleigh, NC	36,110		0.38

All Directors and Executive Officers as a Group (13 persons)	1,841,947		18.92

(1)
Except as otherwise noted, to the best knowledge of the Company’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared jointly with the individual’s spouse: Mr. Barringer – 119,473 shares; Mr. Carlton – 45,674 shares; and Mr. Elder – 19,802 shares.

(2)
Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the Company exercisable within 60 days of March 1, 2011: Mr. Betts – 15,317 shares; Mr. Cameron – 4,461 shares; Mr. Paul – 37,106 shares; Mr. Quis – 13,019 shares; and Mr. Vaughn – 12,650 shares.

(3)
The calculation of the percentage of class beneficially owned by each individual and the group is based on the sum of (i) a total of 9,664,059 shares of common stock outstanding as of March 1, 2011, and (ii) options to purchase shares of common stock which are exercisable within 60 days of March 1, 2011, where applicable.

(4)	Includes 13,053 shares held in Mr. Barringer’s spouse’s SEP/IRA account. Includes 67,541 shares pledged as collateral.

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(5)	Includes 14,112 shares held by Mr. Cameron as trustee for his children’s trust.

(6)	Includes 2,532 shares held by Mr. Carlton’s spouse individually.

(7)	Includes 834 shares held by Mr. Holder as custodian for minor children.

(8)
Includes 148,887 shares held indirectly through a limited liability company of which Mr. James Lucas has a 33.33% membership interest, 80,600 shares held indirectly through a limited liability company of which Mr. James Lucas has a 50% membership interest membership interest and 1,689 shares held indirectly through a corporation of which Mr. James Lucas has a 29% interest. Such shares are also attributed to Mr. Kenneth Lucas as set forth in footnote 9 below. The combined voting power of Messrs. James and Kenneth Lucas is actually 8.35%, inclusive of all stock options exercisable within 60 days of March 1, 2011. Also includes 7,060 shares held indirectly through an investment club of which Mr. James Lucas has a 5.88% interest.

(9)
Includes 148,887 shares held indirectly through a limited liability company of which Mr. Kenneth Lucas has a 33.33% membership interest, 80,600 shares held indirectly through a limited liability company of which Mr. Kenneth Lucas has a 50% membership interest and 3,498 shares held indirectly through a corporation for which Mr. Kenneth Lucas serves as President. Such shares are also attributed to Mr. James Lucas as set forth in footnote 8 above. The combined voting power of Messrs. James and Kenneth Lucas is actually 8.35%, inclusive of all stock options exercisable within 60 days of March 1, 2011. Includes 232,985 shares pledged as collateral.

(10)	Includes 2,922 shares owned individually by Mr. Paul’s spouse and 51,008 shares owned by a business Mr. Paul controls.

(11)	Includes 1,842 shares held individually by Mr. Quis’ spouse.

(12)	Includes 8,716 shares held individually by Mr. Rufty’s spouse.

PROPOSAL 1
APPROVAL OF THE ISSUANCE OF SHARES OF
COMMON STOCK UNDER THE INVESTMENT AGREEMENT

The implementation of Proposal 1 is conditioned on shareholder approval of Proposal 2. Shareholders who wish to approve Proposal 1 should also vote to approve Proposal 2.

On February 22, 2011, the Company’s board of directors approved a resolution to issue shares of common stock under the Investment Agreement (the “Investment Agreement”), dated February 23, 2011, by and among the Company, the Bank and Piedmont Community Bank Holdings, Inc. (“Piedmont”). Pursuant to the Investment Agreement, Piedmont has agreed to purchase from the Company, subject to certain conditions, for cash consideration of $75.0 million, 18,750,000 shares of common stock at a purchase price of $4.00 per share (the “Investment”). A copy of the Investment Agreement is included as Appendix A to this Proxy Statement and was also filed in its entirety, including all exhibits thereto, as Exhibit 10(xxxix) to the Company’s annual report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2011.

The Investment Agreement also provides that Piedmont will conduct a tender offer to purchase up to 6,442,105 issued and outstanding shares of the Company’s common stock, which represents approximately 66 2/3% of the shares of our currently outstanding common stock, from existing shareholders at a price of $4.75 per share (the “Tender Offer”). The Tender Offer will not be commenced until after, and is contingent upon, the receipt of all required regulatory approvals pursuant to the terms of the Investment Agreement.

This proxy statement is neither an offer to purchase nor a solicitation of an offer to sell securities. Piedmont will file a tender offer statement on Schedule TO with the Securities and Exchange Commission. The Company’s shareholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed with the Securities and Exchange Commission because they contain important information about the proposed transaction.

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Reasons for Seeking Shareholder Approval

Because the Company’s common stock is listed on the NASDAQ Stock Market LLC (“NASDAQ”), the Company is subject to NASDAQ’s rules and regulations. NASDAQ Listing Rule 5635(d) requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price per share of less than the greater of book value or market value of the stock.

Under NASDAQ Listing Rule 5635(b), companies are required to obtain shareholder approval prior to the issuance of securities when the issuance or potential issuance would result in a “change of control” as defined by NASDAQ. NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b).

Assuming the existence of a quorum, this proposal will be approved if the number of shares voted in favor of the proposal to approve the issuance of shares of common stock under the Investment Agreement exceeds the number of shares voted against the proposal. As such, abstentions and broker non-votes will not affect the outcome of the vote.

Background and Reasons for this Proposal

The Company’s financial performance has been materially affected by the recession, which has caused significant deterioration in real estate values in the markets served by the Company, especially in the coastal regions of North Carolina. While the Company and the Bank have always remained “well capitalized” in accordance with federal regulatory guidelines, the Company has reported significant losses in the fiscal years ending December 31, 2009 and 2010 and it has seen its nonperforming assets, primarily secured by real estate, materially increase. The board of directors has continually monitored the Company’s financial performance and taken steps that, in their judgment, they thought appropriate under the circumstances, given the resources available to the Company to implement measures to rectify and correct many of the issues underlying the downturn in financial results. Management has always considered and brought to the board’s attention all potential strategic alternatives and has monitored the actions of its peer financial institutions to gain as much knowledge of the plausible and feasible methods utilized by others to improve the Company’s financial performance. Since the Company’s loan portfolio comprises its largest single earning asset, management has continuously monitored it and has conducted periodic stress tests of the entire portfolio to assess potential future losses and its consequent impact on the capital accounts of the Company.

During the fourth quarter of 2009 and the first quarter of 2010, the Company evaluated the sale of common stock in an underwritten public offering as a method to raise capital for the Company, but determined that market conditions were not favorable to such a transaction. On July 14, 2010, executive management updated the executive committee of the board of directors of the Company regarding certain capital planning and other strategic matters. Included in that update was information regarding an exploratory meeting held with Piedmont about a possible capital infusion into the Company. The committee also was apprised of the interest of a private equity firm, which suggested that significant equity could be infused into the Company by another North Carolina financial institution funded by the private equity firm. Management reported to the committee that a meeting had been held with representatives of the lead private equity firm that would raise the necessary capital for such transaction, along with representatives of the executive management of the third party financial institution. The discussion with such parties centered on the structure of such a transaction and it was learned that dialogue had already taken place between the private equity firm, the third party financial institution, and federal banking regulators about the concept of investing in other banks. While the Company was not a specific discussion point with the federal regulators, the private equity firm and third party financial institution were looking for a financial institution that could be recapitalized and be put in a position to make strategic acquisitions of other financial institutions with an eventual “roll up,” or combination of all acquired institutions into one financial entity. The committee was advised that nothing specific was proposed to the Company in the way of an investment amount or viability of the transaction, but the discussion was more of an exploratory discussion. This led to a wide-ranging discussion among members of the executive committee regarding the benefits of a transaction of this nature to the shareholders of the Company. The conclusion was to authorize management to learn more about such a potential transaction. It was determined that the best manner to advance a discussion of this nature would be to seek a nonbinding letter of intent from the third party financial institution. The committee then authorized executive management to continue a dialogue with both the third party financial institution and the private equity firm and to execute a mutual nondisclosure agreement to keep all such conversations and sharing of information at the highest level of confidentiality.

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In the latter part of July 2010, the Company’s board of directors prepared for a comprehensive strategic planning session. In preparation for that session, executive management reviewed in detail the current financial condition of the Company including details of the previous two years and the changes that had been, and would continue to be made to improve the Company’s financial performance. In advance of the meeting each director was provided with a meeting agenda and the Company’s 2009 strategic plan, which was the most current. Prior to the meeting, the board of directors discussed the various forms and sources of capital that could be available to the Company and also discussed the potential acquisition/merger opportunities that may be available to the Company. On July 27, 2010, the board of directors held the strategic planning session. The session involved a review of the current financial condition of the Company, the process for a strategic plan for the short term (3-5 years) and beyond, the strategies, tactics and goals needed to achieve the short-term plan, the development of multiple strategies that could be pursued simultaneously for both the short-term and long-term strategic plan and other items for the board and management to focus upon in accomplishing the foregoing.

During the strategic planning session, the board of directors concluded that raising equity capital or affiliating with a well capitalized financial institution should be the highest priority of management in the short term. From August 2010 through the end of October 2010, management kept the board apprised of its discussions regarding potential alternatives. During this period, management was engaged in separate discussions with six financial institutions, including Piedmont, and seven private equity firms regarding a capital infusion. In each case a nondisclosure agreement was executed between the Company and the potential interested party. Additionally, during this period of time, executive management interviewed three separate investment banking firms with expertise in both raising equity and mergers and acquisitions for financial institutions. In mid-October 2010, the financial institution that previously had approached the Company with a “roll up” strategy presented a non-binding letter of intent to the Company. This letter of intent was substantially different from what had previously been discussed with executive management in that it contemplated the acquisition of the Company through a merger. Shortly thereafter, the board of directors hired Howe Barnes Hoefer & Arnett, Inc. (“Howe Barnes”) to act as financial advisor to the Company in connection with a possible business combination through all possible methods including, but not limited to, a tender offer, merger, sale or exchange of stock and purchase of all or substantial part of the assets of the Company.

After consultation with counsel and its financial advisor, the Company advised the financial institution proposing the non-binding indication of interest that the Company had a serious interest in pursuing a transaction, but not under the terms and conditions as proposed. The board of directors submitted a written response to the financial institution outlining the board’s proposed transaction structure which consisted of either a “merger of equals” of the two companies while simultaneously conducting a capital raise, or, for the financial institution to secure the necessary capital through private equity funds and subsequently make an acquisition of the Company. The financial institution responded to the Company’s letter indicating that it would proceed with its proposed capital raise and would revisit the indication of interest in more detail as it neared completion of the capital raise.

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Howe Barnes attended the October 26, 2010 and November 8, 2010 meetings of the Company’s board of directors and provided an overview of the ongoing conversations that were taking place with the interested parties and provided an update of the merger and acquisition environment for financial institutions generally.

Howe Barnes reviewed with the board the process that it was undertaking on behalf of the Company with each of the interested parties and noted that, at the Company’s direction, a virtual data room had been established with a substantial amount of confidential information about the Company and that interested parties were being granted access to this information once they signed a non-disclosure agreement with the Company. Howe Barnes also reported that an independent review of the Bank’s loan portfolio was being conducted, which would be shared with all interested parties. At that time a tentative guideline for further discussions with interested parties was established.

At the board meeting on December 21, 2010, the board of directors received a confidential presentation from Howe Barnes regarding activities on behalf of the Company in connection with its strategic alternative discussions. Howe Barnes noted that it had received a proposal from one of the parties on December 20, 2010 and expected three additional proposals, including one from Piedmont, to be submitted to the Company by the close of business on December 23, 2010. Howe Barnes noted that three of the four parties, including Piedmont, had made extraordinary efforts to learn more about the Company both through use of the virtual data room and by asking both Howe Barnes and individuals at the Company additional questions. It was also noted that the independent third party loan review had been shared with three of the parties while one of the interested parties preferred to perform its own loan review in the event that its proposal be deemed by the board to be the most attractive. Howe Barnes presented to the board of directors an analysis of the amount of capital that would need to be raised by the Company if it were to conduct a private or public capital raise. Howe Barnes advised the board of directors that the amount of capital that would be needed to address potential asset quality issues, to permit the Company to pay off its obligation to the U.S. Treasury under the Capital Purchase Program, and to have at least a 12% total risk based capital ratio would result in significant dilution to book value and ownership. Howe Barnes then reviewed the maximum transaction value that could be paid by each potential strategic partner without diluting their book value. A detailed discussion ensued among the directors regarding various acquisition scenarios including the form of consideration (i.e. cash versus stock), the quality of potential acquirors and the potential value of their common stock. Howe Barnes also noted the most recent bank acquisition in North Carolina and reviewed the specifics of that transaction with the board. After consideration of all of the information presented, it was noted that two of the potential strategic partners, including Piedmont, requested the opportunity to meet separately with the board of directors. It was also noted that one of the other potential partners had withdrawn itself from consideration to pursue another potential transaction, and the fourth potential acquirer, which had shown the least amount of interest, did not request to meet with the board and did not make a proposal. The board of directors elected to schedule the two meetings with the potential acquirers before year end.

On December 23, 2010, Piedmont presented its proposal to the Crescent board of directors. On December 29, 2010, the Crescent board of directors met to consider the proposals, and postponed the second requested meeting by the other party due to the lack of comparability of its proposal to that of Piedmont’s proposal. Specifically, the other party’s proposal consisted of a 100% acquisition of the Company by means of a merger at a per share price below that of the per share price offered by Piedmont. As part of its proposal, Piedmont requested that the parties enter into a 45-day exclusivity agreement to permit it to conclude its due diligence. Howe Barnes reviewed Piedmont’s proposed term sheet and exclusivity agreement and after a discussion by the board of directors, it was unanimously determined to approve the Piedmont exclusivity agreement and term sheet provided, however, that certain elements were to be negotiated and agreed upon by the President and Chief Executive Officer of the Company with advice of the Company’s counsel and its financial advisor. Thereafter, extensive discussions and negotiations ensued during the following days and on January 5, 2011 a 45-day exclusivity agreement was executed and delivered.

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On January 19, 2011, Piedmont’s counsel delivered an initial draft of the Investment Agreement to Crescent’s counsel. After such date, and continuing until February 23, 2011, Piedmont’s counsel and the Company’s counsel exchanged drafts of the Investment Agreement and other ancillary documents, and engaged in teleconference calls regarding such transactional agreements. On a number of these occasions, representatives of Howe Barnes, Piedmont, and the Company participated in the discussions.

Piedmont’s term of exclusive negotiations with Crescent pursuant to the exclusivity agreement was scheduled to expire at midnight on February 19, 2011. Piedmont requested an extension of the exclusivity agreement to allow for additional time to finalize the details of the Investment Agreement. The parties agreed to extend exclusivity through midnight on February 23, 2011.

On February 22, 2011 the board of directors met to receive a presentation from its counsel and financial advisor regarding the Investment Agreement. The board of directors received an Executive Summary of the Investment Agreement and a substantially final draft of the Investment Agreement in advance of the meeting. They also received proposed formal resolutions for their consideration should they determine that the transaction with Piedmont would be in the best interests of the Company and its shareholders. The board of directors also received a detailed presentation from its financial advisor regarding the proposal and the verbal opinion that was later confirmed in writing that both the price of $4.00 per share for the issuance of 18,750,000 shares of newly issued shares of the common stock of the Company and a tender offer at $4.75 per share for up to 67% of the issued and outstanding shares of the Company were fair, from a financial point of view, to the existing shareholders of the Company. After extensive discussion among the board of directors, the Investment Agreement was unanimously approved and on February 23, 2011 the Investment Agreement was executed by both parties.

The Company is now seeking shareholder approval to issue shares of common stock pursuant to the terms of the Investment Agreement to strengthen its capital position and that of the Bank and to support the Company’s future strategic growth opportunities. If the issuance of shares under the Investment Agreement is approved and the proposed transactions are consummated, the Company will receive $75.0 million in gross proceeds from the Investment. If the Company is unable to complete the Investment, it would materially and adversely affect the Company’s business, financial results and prospects.

The proceeds of the Investment are expected to be used to provide capital to the Bank to support its operations and/or for general corporate purposes. At this time, the Company cannot estimate with any reasonable certainty what percentages of the proceeds will be utilized for any particular purpose.

Effect of this Proposal

The issuance of shares of common stock under the Investment Agreement will not affect the rights of the holders of currently outstanding shares of the Company’s common stock, but the shares issued pursuant to the Investment will cause substantial dilution to existing shareholders’ voting power and in the future earnings per share of their common stock. When additional shares of common stock are issued under the Investment Agreement, such new shares will have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid.

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If this proposal is approved and other closing conditions are satisfied, the Company will issue 18,750,000 shares of common stock to Piedmont, which will result in Piedmont owning approximately 66% of the Company’s issued and outstanding shares of common stock. Assuming Piedmont completes the Tender Offer and the maximum number of the Company’s issued and outstanding shares of common stock are validly tendered by shareholders, Piedmont would own approximately 89% of the issued and outstanding shares of the Company’s common stock. The Company currently anticipates that it will remain a public company, with its common stock registered under the Securities and Exchange Act of 1934 and listed on NASDAQ, following completion of the transaction contemplated by the Invesstment Agreement.

Summary of the Investment Agreement

A summary of the Investment Agreement is provided below for the information of our shareholders. Shareholders of our common stock should bear in mind that they are not voting to approve the Investment Agreement, but instead to approve the issuance of shares of common stock to Piedmont pursuant to the terms of the Investment Agreement. This summary is subject to and qualified in its entirety by reference to the copy of the Investment Agreement included as Appendix A to this Proxy Statement. The Investment Agreement was also filed in its entirety, including all exhibits thereto, as Exhibit 10(xxxix) to the Company’s annual report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2011.

General. On February 23, 2011, the Company, the Bank, and Piedmont, entered into the Investment Agreement, pursuant to which Piedmont agreed to purchase, subject to certain conditions, for $75,000,000 in cash, 18,750,000 newly issued shares of common stock, $1.00 par value per share, of the Company, at a purchase price of $4.00 per share. Piedmont has also agreed, subject to certain conditions, to commence a tender offer to purchase up to 6,442,105 shares of the Company’s outstanding common stock at a price of $4.75 per share. This represents two-thirds of the shares of the Company’s common stock currently outstanding, and assuming all such shares were tendered, could result in Piedmont owning, when combined with the $75,000,000 investment in newly issued shares, approximately 89% of the Company’s common stock. The tender offer will commence within five business days following the receipt of required regulatory approvals for the transaction.

Reincorporation. The Agreement requires that the Company reincorporate as a Delaware corporation immediately prior to closing of the Investment. The reincorporation will be effected through a merger of the Company with and into a newly formed Delaware corporation organized as a subsidiary of the Company. Please see Proposal 2 for further information regarding the proposed reincorporation of the Company as a Delaware corporation.

Conditions to Closing. Consummation of the transaction is subject to a number of conditions, including (1) receipt of all required regulatory approvals, which include approvals of the Federal Reserve Bank and the North Carolina Commissioner of Banks and (2) the approval of the sale of common stock to Piedmont and of the Delaware reincorporation by the Company’s common and preferred shareholders at the Special Meeting. Piedmont’s obligation to close the transaction is contingent on certain factors, including without limitation (1) that the representations and warranties of the Company and the Bank remain true and complete; (2) that the regulatory approvals obtained by Piedmont not contain any “burdensome condition” on Piedmont or its investors; (3) that the Company’s board of directors be reconstituted as described below under “Management”; (4) that Messrs. Carlton and Elder’s new employment agreements, and Mr. Carlton’s indemnification agreement, each of which were executed on February 23, 2011, remain in full force and effect, and that certain of the Bank’s other officers have entered into new employment agreements and/or certain other agreements ancillary to the Agreement; (5) that voting agreements, wherein each continuing board member agrees to vote his shares in favor of the Investment, remain in effect; and (6) that no material adverse effect on the Company or the Bank shall have occurred since September 30, 2010. Only the directors that have been selected to continue to serve in such capacity following the consummation of the Investment were required to enter into voting agreements. Members of the board of directors who will not continue to serve in such capacity after the closing of the Investment were not required to enter into voting agreements.

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Representations, warranties, and covenants. The Agreement contains customary representations, warranties, and various covenants on the part of the Company, the Bank, and Piedmont for a transaction of this type. The Agreement requires that the Company and the Bank conduct their business in the ordinary course until the consummation of the tender offer, including, among other restrictions, making capital expenditures of over $100,000 individually, or $1,000,000 in the aggregate, entering into, amending, or canceling material contracts, issuing stock, declaring or paying dividends, selling assets in excess of $1,000,000 (other than residential mortgage loans), incurring new indebtedness, making acquisitions, opening, closing, or moving branch offices, amending the charter or bylaws, altering compensation, or making or renewing loans above certain dollar thresholds.

Termination. The Agreement may be terminated in a number of situations, including (1) by the mutual written agreement of the Company and Piedmont; (2) by either party if the closing does not occur within nine months of the date of the Agreement (but not if the terminating party is responsible for the failure to close the transaction); (3) by either party if a government entity issues an order or takes any final, nonappealable action prohibiting any of the transactions contemplated by the Agreement; (4) by either party if the other party is in breach of any representation, warranty, covenant, or agreement and the terminating party has not breached any of its representations, warranties, covenants, or agreements; (5) by Piedmont if the Company breaches any of its covenants in connection with a third-party acquisition proposal or if the Company’s board withdraws or modifies its recommendation that the Company’s shareholders approve the transaction and the reincorporation merger, or the recommendation with respect to Piedmont’s tender offer; or (6) by either party if the Company’s shareholders do not approve the transaction and the reincorporation merger.

There are fees associated with terminating the Agreement in certain situations. If Piedmont terminates the Agreement following the Company board’s adverse recommendation to the shareholders and the shareholders’ failure to approve the transaction, then the Company must pay Piedmont an expense reimbursement of $1,000,000 within two days of the termination. If any of (1) Piedmont terminates the Agreement because the Company or the Bank has breached its representations, warranties, or covenants, (2) the Company’s board of directors changes its recommendation to its shareholders regarding approval of the transactions contemplated by the Agreement, or (3) shareholder approval is not obtained, and either (x) the Company and/or the Bank completes a transaction within eighteen months of the termination of the Agreement with a party making a proposal to acquire the Company and/or the Bank that is deemed superior to the transactions contemplated by the Agreement, or (y) the Company or the Bank completes an acquisition within twelve months of the termination of the Agreement pursuant to which ten percent or more of the voting power of the Company’s stock or of the Company’s consolidated assets is acquired, then the Company must pay Piedmont $3,000,000 plus the $1,000,000 expense reimbursement. If the Company terminates the Agreement due to Piedmont’s breach, Piedmont must pay the Company the $1,000,000 expense reimbursement within two days of the termination.

Except as provided in the termination provisions described above, each party will bear its own costs and expenses in connection with the due diligence, negotiation, and preparation of the Agreement and actions taken to consummate the transaction contemplated by the Agreement, including legal fees, accounting and consulting fees, regulatory filing fees, and out-of-pocket expenses.

The Company also agreed to enter into a registration rights agreement with Piedmont at the consummation of the Investment whereby the Company will agree to file registration statements with the Securities and Exchange Commission when requested by Piedmont, subject to certain limits. The registration rights agreement will also entitle Piedmont to participate in underwritten offerings as a selling security holder, subject to certain limits.

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Management. Upon closing of the Investment, the board of directors of the Company, operating as the Surviving Corporation (as defined in Proposal 2), will consist of twelve members. Eight of these directors will be designated by Piedmont. The remaining four directors will be Brent D. Barringer, Michael G. Carlton, James A. Lucas, Jr., and Charles A. Paul, III, each of whom is a current member of the Company’s board. Under the terms of the Investment Agreement, Scott Custer will become chief executive officer of the Surviving Corporation and Michael G. Carlton, currently president and chief executive officer of the Company and the Bank, will remain president of the Surviving Corporation and will continue to serve as president and chief executive officer of the Bank. Bruce W. Elder, currently vice president, secretary and principal accounting officer of the Company and senior vice president and chief financial officer of the Bank, will remain vice president, secretary, and principal accounting officer of the Surviving Corporation and will remain senior vice president and chief financial officer of the Bank.

Directors’ and Officers’ Liability Insurance. The Investment Agreement provides that the Company will purchase tail insurance coverage under its current policies of directors’ and officers’ liability insurance (or a policy with equivalent coverage from another insurer), for a term of six (6) years from the closing date of the Investment. This insurance policy is intended to cover claims arising from facts or events which occurred prior to and through and including the closing.

Voting Agreements

Messrs. Barringer, Carlton, J. Lucas, and Paul, each of whom will continue as a director of the Surviving Corporation and will be appointed to the board of directors of Piedmont following the consummation of the transaction, have entered into voting agreements with Piedmont. The voting agreements require that each such individual vote his shares in favor of the transactions contemplated by the Investment Agreement and in favor of the Reincorporation. In addition, the voting agreements restrict shares owned by each such individual or his related interests from being tendered in the Tender Offer.

Interests of the Company’s Directors and Executive Officers in the Proposal

Certain of the Company’s directors and executive officers have an interest in this Proposal 1 as a result of their ownership of shares of common stock, as set forth in the section entitled “Beneficial Ownership of Voting Securities” above. In addition to their interests in this Proposal 1 as a result of their ownership of shares of common stock, certain of the Company’s directors and executive officers also have interests in this Proposal 1 because the approval of the issuance of shares of Common Stock hereunder and the consummation of the related transactions contemplated by the Investment Agreement will result in compensation or benefits other than in their capacities as shareholders. The independent members of the Company’s board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the Investment Agreement and in recommending the approval of this Proposal 1 to the shareholders.

Agreements with Executive Officers. The Investment Agreement requires the Company, the Bank, and each entity’s respective executive officers and certain other employees to take, or consent to, certain actions or amendments designed to modify what benefits such officer or employee would otherwise be entitled to under existing employment agreements and benefit plans of the Company and the Bank upon consummation of a change in control transaction such as the Investment. In furtherance of the requirements of the Investment Agreement, each named executive officer of the Company, which includes Messrs. Carlton, Elder, Betts, Vaughn, and Holder, have entered into a new employment agreement that will become effective only upon closing of the Investment.

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Severance Within 12 Months after the Closing of the Investment. Pursuant to the terms of those new agreements, each executive officer would be entitled to certain severance benefits if the Bank terminates the executive’s employment without “cause” or the executive resigns for “good reason” within twelve (12) months following consummation of the Investment. In such event, each executive officer would be entitled to a lump sum payment equal to one times his annual compensation (three times his annual compensation for Mr. Carlton), reduced by the amount of any retention payment(s) paid under the respective employment agreement. If the closing of the Investment occurs in 2011 and each executive’s employment is terminated, either due to a termination without cause or the executive’s resignation for good reason, immediately following the closing of the Investment and prior to receipt of any retention payment, the estimated lump sum cash severance payments due under the new employment agreements would be: for Mr. Carlton - $960,000, for Mr. Elder - $180,000, for Mr. Betts - $189,800, for Mr. Holder - $170,000, and for Mr. Vaughn - $184,000. An executive’s right to receive any triggered benefit would be contingent upon the executive signing a release of claims against the Bank and its affiliates. Mr. Carlton would also become fully vested in any awards under any stock option, stock incentive, or other non-qualified plans, programs, or arrangements if certain contingencies are met. The Bank would also continue to provide health insurance coverage to Mr. Carlton and his eligible dependents covered by the Bank’s group health plan at the time his employment is terminated, either by the Bank without cause or by Mr. Carlton for good reason, on the same terms and conditions provided to active employees. Such coverage will be provided for the duration of Mr. Carlton’s COBRA coverage period or, if earlier, until he becomes eligible for substantially similar health coverage provided by a subsequent employer. If the benefit payments payable to Mr. Carlton upon the termination of his employment following a change in control of the Bank or its affiliates would be subject to the excise tax under Section 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”), the Bank would pay Mr. Carlton an amount equal to the sum of the Excise Tax payable by Mr. Carlton under Code Section 4999 (the “Excise Tax Payment”), and the amount necessary to provide the Excise Tax Payment net of all income, payroll, and excise taxes. An executive’s right to receive any severance payments described in this paragraph upon the executive’s termination of employment would be contingent upon the executive signing a release of claims against the Bank and its affiliates.

Severance More than Twelve Months After the Closing of the Investment. If the named executive officers’ employment is terminated without cause more than twelve (12) months following consummation of the Investment, and such termination occurs during the term of the employment agreement, the new employment agreements provide for a different severance benefit. Under that scenario, in the case of each executive other than Mr. Carlton, the applicable executive would be entitled to continued salary installment payments for a period equal to the lesser of twelve months or the remaining term of the employment period under the applicable agreement. Mr. Carlton would be entitled to a similar benefit under his new employment agreement, with the exception that (i) he would be entitled to continued salary installment payments for a period equal to the lesser of eighteen (18) months or the remaining term of the employment agreement, and (ii) he would be entitled to such continued salary payments if his employment is terminated by the Bank without cause or if he resigns for good reason more than twelve (12) months following the consummation of the Investment. The executives’ right to receive the continued salary payment benefits would also be subject to executive signing a release of any claims against the Bank and its affiliates.

Retention Payments. The new employment agreements of the named executive officers provide the executives with the opportunity to receive retention payments in the event the executives satisfy certain continued service thresholds after the closing of the Investment. Mr. Carlton and Mr. Elder will each be entitled to a lump-sum cash retention payment of, in the case of Mr. Carlton, $300,000 and, in the case of Mr. Elder, $50,000 if the respective executive remains employed by the Bank on the sixtieth day following the closing of the Investment. Additionally, each executive officer is entitled to receive lump-sum, cash retention payments if he continues to be employed by the Bank on the first anniversary of the closing of the Investment, with such retention payment amounts being as follows: for Mr. Carlton - $300,000; for Mr. Elder - $75,000; for Mr. Betts - $75,000; for Mr. Holder - $50,000; and for Mr. Vaughn - $50,000. The executive’s right to receive the retention payment is subject to executive signing a release of any claims against the Bank and its affiliates. As discussed above, if the executive becomes entitled to severance under the terms of the new employment agreement within 12 months after the consummation of the Investment, such severance will be reduced by the amount of any retention payments payable to the executive as of the date his employment is terminated.

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Freezing of Salary Accrual Benefits; Termination of Plan. Each of the named executive officers has an existing salary continuation agreement with the Bank that provides the executive with certain supplemental retirement benefits upon normal retirement or, in certain instances, upon an early termination of the executive’s employment. Under the terms of the new employment agreements, the executives consent to the freezing of accruals under their existing salary continuation agreements as of April 30, 2011. Each of the named executive officer’s respective salary continuation agreement has now been amended to effect the freezing of the accrual benefit as of April 30, 2011, which freezing will occur regardless of whether the Investment is consummated. Under the terms of the new employment agreements, and subject to any delay in payment that may be necessitated to avoid imposition of a tax on the executives under Section 409A of the Internal Revenue Code of 1986, the Bank has agreed to terminate all of the salary continuation agreements and, if not already paid, pay out the accrual balances to the executives within thirty days of the closing of the Investment. The salary continuation agreements have also been amended to permit the Bank to unilaterally terminate the agreements; provided, however, such termination shall not reduce the accrual balance under the agreements and, to the extent not already vested, the executives shall be vested and the accrual balances paid out to the executives in the event of such subsequent, unilateral termination by the Bank. If the Investment is consummated, and if all of the Bank’s existing salary continuation agreements (including any other existing salary continuation agreement between the Bank and other employees) are subsequently terminated by the Bank, the executives will be entitled to receive the following lump-sum cash benefits: for Mr. Carlton - $877,119; for Mr. Elder - $244,415; for Mr. Betts - $149,651; for Mr. Holder - $308,548; and for Mr. Vaughn - $255,469. In accordance with generally accepted accounting principles, the Bank has been accruing these benefit balances in order to fulfill its obligations to the executives under the salary continuation agreements since these agreements were originally executed, which in the cases of Mr. Carlton, Mr. Elder, and Mr. Holder was on October 1, 2003, and in the cases of Mr. Betts and Mr. Vaughn was on October 24, 2007.

No Preemptive Rights

The holders of the Company’s common stock have no preemptive rights with respect to the transaction contemplated by the Investment Agreement or to any future issuances of common stock. However, the terms of the Investment Agreement provide that the shareholders of the Company will have an opportunity to participate in a rights offering under certain circumstances. Specifically, if the Company consummates one or more subsequent placements of securities within any 12-month period during the 24-month period following the closing date of the Investment, and the gross proceeds of such one or more subsequent placements exceed $10,000,000 in the aggregate, then as promptly as reasonably practicable following the expiration of such 12-month period the Company is required to conduct a rights offering of common stock to its shareholders of record (other than certain excluded persons) in accordance with the terms and conditions of Section 6.1 of the Investment Agreement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THE INVESTMENT AGREEMENT.

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PROPOSAL 2: APPROVAL OF A PROPOSED AGREEMENT AND PLAN OF MERGER,
WHICH PROVIDES FOR THE REINCORPORATION OF THE COMPANY
FROM NORTH CAROLINA TO DELAWARE AND TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT THE REINCORPORATION

On March 22, 2011, the board of directors approved an Agreement and Plan of Merger that would provide for the reincorporation of the Company from a North Carolina chartered corporation to a Delaware chartered corporation (the “Reincorporation”), by means of a merger of the Company with and into Crescent Financial Bancshares, Inc. (the “Merger Sub”). The Merger Sub is a Delaware chartered corporation, wholly-owned by the Company, and will be the surviving corporation in the merger (the “Surviving Corporation”). As a result of the merger, each share of common stock and preferred stock of the Company issued and outstanding at the effective time of the merger will automatically be converted into a share of common and preferred stock, respectively, of the Surviving Corporation immediately following the merger. The name of the Delaware corporation that will be the successor to the Company will be Crescent Financial Bancshares, Inc.

The purpose of the Reincorporation is to enable the Company to satisfy a pre-condition to the Investment Agreement. The Reincorporation will not occur until the Company is substantially certain that the Investment will be consummated, and as a result, even if authorized, it is possible that the Company will not effect the Reincorporation.

The Reincorporation will reincorporate the Company from North Carolina to Delaware, where a majority of publicly-traded corporations are chartered. Reincorporation would allow the Company to take advantage of the certainty provided by extensive Delaware case law, to access the specialized Chancery Courts, to help in the recruitment and retention of qualified independent directors due to the more tested exculpation and indemnification provisions permitted under Delaware law, and to have greater flexibility in the declaration and payment of dividends to our shareholders. The board of directors believes that the Reincorporation is in the best interests of the Company and its shareholders.

Shareholders are urged to read this section of the Proxy Statement carefully, including the related Appendices referenced below and attached to this Proxy Statement, before voting to approve the Agreement and Plan of Merger and authorize the Reincorporation. The following discussion summarizes material provisions of the Reincorporation. This summary is subject to and qualified in its entirety by the Certificate of Incorporation of the Surviving Corporation to be effective immediately following the Reincorporation (the “Delaware Certificate”), in substantially the form attached hereto as Appendix B, the bylaws of the Surviving Corporation to be effective immediately following the Reincorporation (the “Delaware Bylaws”), in substantially the form attached hereto as Appendix C, and the Agreement and Plan of Merger (also referred to in this proxy statement as the “Reincorporation Agreement”) that will be entered into by the Company and Merger Sub in substantially the form attached hereto as Appendix D. The exhibits to the Reincorporation Agreement are attached as Appendices C and D to this proxy statement. Copies of the Articles of Incorporation of the Company filed in North Carolina, as amended to date (the “North Carolina Articles”), and the bylaws of the Company, as amended to date (the “North Carolina Bylaws”), are available for inspection at the principal office of the Company and copies will be sent to shareholders free of charge upon written request.

Proxies solicited by the board of directors and returned by shareholders will be voted for the Reincorporation Proposal unless the shareholder specifies otherwise in the proxy.

Mechanics of the Reincorporation

The Reincorporation will be effected by the merger of the Company with and into Merger Sub, a wholly-owned subsidiary of the Company that has been recently incorporated under the Delaware General Corporation Law (the “DGCL”) for purposes of the Reincorporation. The Company will cease to exist as a result of the merger, and the Merger Sub will continue as the Surviving Corporation and will continue to operate the business of the Company. Assuming approval by the shareholders of the Company, the Company currently intends to cause the Reincorporation to become effective immediately before the consummation of the Investment.

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At the effective time of the Reincorporation (the “Effective Time”), the Surviving Corporation will be governed by the Delaware Certificate, the Delaware Bylaws and the DGCL. The Delaware Certificate and the Delaware Bylaws include provisions that do not exist in the current North Carolina Articles, North Carolina Bylaws or under the North Carolina General Corporation Law. However, the terms of the Series A Preferred Stock are the same under both the Delaware Certificate and the North Carolina Articles. See “Comparison of the Corporation Laws of North Carolina and Delaware” beginning on page 20.

In the event the Agreement and Plan of Merger providing for the Reincorporation is approved, upon effectiveness of the Reincorporation, each outstanding share of Company common stock will automatically be converted into one share of common stock of the Surviving Corporation and each outstanding share of preferred stock will automatically be converted into one share of preferred stock of the Surviving Corporation. In addition, each outstanding option to purchase shares of Company common stock will be converted into an option to purchase the same number of shares of the Surviving Corporation’s common stock with no other changes in the terms and conditions of such options. The Company’s other employee benefit arrangements including, but not limited to, equity incentive plans with respect to issued unvested restricted stock, will be continued by the Surviving Corporation upon the terms and subject to the conditions specified in such plans.

CERTIFICATES FOR SHARES IN THE COMPANY WILL AUTOMATICALLY REPRESENT SHARES IN THE SURVIVING CORPORATION UPON COMPLETION OF THE MERGER.

Upon the effectiveness of the Reincorporation, the name of the Company will change from Crescent Financial Corporation to Crescent Financial Bancshares, Inc. Other than the name change and change in corporate domicile, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of Company employees, including the Company’s management. Upon consummation of the Reincorporation, the daily business operations of the Company will continue as they are presently conducted at the Company’s principal executive office located at 1005 High House Road, Cary, North Carolina 27513. The consolidated financial condition and results of operations of the Surviving Corporation immediately after consummation of the Reincorporation will be the same as those of the Company immediately prior to the consummation of the Reincorporation. Furthermore, the Delaware Certificate will provide for the issuance of up to 75 million shares of common stock and 5 million shares of blank check preferred stock, whereas the North Carolina Articles currently authorize the issuance of up to 40 million shares of common stock and 5 million shares of blank check preferred stock. Upon effectiveness of the Reincorporation, the Surviving Corporation will be the successor in interest to the Company and the shareholders of the Company immediately before the merger will become shareholders of the Surviving Corporation immediately after the merger.

It is anticipated that the Investment will be consummated shortly after the Reincorporation. Upon closing of the Investment, the Surviving Corporation’s board of directors and executive officers will be modified as described under “Summary of the Investment Agreement – Management.”

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The board of directors may elect not to effect the Reincorporation if the board of directors determines that the Reincorporation is inadvisable for any reason. For example, it is not likely that the Reincorporation would be effected if the Investment Agreement were terminated. Additionally, the Reincorporation Agreement may be amended at any time prior to the Effective Time, either before or after the shareholders have voted to adopt the proposal, subject to applicable law. The Company will re-solicit the shareholders’ approval of the Reincorporation if the terms of the Reincorporation Agreement are changed in any material respect.

Principal Reasons for the Reincorporation

The board of directors believes that any direct benefit that the DGCL provides to a corporation indirectly benefits the shareholders, who are the owners of the Company. The board of directors believes that there are several reasons why a reincorporation to Delaware is in the best interests of the Company and its shareholders. As explained in more detail below, these reasons can be summarized as follows:
•	it is a condition to consummation of the Investment;
•	greater predictability, flexibility and responsiveness of the DGCL to corporate needs;
•	enhanced ability of Delaware corporations to attract and retain qualified independent directors; and
•	enhanced flexibility for declaring and paying dividends.

Predictability, Flexibility, and Responsiveness to Corporate Needs. Delaware has adopted comprehensive and flexible corporate laws which are revised regularly to meet changing business circumstances. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. In addition, Delaware offers a system of specialized Chancery Courts to deal with corporate law questions which have streamlined procedures and processes which allow for more efficient resolution of corporate disputes. These courts have developed considerable expertise in addressing complex corporate issues as well as a substantial and influential body of case law interpreting the DGCL, lending certainty and clarity to the statutory environment. The DGCL and Delaware’s administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that the DGCL will provide greater efficiency, predictability, and certainty in administering the Company’s legal affairs than is presently available under North Carolina law.

Qualified Directors and Officers.  The board of directors believes that reincorporation under Delaware law will enhance the Company’s ability to attract and retain qualified directors and officers as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. The DGCL offers greater certainty and stability from the perspective of those who serve as corporate officers and directors. The Company believes that the better understood and comparatively stable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, in the recruitment, from time to time, of talented and experienced directors and officers.

Additionally, the enhanced certainty regarding the indemnification of officers and directors and limitation of liability of directors under Delaware law enables corporations organized in Delaware to compete more effectively to seek out and retain qualified directors than their peer companies that are not organized in Delaware.

Enhanced Flexibility for Paying Dividends.  Delaware law is more flexible than North Carolina law with respect to payment of dividends. Delaware law generally provides that a corporation may declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over the capital associated with issuances of its common stock. Moreover, Delaware law permits a board of directors to reduce its capital and transfer such amount to its surplus.

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Under North Carolina law, a corporation may not make a distribution to shareholders if, after making such distribution, the corporation would be unable to pay its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. Regardless of whether the Company is organized as a North Carolina corporation or a Delaware corporation, the ability of the Company to declare and pay dividends to holders of its capital stock will be dependent on a large degree upon the amount of dividends that the Bank pays to the Company.

Possible Negative Considerations

Notwithstanding the belief of the board of directors as to the benefits to the shareholders of the Reincorporation, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states. The Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. It should also be noted that the interests of the board of directors, management, and affiliated shareholders in voting on the Reincorporation Proposal may not be the same as those of unaffiliated shareholders. For a comparison of shareholders’ rights and the power of management under Delaware and North Carolina law, see “The Charters and Bylaws of the Company and Merger Sub Compared and Contrasted” immediately below and “Comparison of the Corporation Laws of North Carolina and Delaware,” beginning on page 20. In addition, franchise taxes in Delaware may be greater than in North Carolina.

The board of directors has considered the potential disadvantages of the Reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.

The Charters and Bylaws of the Company and Merger Sub Compared and Contrasted

With certain exceptions discussed below, the provisions of the Delaware Certificate and Delaware Bylaws are similar to the North Carolina Articles and North Carolina Bylaws, respectively. However, the Reincorporation includes the implementation of certain provisions in the Delaware Certificate and Delaware Bylaws which are required by the DGCL and which may alter the rights of shareholders and the powers of management and reduce shareholder participation in certain important corporate decisions. In addition, shareholders will not be afforded the protections to which they are currently entitled under the North Carolina Shareholder Protection Act and the North Carolina Control Share Acquisition Act. These provisions may have anti-takeover implications and are described in detail below.

Approval by shareholders of the Reincorporation will constitute an approval of the inclusion in the Delaware Certificate and Delaware Bylaws of each of the provisions described below. In addition, certain other changes altering the rights of shareholders and powers of management could be implemented in the future by amendment of the Delaware Certificate following shareholder approval and certain such changes could be implemented by amendment of the Delaware Bylaws without shareholder approval. For a discussion of such changes, see “Comparison of the Corporation Laws of North Carolina and Delaware.” This discussion of the Delaware Certificate and Delaware Bylaws is qualified by reference to Appendices B and C attached hereto, respectively.

Change in authorized capitalization. The Delaware Certificate will authorize the issuance of up to 75 million shares of common stock and 5 million shares of blank check preferred stock, whereas the North Carolina Articles currently authorize the issuance of up to 40 million shares of common stock and 5 million shares of blank check preferred stock.

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Shareholder approval of merger, consolidation, and share exchange. The North Carolina Articles provide that any agreement, plan or arrangement providing for the merger, consolidation, or exchange of shares of the Company with any other corporation, foreign or domestic, or the sale, lease or exchange of all or substantially all of the assets of the Company requires the approval of at least two-thirds of the outstanding shares of all classes of the Company’s capital stock, voting together as a single class (unless class voting rights are specifically permitted for any class of capital stock of the Company). Notwithstanding this provision, the North Carolina Articles also provide that the requirement of approval of at least two-thirds of the outstanding shares of capital stock is not required if the transaction in question has been approved by a majority of the members of the Board of Directors unaffiliated with any other party to the proposed transaction.

The Delaware Certificate will not contain a provision requiring a super-majority vote in the case of a merger, consolidation, or share exchange involving the Company. Under the Delaware Certificate and the DGCL, in order for any such transaction to be approved, the votes cast for approval of the proposal must exceed the votes cast against approval.

Change in Number of Directors. Under the North Carolina Business Corporation Act, although a change in the number of directors must in general be approved by the shareholders, the board of directors may fix the exact number of directors within a stated range set forth in either the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. Any change outside of the established range or a change in the established range must be approved by the shareholders. The North Carolina Bylaws provide that a change in the stated range must be approved by a vote of the holders of at least a majority of the outstanding shares. The DGCL permits the board of directors alone to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws, if such power has been provided in the certificate of incorporation, unless the certificate of incorporation fixes the number of directors (in which case a change in the number of directors may be made only by an amendment of such certificate, which would require a vote of shareholders).

The North Carolina Bylaws establish a range of seven (7) to fifteen (15) directors, currently fixed by resolution of the board of directors at nine (9). The Delaware Bylaws provide for a range of five (5) to twenty-five (25) directors, which is anticipated to be set at twelve (12) directors in connection with the consummation of the Investment. Following the Reincorporation and the adoption of the Delaware Certificate, the approval of the shareholders would not be required to change the stated range of directors, as is the case in North Carolina. NASDAQ corporate governance rules require that the majority of a board of directors be independent and, therefore, as a practical matter, it would be difficult for the board of directors to dramatically increase its size beyond the current range and fill it with qualified, independent directors. The board of directors currently has eight of nine directors who are independent. If the Reincorporation is approved, the directors of the Company immediately prior to the Reincorporation will continue to serve as the directors of the Surviving Corporation following the Reincorporation, but only until such time as the Investment occurs. The Investment is expected to occur shortly after the Reincorporation, at which time the board of directors will be reconstituted in the manner described in Proposal 1 above.

Removal of Directors. The North Carolina Articles provide that a director may only be removed for “cause” by the shareholders represented by a majority of all shares entitled to vote at an annual or special meeting of the Company. The term “cause” is defined in the North Carolina Articles to mean (i) the criminal prosecution and conviction during the course of the director’s service as a director of this Company of an act of fraud, embezzlement, theft or personal dishonesty (excepting minor traffic and similar violations in the nature of a misdemeanor under North Carolina law), (ii) the prosecution and conviction of any criminal offense involving dishonesty or breach of trust, or (iii) the occurrence of any event resulting in a director being excluded from coverage, or having coverage limited as to the director when compared to other covered directors, under any of the Company’s fidelity bonds or insurance policies covering its directors, officers or employees. The Delaware Certificate does not contain an equivalent provision, and accordingly, pursuant to the DGCL, the directors of the Surviving Corporation may be subject to removal with or without cause.

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Filling Vacancies on the Board of Directors. Under North Carolina law, any vacancy on the board of directors may be filled by the shareholders or a majority of the remaining directors, even though less than a quorum, or by the sole remaining director.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. The Delaware Bylaws follow Delaware law and provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director.

Shareholder Proposal Notice Provisions. There is no specific statutory requirement under North Carolina or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations by shareholders and shareholder proposals for publicly owned companies are subject to federal securities laws, which generally provide that shareholder proposals that the proponent wishes to include in the Company’s proxy materials must be received not less than 120 days in advance of the anniversary of the date on which the proxy statement was released in connection with the previous year’s annual meeting.

The North Carolina Bylaws provide that notice of the name of any person to be nominated by any shareholder for election as a director of the Company at a meeting of shareholders shall be delivered to the Secretary of the Company at its principal executive office not later than September 30 of the year preceding the meeting of shareholders at which the nominee would stand for election and shall be accompanied by such nominee’s written consent to serve as a member of the board of directors if elected. In addition, the nomination must be accompanied by a certification that such nominee: (i) has owned at least 1,000 shares of the Company’s common stock for the twelve (12) months preceding the nomination; (ii) commits to own a minimum of 5,000 shares by the end of the first three years of service as a director of the Company; and (iii) has business, economic and residential ties to the Company’s market area. The North Carolina Bylaws do not provide an additional advance notice requirement beyond federal securities laws with respect to other shareholder proposals.

The Delaware Bylaws require that to be timely, a shareholder proposal (including those for director nominations or for any other matters) to be presented at an annual meeting shall generally be delivered to the Secretary of the Company at its principal executive office not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting. This provision applies whether the shareholder is seeking to have its proposal(s) included in the Company’s proxy statement pursuant to Rule 14a-8 or whether the stockholder intends to prepare and mail its own proxy statement. The notice provision generally requires that the notice contain specific information about the party making the proposal, and if a stockholder nominee, such person. Such information includes, in the case of a stockholder nominee, all information that would be required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to the Securities Exchange Act of 1934 and regulations promulgated thereunder, information regarding any insider transactions, such person’s written consent to be nominated and to serve if elected. Each stockholder proposal for other business must include a brief description of the proposal and the reasons for conducting such business at the meeting. In all cases, proposals must be accompanied by additional required information, including but not limited to the following: the name and address of the stockholder making the proposal, the class or series and number of shares of the Company’s capital stock that are directly or beneficially owned, a description of any proxy, contract or arrangement pursuant to which the stockholder has the right to vote any shares or other securities of the Company, a description of any agreement, arrangement, or understanding with respect to the nomination or proposal, and certain other representations as specified in Section 3.8 of the Delaware Bylaws.

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Comparison of the Corporation Laws of North Carolina and Delaware

The following discussion provides a comparison between the North Carolina Business Corporation Act and the DGCL beyond those discussed in “The Charters and Bylaws of the Company and Merger Sub Compared and Contrasted” above. It is not an exhaustive comparison of the corporate laws of the two states. Accordingly, all statements herein are qualified in their entirety by reference to the respective laws of North Carolina and Delaware.

Shareholder Voting in Acquisitions. The North Carolina and Delaware laws are substantially similar in terms of when shareholder approval is required for a corporation to undertake various types of acquisition transactions. Both North Carolina and Delaware law generally require that a majority of the shareholders of both the acquiring and target corporations approve a statutory merger. In addition, both North Carolina and Delaware law require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation selling its assets.

The DGCL does not require a shareholder vote of the surviving corporation in a merger (unless provided otherwise in the corporation’s certificate of incorporation) if:

•	the merger agreement does not amend the existing certificate of incorporation;
•	each share of stock of the surviving corporation outstanding immediately before the transaction is an identical outstanding share after the merger; and

Either:
•	no shares of common stock of the surviving corporation (and no shares, securities or obligations convertible into such stock) are to be issued in the merger; or
•
the shares of common stock of the surviving corporation to be issued in the merger (including shares issuable upon conversion of any other shares, securities or obligations to be issued in the merger) do not exceed twenty percent (20%) of the shares of common stock of the surviving corporation outstanding immediately prior to the transaction.

North Carolina law contains a similar exception to its voting requirements for mergers, where the number of voting or participating shares outstanding immediately after the merger, plus the number of voting or participating shares issuable as a result of the merger, will not exceed by more than 20% the total number of voting or participating shares of the surviving corporation outstanding immediately before the merger.

Limitations on Certain Business Combinations. Delaware, like a number of states, has adopted special laws designed to make certain kinds of “unfriendly” corporate takeovers, or other non-board approved transactions involving a corporation and one or more of its significant shareholders, more difficult.

Under Section 203 of the Delaware statute, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested shareholder” for three years following the date that such person or entity becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or entity that owns, individually or with or through other persons or entities, fifteen percent (15%) or more of the corporation’s outstanding voting stock (including rights to acquire stock pursuant to options, warrants, an agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and also stock as to which the person has voting rights only). The three-year moratorium imposed by Section 203 on business combinations does not apply if:

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•
prior to the date on which the interested shareholder becomes an interested shareholder, the board of directors of the corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested shareholder;

•
upon consummation of the transaction that makes the person or entity an interested shareholder, the interested shareholder owns at least eighty-five percent (85%) of the corporation’s voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining voting stock outstanding, shares owned by directors who are also officers of the corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or

•
on or after the date the person or entity becomes an interested shareholder, the business combination is approved both by the board of directors and by the shareholders at a meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested shareholder.

In the present case, the Surviving Corporation will have expressly elected in the Delaware Certificate not to be governed by Section 203.

In contrast to the DGCL, North Carolina law does not explicitly limit the business combinations discussed above, but it has other similar provisions, including the Shareholder Protection Act (the “SPA”) and the Control Share Acquisition Act (the “Control Share Act”). Both the SPA and the Control Share Act apply only to public corporations, such as the Company.

With respect to the SPA, that statute requires the affirmative vote of ninety-five percent (95%) of the voting shares of a North Carolina corporation to approve a “business combination” with any “other entity” if that other entity is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the voting shares of the corporation, or if the “other entity” has ever been a twenty percent (20%) holder and is still an “affiliate.” The SPA can be an effective deterrent, but its broad scope and rigidity may block some favorable transactions and may actually make some defenses to hostile takeovers more difficult.

Also designed to guard against hostile takeovers, North Carolina’s Control Share Act provides that a person who acquires “control shares” in a “control share acquisition” loses the right to vote those shares unless such voting rights are granted by a majority of all outstanding voting shares of the corporation other than “interested shares”. Both the SPA and the Control Share Act are different from provisions found in the DGCL, but none of the SPA, the Control Share Act or Section 203 of the DGCL will apply after the Reincorporation.

Cumulative Voting. Under North Carolina law, the right of cumulative voting can be granted to the shareholders of any North Carolina corporation by provision in the articles of incorporation stating that all, or a designated voting group of shareholders, are entitled to cumulate their votes for directors. In addition, the articles of incorporation or a valid shareholders’ agreement can prescribe a special right of cumulative voting with any modifications or extra provisions that may be desired. The North Carolina Articles do not contain a provision stating that shareholders are entitled to cumulate their votes for directors. Under the DGCL, cumulative voting in the election of directors is permitted if provided for in a Company’s Certificate of Incorporation. The Delaware Certificate does not provide for cumulative voting.

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In an election of directors under cumulative voting, each share of voting stock is entitled to vote the number of votes to which such share would normally be entitled, multiplied by the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Cumulative voting may enable a minority shareholder or group of shareholders to elect at least one representative to the board. Without cumulative voting, the holders of a majority of the shares present at an annual meeting would have the power to elect all of the directors to be elected at that meeting, and no person could be elected without the support of a majority of the shareholders voting.

Removal of Directors. The shareholders of a North Carolina corporation may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. If a director is elected by a separate voting group, only the members of that voting group may participate in a vote to remove that director. In addition, if cumulative voting is applicable in the election of that director, the director cannot be removed if the number of votes cast against his or her removal would be sufficient to elect the director under cumulative voting. In the absence of cumulative voting, a director can be removed if the number of votes cast for his or her removal exceeds the number of votes cast against it. A director may not be removed from office at a shareholder’s meeting unless the notice of meeting states that the purpose, or one of the purposes of the meeting, is to remove that director. The directors of a North Carolina corporation have no power to remove a director, with or without cause, under any circumstances. The North Carolina Articles provide that directors may only be removed for “cause” by the shareholders represented by a majority of all shares entitled to vote at an annual or special meeting of this Company. The term “cause” for the purposes of this provision means (i) the criminal prosecution and conviction during the course of the director’s service as a director of this Company of an act of fraud, embezzlement, theft or personal dishonesty (excepting minor traffic and similar violations in the nature of a misdemeanor under North Carolina law), (ii) the prosecution and conviction of any criminal offense involving dishonesty or breach of trust, or (iii) the occurrence of any event resulting in a director being excluded from coverage, or having coverage limited as to the director when compared to other covered directors, under any of the Company’s fidelity bonds or insurance policies covering its directors, officers or employees.

Under the DGCL, any director, or the entire board of directors, of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation whose board is classified, unless the certificate of incorporation provides otherwise, shareholders may effect such removal only for cause. In addition, as in North Carolina, if a Delaware corporation has cumulative voting, and if less than the entire board is to be removed, a director may not be removed without cause if the votes cast against such removal would be sufficient to elect the director under cumulative voting rules. The DGCL does not define “cause”.

In the present case, the North Carolina Articles and North Carolina Bylaws provide for a classified board of directors if there are nine (9) or more directors then in office (as is presently the case), but do not provide for cumulative voting. The Surviving Corporation will not have a classified board and will not have cumulative voting. As a result, the directors of the Delaware Company after the Reincorporation will be subject to removal with or without cause.

Shareholder Power to Call Special Shareholders’ Meeting. Under North Carolina law, a special meeting of shareholders may be called at any time only by (i) the board of directors; or (ii) any person or persons authorized to do so by the articles of incorporation or bylaws. The North Carolina Bylaws provide that special meetings of the shareholders may be called by the president of the Company or by the board of directors. Under the DGCL, a special meeting of shareholders also may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Bylaws do not give shareholders the right to call a special meeting and, instead allow a special meeting of shareholders to be called by the chairman of the board or the secretary upon direction of the board of directors pursuant to a resolution adopted by a majority of the entire board of directors.

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Limitation of Liability and Indemnification. North Carolina and Delaware have similar laws respecting the liability of directors of a corporation and the indemnification by the corporation of its officers, directors, employees and other agents for damages they incur. The laws of both states also permit corporations to adopt a provision in their charters eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty of care. Nonetheless, as discussed below, there are certain differences between the laws of the two states respecting indemnification and the limitation of liability. In general, Delaware law is liberal in its provisions that allow corporations to indemnify and limit the liability of corporate agents, which the Board believes, among other things, helps Delaware corporations in attracting and retaining qualified outside directors.

Elimination of Director Personal Liability for Monetary Damages. One provision of the DGCL permits a corporation to include a provision in its certificate of incorporation which limits or eliminates the personal liability of a director for monetary damages arising from breaches of his or her fiduciary duties to the corporation or its shareholders, subject to certain exceptions. Such a provision may not, however, eliminate or limit director monetary liability for:

•	breaches of the director’s duty of loyalty to the corporation or its shareholders;
•	acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
•	the payment of unlawful dividends or unlawful stock repurchases or redemptions; or
•	transactions in which the director received an improper personal benefit.

Such a limitation of liability provision also may not limit a director’s liability for violation of, or otherwise relieve the Company or directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

North Carolina law contains similar authorization for a corporation to eliminate the personal liability of directors for monetary damages for breach of any duty as a director, except where such liability is based on:

•	acts or omissions that a director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation;
•	receipt of an improper personal benefit;
•	acts or omissions occurring prior to the date the provisions (in the articles of incorporation) became effective; and
•	liability for improper distributions, loans, or guarantees.

In the present case, the current North Carolina Articles eliminate the liability of directors to the Company for monetary damages to the fullest extent permissible under North Carolina law. The Delaware Certificate similarly eliminates the liability of directors to the Company for monetary damages to the fullest extent permissible under Delaware law. As a result, following the Reincorporation, directors of the Surviving Corporation cannot be held liable for monetary damages even for gross negligence or lack of due care in carrying out their fiduciary duties as directors, so long as that gross negligence or lack of due care does not involve bad faith or a breach of their duty of loyalty to the Company.

Indemnification. Subject to certain exceptions discussed below, the North Carolina code permits indemnification of directors against liability incurred as a result any threatened, pending or completed litigation or criminal proceeding provided the director:

•	conducted himself in good faith; and

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•
reasonably believed that, in the context of his official capacity with the corporation, his conduct was in the best interests of the corporation; and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and

•	in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was illegal.

However, this base level of indemnification does not permit a corporation to indemnify a director in any proceeding that charges, whether or not the director is acting in his official capacity, that the director has received an improper personal benefit. The second level of indemnification is very broad: a corporation is permitted by North Carolina law to agree to indemnify a director or officer - including for service as a director or officer of another corporation - against any liability, even for a claim by or in the right of the corporation, unless the director knew or believed that his conduct was “clearly” in conflict with the best interests of the corporation. In addition to indemnifying the director against liability from the claim itself, the corporation is also permitted to indemnify the director against reasonable expenses incurred in connection with the potential claim or litigation.

Delaware law permits indemnification of a director, officer, employee, or agent who has been named or threatened to be named a party to a proceeding because he or she is or was acting in that capacity. Indemnification of expenses is permitted when the individual being indemnified has successfully defended any action, claim, issue, or matter therein, on the merits or otherwise. Delaware law generally permits indemnification of expenses, including attorneys’ fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of disinterested directors, even though less than a quorum, or by a committee of such directors, and if there are no disinterested directors, by independent legal counsel, or by the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable.

Expenses incurred by an officer or director in defending an action may be paid in advance under Delaware law or North Carolina law, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees, and agents regardless of whether the corporation would have the power to indemnify against the liability covered by the policy.

North Carolina law permits a North Carolina corporation to provide rights to indemnification beyond the scope of the permissible indemnification described above to the extent that such additional indemnification is authorized in the corporation’s articles of incorporation or bylaws, or by contract or resolution adopted by the corporation’s board of directors. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by North Carolina law. The North Carolina Articles limit the liability of persons serving as a director to the fullest extent permitted by the North Carolina Business Corporation Act, and the North Carolina Bylaws authorize indemnification of officers and directors to the fullest extent permissible under North Carolina law. Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. The Delaware Certificate and Delaware Bylaws will include provisions that limit liability of directors and provide for indemnification of officers and directors to the maximum extent permitted by law.

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Inspection of Shareholder Lists and Books and Records. Both North Carolina and Delaware law allow any shareholder to inspect a corporation’s shareholder list for a purpose reasonably related to the person’s interest as a shareholder. North Carolina law provides, in addition, for an absolute right to inspect and copy the alphabetical list of the names and addresses of and number of shares held by all shareholders entitled to notice of a meeting during a period beginning two business days after notice of such shareholder’s meeting has been given and continuing through the date of the meeting. In addition, a North Carolina corporation is required to keep certain records at its principal office, and a qualified shareholder of such corporation is entitled to inspect and copy any of those records at the corporation’s principal office during regular business hours, if the shareholder gives the corporation written notice of the demand for inspection at least five (5) business days before the date on which the shareholder wishes to inspect and copy. Corporate records subject to this right of inspection at the corporation’s principal office, include but are not limited to: adopted board resolutions creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years; and all written communications to shareholders generally within the past three years and certain financial statements required to be made available to the shareholders for the past three (3) years. A qualified shareholder of a North Carolina corporation is also entitled to inspect and copy certain corporate records during regular business hours at a reasonable location specified by the corporation if the shareholder gives the corporation written notice of the demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy and if the shareholder meets certain other statutory requirements. The corporate records subject to this right of inspection at a reasonable location are: minutes of meetings of the board of directors and committees; minutes of any shareholders’ meetings that are more than three (3) years old; accounting records of the corporation; and a record of shareholders. A qualified shareholder has a right to inspect and copy such documents only if the demand for inspection is made in good faith and for a “proper purpose.”

Delaware law allows shareholders to inspect the list of shareholders entitled to vote at a meeting within a ten-day (10) period preceding a shareholders’ meeting for any purpose germane to the meeting. In addition, Delaware law provides a qualified shareholder with a right to inspect and copy such documents only if the demand for inspection is made for a “proper purpose.” Delaware law, however, contains no provisions comparable to the absolute right of inspection provided by North Carolina law to certain shareholders. Overall, the DGCL may be slightly more favorable to shareholders in that a shareholder with a proper purpose is not limited to inspecting accounting books and records and minutes but may examine other records as well. In addition, North Carolina law limits the right of inspection of shareholder lists to record shareholders, whereas Delaware has extended that right to beneficial owners of shares.

Dissenters/Appraisal Rights. Under both North Carolina and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to the right to appraisal or dissent, by which the shareholder may demand to receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

Under Delaware law, fair market value is determined without reference to any element of value arising from the accomplishment or expectation of the merger or consolidation. Appraisal rights are generally not available for the shares of any class or series of stock that were either (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 holders, provided that such rights are available for such shares if the holders thereof are required by the terms of the agreement of merger or consolidation to accept for such stock anything except (a) shares of stock of the surviving or resulting corporation; (b) shares of stock of any other corporation that, at the effective date of the merger or consolidation, will be either listed on a national securities exchange or held of record by more than 2,000 holders; (c) cash in lieu of fractional shares; or (d) any combination of shares of stock and cash in lieu of fractional shares. In addition, appraisal rights are not available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in Section 251(f) of the DGCL.

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The limitations on the availability of appraisal rights under North Carolina law are similar to those under Delaware law. Shareholders of a North Carolina corporation whose shares are listed on a national securities exchange or held by at least 2,000 record shareholders do not have dissenters rights in a merger or share exchange if those shareholders receive cash or shares (or shares and cash in lieu of fractional shares) of the surviving corporation or any other corporation and it also had at least 2,000 record shareholders or was listed on a national securities exchange. Appraisal rights are not available to shareholders of the Company under North Carolina law with respect to the Reincorporation.

Dissolution. Under North Carolina law, the voluntary dissolution of a corporation requires the approval of a majority of the members of the board of directors and the affirmative vote of a majority of all shares entitled to be voted on the proposal, in each case subject to supermajority requirements if so specified in the corporation’s articles of incorporation or in a bylaw adopted by the shareholders or if otherwise required by the board of directors as a condition of the submission of the proposal to corporation shareholders. Under Delaware law, unless the board of directors approves the proposal to dissolve, dissolution of corporation must be unanimously approved by all the shareholders entitled to vote on the matter. If the dissolution is initially approved by the board of directors, then the dissolution may be approved by a simple majority of the outstanding shares entitled to vote. In addition, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with such a board-initiated dissolution. In the present case, however, the Delaware Certificate contains no such supermajority voting requirement.

Interested Director Transactions. Under both North Carolina and Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable simply because of such interest, provided that certain conditions are met, such as obtaining required approval of disinterested directors and fulfilling the requirements of good faith and full disclosure. With certain minor exceptions, the conditions are similar under North Carolina and Delaware law.

Shareholder Derivative Suits. North Carolina law provides that a shareholder may not bring a derivative action on behalf of a corporation unless he (i) was a shareholder at the time of the transaction in question; or (ii) became a shareholder by operation of law from one who was a shareholder at the time. The shareholder must also fairly and adequately represents the interests of the corporation in enforcing the right of the corporation. Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation only if the shareholder was a shareholder of the corporation at the time of the transaction in question or the stock thereafter came to be owned by that shareholder by operation of law.

Dividends and Repurchases of Shares. Delaware law is more flexible than North Carolina law with respect to payment of dividends and the implementation of share repurchase programs. Delaware law generally provides that a corporation may redeem or repurchase its shares out of capital surplus. In addition, Delaware law generally provides that a corporation may declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over the capital associated with issuances of its common stock. Moreover, Delaware law permits a board of directors to reduce its capital and transfer such amount to its surplus.

Under North Carolina law, a corporation may not make a distribution to shareholders if, after making such distribution, the corporation would be unable to pay its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. Regardless of whether the Company is organized as a North Carolina corporation or a Delaware corporation, the ability of the Company to declare and pay dividends to holders of its capital stock will be dependent to a large degree upon the amount of dividends that the Bank pays to the Company. The declaration of cash dividends by each of the Bank and the Company is subject to various regulatory restrictions that are promulgated and enforced by our primary regulators – the Federal Deposit Insurance Corporation (FDIC), the North Carolina Commissioner of Banks, and the Federal Reserve Bank of Richmond. These regulatory restrictions further restrict the ability of the Company to legally pay cash dividends beyond the relevant provisions of the state laws of North Carolina and Delaware.

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Interests of the Company’s Directors and Executive Officers in the Reincorporation

In considering the recommendations of the Board, the Company’s shareholders should be aware that certain of the Company’s directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of the Company’s shareholders generally. For instance, the Reincorporation in Delaware may be of benefit to the Company’s directors and officers by reducing the director’s potential personal liability and increasing the scope of permitted indemnification, by strengthening directors’ ability to resist a takeover bid, and in other respects. The Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Reincorporation and to recommend that the Company’s shareholders vote in favor of this Proposal.

Material Federal Income Tax Considerations

This section of the Proxy Statement summarizes the material U.S. federal income tax considerations relevant to the Reincorporation that apply to holders of the Company’s common stock. This discussion is based on existing provisions of the Internal Revenue Code of 1986, as amended, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the Delaware Company, the Company or its shareholders as described herein.

Not all U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances are discussed herein. Factors that could alter the tax consequences of the Reincorporation to you include:

•	if you are a dealer in securities;
•	if you are a foreign person or entity;
•	if you do not hold your shares of the Company’s common stock as capital assets; or
•	if you acquired your shares of the Company’s common stock in connection with stock option plans or in other compensatory transactions.

In addition, not all of the tax consequences of the Reincorporation under foreign, state or local tax laws are discussed herein, nor are the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reincorporation, whether any such transactions are undertaken in connection with the Reincorporation, including, for example, any transaction in which shares of the Company’s common stock are acquired or shares of the Surviving Corporation common stock are disposed. The tax consequences to holders of options to acquire shares of the Company’s common stock are also not discussed herein. Accordingly, you are urged to consult your own tax advisors as to the specific tax consequences of the Reincorporation, including the applicable federal, state, local and foreign tax consequences to you due to the Reincorporation.

A ruling from the Internal Revenue Service in connection with the Reincorporation will not be requested.

It is anticipated that the Reincorporation will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code, which will result in the following material federal income tax consequences:

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•	you will not recognize any gain or loss upon your receipt of the Surviving Corporation common stock in the Reincorporation;
•
the aggregate tax basis of the Surviving Corporation common stock received by you in the Reincorporation will be the same as the aggregate tax basis of shares of the Company’s common stock surrendered in exchange therefor;

•
the holding period of the Surviving Corporation common stock received by you in the Reincorporation will include the period for which shares of the Company’s common stock surrendered in exchange therefor was considered to be held; and

•	neither the Surviving Corporation nor the Company will recognize gain or loss solely as a result of the Reincorporation.

If the Internal Revenue Service successfully challenges the status of the Reincorporation as a reorganization, you would recognize taxable gain or loss with respect to each share of the Company’s common stock surrendered equal to the difference between your basis in such share and the fair market value, as of the completion of the Reincorporation, of the Surviving Corporation common stock received in exchange therefor. In such event, your aggregate basis in the Surviving Corporation common stock so received would equal its fair market value as of the effective time of the Reincorporation, and your holding period for such stock would begin the day after the Reincorporation.

Accounting Consequences

We believe that there will be no material accounting consequences resulting from the Reincorporation.

Regulatory Approval

The Reincorporation Proposal is subject to review by state and federal regulatory authorities, including the approval of all appropriate bank regulatory authorities of the transactions contemplated by the Reincorporation or confirmation by such bank regulatory authorities that no such approval is required.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 2 TO APPROVE THE PROPOSED AGREEMENT AND PLAN OF MERGER, WHICH PROVIDES FOR THE REINCORPORATION, AND TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT THE REINCORPORATION.

PROPOSAL 3: ADJOURNMENT OF THE MEETING

In the event that it is necessary to postpone or adjourn the Special Meeting, for, among other reasons, the solicitation of additional votes to approve the proposal regarding the issuance of shares to Piedmont pursuant to the Investment Agreement or to approve the proposed Agreement and Plan of Merger, which provides for the Reincorporation, and to authorize the board of directors to effect the Reincorporation, the Company has submitted the question of adjournment to the shareholders as a separate matter for their consideration. This authority would permit the board of directors to adjourn the meeting for up to 120 days for any valid purpose, including the solicitation of additional proxies.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 REGARDING ADJOURMENT OF THE MEETING.

28

OTHER MATTERS

The board of directors knows of no other business that will be brought before the Special Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2011 ANNUAL MEETING

It is anticipated that the 2011 Annual Meeting will be held during July or August 2011. Any proposal of a shareholder which is intended to be presented at the 2011 Annual Meeting must have been received by the Company at its main office in Cary, North Carolina no later than [●], 2010, in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with the annual meeting. If a proposal for the 2011 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must have been received by the Company by [●], 2011 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this proxy statement and all shareholders will have the ability to access this proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 as filed with the SEC on March 29, 2011, by logging on at www.crescentstatebank.com/proxy.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the board of directors; however, any shareholder may submit written communications to Bruce W. Elder, Corporate Secretary, 1005 High House Road, Cary, North Carolina 27513, whereupon such communications will be forwarded to the board of directors if addressed to the board of directors as a group or to the individual director or directors addressed.

29

FORWARD-LOOKING STATEMENTS

Information in this Proxy Statement contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, delays in obtaining or failure to receive required regulatory approvals for the Investment, including approval by the North Carolina Office of the Commissioner of Banks and the Board of Governors of the Federal Reserve System, the possibility that fewer than the required number of the Company’s shareholders vote to approve the issuance of Common Stock under the terms of the Investment Agreement or the reincorporation of the Company as a Delaware corporation, the occurrence of events that would have a material adverse effect on the Company as described in the Investment Agreement, the risk that the Investment Agreement could be terminated under circumstances that would require the Company to pay a termination fee of $3.0 million plus an expense reimbursement of $1.0 million, and other uncertainties arising in connection with the Investment. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the SEC, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this Proxy Statement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This Proxy Statement is neither an offer to purchase nor a solicitation of an offer to sell securities. Piedmont Community Bank Holdings, Inc. will file a tender offer statement on Schedule TO with the SEC. Shareholders of the Company are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by the Company with the SEC because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC's website at www.sec.gov.  In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents once they become available may be obtained free of charge by directing a request to Piedmont Community Bank Holdings, Inc. at 4350 Lassiter at North Hills Avenue, Suite 330, Raleigh, NC 27609. A copy of the tender offer statement and the solicitation/recommendation statement may also be obtained, free of charge, by contacting Bruce W. Elder, Corporate Secretary, 1005 High House Road, Cary, North Carolina 27513.

30

Appendix A

Investment Agreement

31

INVESTMENT AGREEMENT

BY AND AMONG

CRESCENT FINANCIAL CORPORATION,

CRESCENT STATE BANK

AND

PIEDMONT COMMUNITY BANK HOLDINGS, INC.

Dated as of February 23, 2011

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF INVESTOR		45
4.1	Organization and Authority	45
4.2	Authorization and Enforceability	45
4.3	No Conflicts	45
4.4	Restricted Securities; Limitation on Resale.	46
4.5	Purchase for Investment.	46
4.6	Brokers and Finders	46
4.7	Litigation and Other Proceedings.	46
4.8	Compliance with Law	47
4.9	Financial Capability	47
4.10	General Solicitation	47
4.11	Related Party Transactions	47
4.12	Certain Payments	47
4.13	Agreements with Regulatory Agencies	47
4.14	Corporate Governance and Financing Restrictions	48
4.15	No Material Adverse Effect	48
4.16	Non-Reliance	48

ARTICLE V COVENANTS		48
5.1	Filings, Other Actions	48
5.2	Conduct of Business Prior to Closing	51
5.3	Acquisition Proposals	55
5.4	Access, Information and Confidentiality	57
5.5	D&O Indemnification	58
5.6	Notice of Certain Events	58
5.7	Public Announcements	59
5.8	Regulation O Loans	59
5.9	2010 Financial Statements	59
5.10	Status of Classified Loans	59

ARTICLE VI ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES		59
6.1	Rights Offerings	59
6.2	Corporate Governance	61
6.3	Legend	61
6.4	Officers, Employees and Benefit Plans	62
6.5	The Offer	63
6.6	Company Actions	65
6.7	Tax Sharing Agreement	66
6.8	Competition and Corporate Opportunities	66

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES		69
7.1	Conditions to Obligations of Parties	69
7.2	Conditions to Obligations of Investor	69
7.3	Conditions to Obligations of the Company and the Bank	71

ARTICLE VIII TERMINATION PRIOR TO CLOSING		72
8.1	Termination	72

2

8.2	Effects of Termination	73
8.3	Fees	73

ARTICLE IX GENERAL		74
9.1	Usage	74
9.2	Costs and Expenses	74
9.3	Survival	75
9.4	Governing Law	75
9.5	Consent to Jurisdiction	75
9.6	Successors and Assigns	75
9.7	Notices	75
9.8	Severability	77
9.9	Representation by Counsel; No Inferences	77
9.10	Divisions and Headings	77
9.11	No Third-Party Beneficiaries	77
9.12	Amendment and Waiver	77
9.13	Exhibits	77
9.14	Time of Essence	78
9.15	Counterparts	78
9.16	Entire Agreement	78
9.17	Specific Performance; Limitation on Damages	78

Exhibits:

Exhibit A – Executives
Exhibit B – Director Designees
Exhibit C – Form of Registration Rights Agreement
Exhibit D – Form of Amended and Restated Certificate of Incorporation
Exhibit E – Officers of the Company and the Bank as of Closing
Exhibit F – Form of Tax Sharing Agreement
Exhibit G – Form of Amended and Restated Bylaws

Annexes:

Annex A – Conditions to Offer

Schedules

Schedule A – Company Subsidiaries

3

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT, dated as of February 23, 2011 by and among Piedmont Community Bank Holdings, Inc., a Delaware corporation (“Investor”), Crescent Financial Corporation, a North Carolina corporation (the “Company”) and Crescent State Bank, a North Carolina state bank and a wholly-owned banking subsidiary of the Company (the “Bank”).  Investor, the Company and the Bank are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”  Certain capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to them in Section 1.1.

WHEREAS, Investor operates as a bank holding company under the supervision of the Federal Reserve;

WHEREAS, the Investor intends to invest $75,000,000 in the Company, and in return the Company intends to issue and sell to the Investor, 18,750,000 shares of Common Stock of the Company at a purchase price of $4.00 per share (the “Investment”);

WHEREAS, in order to complete the Investment, the Company will seek the requisite shareholder approval required by NASDAQ listing rules;

WHEREAS, the Company’s board of directors has unanimously (i) determined that the Investment and the other transactions contemplated hereby are in the best interests of the Company and its shareholders, (ii) approved the Investment, the Offer (as defined below), the Voting Agreement (as defined below) and the other transactions contemplated hereby, and (iii) resolved to recommend approval by the Company’s Shareholders of (a) the Investment and (b) the Reincorporation Merger;

WHEREAS, each of the board of directors and the shareholders of Investor has approved this Agreement and the transactions contemplated hereby;

WHEREAS, on the date hereof, and as a condition to the willingness of Investor to enter into this Agreement, each of Michael G. Carlton, Charles A. Paul, III,  Brent D. Barringer and James A Lucas, Jr. has entered into a voting agreement with Investor pursuant to which, among other things, each such individual has agreed to (a) vote his shares of Common Stock in favor of (i) the approval of the Reincorporation Merger and (ii) the issuance and sale of the Purchased Shares (as defined herein) pursuant to the terms of this Agreement, and (b) take other actions in furtherance of the transactions contemplated by this Agreement (the “Voting Agreement”);

WHEREAS, on the date hereof, and as a condition to the willingness of Investor to enter into this Agreement, Michael G. Carlton has entered into the Indemnification Agreement (as defined herein) and the Affected Executives (as defined herein) have entered into new employment agreements (the “Employment Agreements”);

WHEREAS, pursuant to the terms of this Agreement, Investor has agreed to commence a tender offer (as it may be amended from time to time as permitted under this Agreement, the “Offer”) to purchase up to 6,442,105 shares of Common Stock (each, a “Share”), at a price per Share of $4.75 (the “Offer Price”) in cash, without interest, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions.  When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.1.  For the avoidance of doubt, after the consummation of the Reincorporation Merger, the equivalent of the following terms shall apply to the surviving company.

“409A Plan” means any Benefit Plan that is a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code.

“Accrual Balance” has the meaning set forth in Section 6.4(c).

“Acquisition Agreement” has the meaning set forth in Section 5.3(b).

“Acquisition Proposal” means (a) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, rights offering, share exchange, business combination or similar transaction involving the Company, the Bank or any of the Subsidiaries and (b) any acquisition by any Person resulting in, or proposal or offer, that, if consummated, would result in any person becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of ten percent (10%) or more of the total voting power of any class of equity securities of the Company or the Bank or those of any of the Subsidiaries, or ten percent (10%) or more of the consolidated total assets (including, without limitation, equity securities of any Subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement.

“Action” has the meaning set forth in Section 3.17.

“Adverse Recommendation Change” means (a) the withdrawal or modification, or public proposal to withdraw or modify, in a manner adverse to Investor, the Company Recommendation with respect to either the action to be taken at the Shareholder Meeting or in connection with the Offer; (b) the failure to include the Company Recommendation in the Preliminary Proxy Statement, the Definitive Proxy Statement and the Schedule 14D-9, as applicable; or (c) if a tender offer or exchange offer for shares of Common Stock that constitutes an Acquisition Proposal is commenced, the failure to recommend against acceptance of such tender offer or exchange offer by the Company Shareholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company Shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after commencement thereof; or (d) the recommendation, or public proposal to recommend, any Acquisition Proposal made or received after the date hereof.

“Affected Executives” means the executives of the Company set forth on Exhibit A hereto listed under the heading “Affected Executives”.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency” and “Agencies” have the respective meanings set forth in Section 3.25(d).

“Agreed Designees” means those persons serving on the Company Board on the date hereof that have been mutually selected by the Company and the Investor to continue to serve on the Company Board and to be appointed to the board of directors of Investor following the Closing, and which persons are set forth on Exhibit B hereto under the heading “Agreed Designees”.

“Agreement” means this Investment Agreement as amended or supplemented together with all Exhibits attached or delivered with respect hereto or expressly incorporated herein by reference.

“Approval” means any approval, authorization, consent, notice, qualification, license or registration, or any extension, modification, amendment or waiver of any of the foregoing, of or from, or any notice, statement, filing or other communication to be filed with or delivered to, any Governmental Entity.

“Audited Balance Sheet” means the audited consolidated statement of financial condition of the Bank, the Company and the Subsidiaries as of December 31, 2009.

“Audited Financial Statements” has the meaning set forth in Section 3.7.

“Authorizations” has the meaning set forth in Section 3.1(a).

“Bank” has the meaning set forth in the first paragraph of this Agreement.

“Benefit Plan” means any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control, fringe benefit, or other compensation or employee benefit plan, program, agreement, arrangement or policy sponsored, maintained or contributed to or required to be contributed to by the Company or by any ERISA Affiliate, or to which the Company, the Bank, any Subsidiary or any of their respective ERISA Affiliates is party, whether written or oral, for the benefit of any director, former director, consultant, former consultant, employee or former employee of the Company, the Bank or any Subsidiary.

“Board Resolutions” means (i) the board resolutions adopted February 24, 2009, and August 24, 2010, by the board of directors of the Bank and (ii) the board resolution adopted September 28, 2010, by the Company’s Board setting forth certain commitments and agreements by, in the case of clause (i), the Bank with the NC Commissioner and/or the Regional Director of the FDIC’s Atlanta Office, and with respect to clause (ii), the Company with the Federal Reserve.

“Burdensome Condition” has the meaning set forth in Section 7.2(e).

“Business Opportunity Affiliate” shall mean (i) in respect of the Investor, any Person that, directly or indirectly, is controlled by the Investor, controls the Investor, or is under common control with the Investor, and shall include any principal, director, partner, member, shareholder, officer, employee or other representative of the Investor, (ii) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director, and (iii) in respect of the Company and/or the Bank, any Person that, directly or indirectly, is controlled by the Company and/or the Bank, as applicable.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in North Carolina are authorized or required by law to close.

“Certificate of Incorporation” has the meaning set forth in Section 2.3(e).

“Certificate of Merger” has the meaning set forth in Section 2.3(e).

“Classified Loans” has the meaning set forth in Section 3.25(c).

“Closing” has the meaning set forth in Section 2.2.

“Closing Condition” has the meaning set forth in Section 6.5(b).

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended, and all applicable rules and regulations promulgated thereunder applicable to any provision referenced therein.

“Common Stock” means, as of the date hereof, the $1.00 par value per share common stock of the Company, or after the Reincorporation Merger, the $.0001 par value per share common stock of the Company.

“Community Reinvestment Act” has the meaning set forth in Section 3.1(e)(iii).

“Company” has the meaning set forth in the first paragraph of this Agreement, provided however, that “Company” shall mean the survivor of the Reincorporation Merger upon the effective time of such merger.

“Company 10-K” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed by it with the SEC on March 31, 2010.

“Company Board” means the board of directors of the Company.

“Company Disclosure Letter” means that certain letter, dated as of the date hereof, supplied by the Company and the Bank to Investor which sets forth the necessary exceptions or qualifications to the representations and warranties of the Company and the Bank set forth herein, which exceptions or qualifications are arranged in Sections corresponding to the numbered and lettered Sections contained in this Agreement, and the disclosures in any one Section or Sections of the Company Disclosure Letter shall qualify other Sections if it is readily apparent from a reading of such disclosure that it also qualifies or applies to such other Sections.

“Company Insurance Policies” has the meaning set forth in Section 3.21(a).

“Company Intellectual Property” has the meaning set forth in Section 3.11(d).

“Company Options” has the meaning set forth in Section 3.2(a).

“Company Reports” has the meaning set forth in Section 3.8(a).

“Company Recommendation” means, as the context requires, the recommendation of the Company Board that, (a) with respect to action to be taken at the Shareholder Meeting, the Company Shareholders approve the Investment pursuant to the terms of this Agreement and the Reincorporation Merger, and (b) with respect to the Offer, either (i) the holders of Common Stock accept the Offer and tender their shares of Common Stock pursuant to the Offer, or (ii) no favorable or negative recommendation regarding the tender of shares of Common Stock pursuant to the Offer by the Company’s Shareholders be made, and instead the Company Board has determined to remain neutral; provided that once the Company Board adopts the position in either subclause (i) or (ii), it shall not change its determination, except in accordance with Section 5.3.

“Company Shareholders” means, as of a date, the holders of the shares of Common Stock as of such date.

“Company Stock” has the meaning set forth in Section 3.2(a).

“Company Stock Plan” means, collectively, the Crescent Financial Corporation 1999 Incentive Stock Option Plan; the Crescent Financial Corporation 1999 Nonstatutory Stock Option Plan; the Crescent Financial Corporation 2003 Nonstatutory Stock Option Plan; the Crescent Financial Corporation 2003 Incentive Stock Option Plan; the PCCB Incentive Stock Option Plan; the PCCB Nonstatutory Stock Option Plan; and the Crescent Financial Corporation 2006 Omnibus Stock Ownership and Long Term Incentive Plan, each as described in the public filings of the Company.

“Company Warrant” has the meaning set forth in Section 3.2(a).

“Confidentiality Agreement” means the reciprocal confidentiality agreement, dated November 15, 2010, between Investor and the Company.

“Contract” means any written or oral agreement, contract, commitment, arrangement or understanding.

“Definitive Proxy Statement” has the meaning set forth in Section 5.1(c).

“Derivative Transactions” means any swap transaction, option, warrant, forward purchase or forward sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Direct Stock Purchase Plan” means the Crescent Financial Corporation Common Stock Direct Purchase Plan.

“Director’s Stock Purchase Plan” means the Crescent Financial Corporation and Crescent State Bank Amended and Restated Director’s Compensation Plan.

“EESA” has the meaning set forth in Section 7.2(i)(iii).

“Employment Agreements” has the meaning set forth in the Recitals to this Agreement.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation, and Liability Act, as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended, and any other applicable Law as now or previously in effect and regulating, relating to, or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release or discharge of any Hazardous Material into the environment, the generation, handling, treatment, storage, transport or disposal of any Hazardous Material, or otherwise concerning pollution or the protection of the outdoor or indoor environment and employee or human health or safety.

“Environmental Permit” means any permit, license, approval, consent or other authorization by a federal, state, local or foreign government or regulatory entity pursuant to any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations promulgated thereunder applicable to any provision referenced therein.

“ERISA Affiliate” means any trade or business, whether or not incorporated, that together with the Company would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA.

“Escrow Agent” means Bryan Cave LLP.

“Escrow Agreement” means the escrow agreement, dated as of February 22, 2011, between Investor and Escrow Agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Persons” means (a) Investor or its Affiliates, (b) any tax-qualified retirement plan maintained by the Company or any ERISA Affiliate, and (c) any participant with respect to any plan referenced in clause (b) of this definition, but only to the extent of such participant's beneficial ownership of shares of Common Stock held by such plan.

“Expense Reimbursement” means an amount in cash equal to one million dollars ($1,000,000.00) which is intended to reimburse the Investor’s or the Company’s expenses, as the case may be, incurred in connection with due diligence, the negotiation and preparation of this Agreement and otherwise in connection with the transactions contemplated hereby.

“Expiration Time” has the meaning set forth in Section 6.5(d).

“FDIA” means the Federal Deposit Insurance Act of 1950, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System, including any Federal Reserve Bank acting under designated authority.

“Financial Advisor” has the meaning set forth in Section 3.20.

“Financial Statements” has the meaning set forth in Section 3.7.

“GAAP” means United States generally accepted accounting principles and practices as in effect from time to time.

“Governmental Entity” means any federation, nation, state, sovereign or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

“Hazardous Material” shall mean any pollutant, contaminant or hazardous, toxic, biohazardous, or dangerous waste, substance, constituent or material, defined or regulated as such in, or for purposes of, any Environmental Law, including, without limitation, any asbestos, any petroleum, oil (including crude oil or any fraction thereof), any radioactive substance, any polychlorinated biphenyls, any toxin, chemical, microbial matter, greenhouse gas, and any other substance that may give rise to liability under any Environmental Law.

“Identified Person” has the meaning set forth in Section 6.8(b).

“Indebtedness” means (a) all indebtedness for borrowed money and all obligations issued in substitution for or exchange of obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (including all earn-out or similar obligations), (d) any commitment by which a Person assures a holder of Indebtedness against loss (including, without limitation, contingent reimbursement Liability with respect to letters of credit), (e) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (f) any Liabilities under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, including, without limitation, any lease termination payments or charges, (g) any indebtedness secured by a Lien on a Person’s assets, (h) any off-balance sheet financing of a Person, and (i) any accrued and unpaid interest on, and any prepayment premiums, penalties or similar contractual charges in respect of, any of the foregoing obligations; provided, however that Indebtedness shall not include deposits, federal funds purchased, cash management accounts, Federal Home Loan Bank or Federal Reserve borrowings that mature within one year and that have no put or call features and securities sold under agreements to repurchase that mature within 90 days, in each case in the Ordinary Course of Business consistent with past practice.

“Indemnification Agreement” means that certain indemnification agreement, dated the date hereof, between the Company, the Bank, and Michael G. Carlton.

“Indemnified Persons” has the meaning set forth in Section 5.5(b).

“Initial Expiration Time” has the meaning set forth in Section 6.5(d).

“Intellectual Property” means all of the following in any jurisdiction throughout the world, whether registered or unregistered: (a) patents, patent applications and patent disclosures, and all rights related thereto, (b) trademarks, service marks, trade dress, trade names, business and corporate names, identifying symbols, emblems, signs, logos and slogans (and all translations, abbreviations, adaptations, derivations and combinations of the foregoing) and internet domain names and rights to uniform resource locators, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works, mask works and derivative works; (d) registrations, applications and renewals for any of the foregoing; (e) trade secrets and confidential information, including, without limitation, discoveries, inventions, conceptions of inventions, ideas, formulae, algorithms, schematics, compositions, know-how and show-how, shop rights, developments, concepts, models, designs, manufacturing and production processes and techniques, research and development, drawings, specifications, proposals, technical data, financial and business plans, projections and data, marketing data and studies, pricing and cost information, technology, research results, disclosure and non-disclosure agreements, and prospect, customer and supplier lists and related information; (f) all computer programs and computer software, including any and all software implementations of algorithms, operating systems and specifications, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, operating systems, files, programs, and all documentation and materials related to any of the foregoing and the content and information contained on any web site; (g) all other intellectual property; (h) copies and tangible embodiments of all of the foregoing, in whatever form or medium; (i) rights to obtain and rights to apply for patents, to claim priority to earlier-filed patent applications and to register trademarks and copyrights; and (j) rights to sue and recover and retain damages and costs and attorneys’ fees for present and past infringement of any of the Intellectual Property rights set forth above.

“Intellectual Property Licenses” means (a) any grant by the Company, the Bank or any Subsidiary to another Person, by Contract, agreement or otherwise, of any right to use any of the Company Intellectual Property, and (b) any grant by a third party to the Company, the Bank or any Subsidiary, by Contract, agreement or otherwise, of a right to use such Person’s intellectual property rights included in the Company Intellectual Property.

“Interim Balance Sheet” has the meaning set forth in Section 3.7.

“Investment” has the meaning set forth in the Recitals to this Agreement.

“Investor” has the meaning set forth in the first paragraph of this Agreement.

“Investor Designees” means those individuals set forth on Exhibit B attached hereto under the heading “Investor Designees”.

“Knowledge” of the Company and the Bank and words of similar import mean the knowledge of officers of the Company and the Bank, respectively, in each case after due inquiry made to appropriate employees of the Company or the Bank having responsibility for the type of information in question.

“Law” means any domestic or foreign constitutional provision, statute, ordinance or other law, duly enacted and enforceable rule or regulation, or any binding interpretation or Order of any Governmental Entity or applicable stock exchange.

“Liability” or “Liabilities” means any liability, Indebtedness, deposit, debt, obligation, deficiency, Tax, penalty, assessment, fine, claim, cause of action or other loss, fee, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due and regardless of when asserted.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest of any kind or nature whatsoever or other encumbrance in respect of such property or asset.

“Loan” means any loan, loan agreement, note or borrowing arrangement or extension of credit (including any lease, credit enhancement, commitment, guaranty and interest-bearing asset), and “Loans” means all of them.

“Loan Tape” means a data storage disk produced by the Company from its management information systems regarding the Loans.

“Material Adverse Effect” means any event, circumstance, condition, change, occurrence or effect (including changes in applicable Laws, or interpretations thereof by a Governmental Entity, changes in GAAP or changes in general economic, monetary or financial conditions that are generally known in the banking industry and that a reasonable Person would conclude would affect the Company, the Bank or any Subsidiary) (a) that individually or in the aggregate with all other events, circumstances, conditions, changes, occurrences and effects, has or would reasonably be expected to have a material adverse effect upon the assets, liabilities, business, financial condition, or operating results of the Company, the Bank and any Subsidiary, taken as a whole (provided, however, that a “Material Adverse Effect” shall not be deemed to include any fact, event, change, condition, development, circumstance or effect to the extent resulting from actions or omissions by the Company taken with the prior written consent of Investor or as expressly required by this Agreement), or (b) that could reasonably be expected to prevent or materially impair the ability of the Company, the Bank or the Investor to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement, provided however, that any adverse event, circumstance, condition, change, occurrence or effect to the extent arising from: (i) national or international political or social conditions, including terrorism or the engagement by the United States in hostilities or acts of war except to the extent the Company and the Bank are affected in a disproportionate manner as compared to other community banks in the southeastern United States; (ii) any action taken by Investor prior to or at the Closing; (iii) any failure, in and of itself, by the Company or the Bank to meet any internal or disseminated projections, forecasts or revenue or earnings predictions for any period (providing that any underlying causes of such failure shall not be excluded in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (iv) any compliance by the Company or the Bank with any express written request made by Investor; or (v) the public announcement, pendency or completion of the transactions contemplated by this Agreement, including any action taken in response thereto by any person with which the Company or the Bank does business shall not, in any such case, be taken into account in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur. Notwithstanding any other provision contained herein, “Material Adverse Effect” shall not include the entry by the Company or the Bank into an informal enforcement action with any or all of the FDIC, the NC Commissioner or the Federal Reserve, or the recommendation by any such regulatory authority that the Company or the Bank enter into an informal enforcement action; provided, however, that any such informal enforcement action entered into or recommended (a) is based solely on asset quality classifications and the Bank’s capital position, and (b) does not impose restrictions on the Company, the Bank or any Subsidiaries that are, in the reasonable judgment of Investor, more restrictive in substance, individually or in the aggregate, than the Board Resolutions.

“Material Contract” has the meaning set forth in Section 3.13(a).

“Merger Sub” has the meaning set forth in Section 2.3(e).

“NASDAQ” means the NASDAQ Stock Market.

“NC Commissioner” means the North Carolina Commissioner of Banks.

“Non-Employee Directors” has the meaning set forth in Section 6.8(a).

“Notice of Recommendation Change” has the meaning set forth in Section 5.3(b).

“Offer” has the meaning set forth in the Recitals to this Agreement.

“Offer Closing” has the meaning set forth in Section 6.5(f).

“Offer Closing Date” has the meaning set forth in Section 6.5(f).

“Offer Conditions” has the meaning set forth in Section 6.5(b).

“Offer Documents” has the meaning set forth in Section 6.5(h).

“Offer Price” has the meaning set forth in the Recitals to this Agreement.

“Offer to Purchase” has the meaning set forth in Section 6.5(c).

“Offered Common Stock” has the meaning set forth in Section 6.1.

“Order” means any binding and enforceable decree, injunction, judgment, order, ruling, assessment or writ issued by a Governmental Entity.

“Ordinary Course of Business” means ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Party” or “Parties” has the meaning set forth in the first paragraph of this Agreement.

“Patriot Act” has the meaning set forth in Section 3.1(e)(iii).

“Pension Plan” means any Benefit Plan that is an “employee pension benefit plan” within the meanings of Section 3(2) of ERISA.

“Per Share Purchase Price” means $4.00.

“Permits” has the meaning set forth in Section 3.6(a).

“Permitted Liens” means (a) Liens for Taxes that are not yet due and payable or that may hereafter be paid without material penalty or that are being contested in good faith, (b) workers’, carriers’, suppliers’ and mechanics’ or other like Liens incurred in the Ordinary Course of Business, and (c) Liens and encroachments which do not interfere with the present use of the properties they affect.

“Person” means an association, a corporation, a limited liability company, an individual, a partnership, a limited liability partnership, a trust or any other entity or organization, including a Governmental Entity.

“Pool” has the meaning set forth in Section 3.25(g).

“Preferred Stock” has the meaning set forth in Section 3.2(a).

“Preliminary Proxy Statement” has the meaning set forth in Section 5.1(b).

“Previously Disclosed” with regard to the Company or the Bank means any information (a) set forth in the Company Disclosure Letter, or (b) publicly disclosed by the Company in (i) the Company 10-K, (ii) its Quarterly Reports on Form 10-Q, as filed by it with the SEC on May 12, 2010, August 13, 2010 and November 15, 2010 or (iii) any Current Report on Form 8-K filed or furnished by it with the SEC since January 1, 2010 and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward looking in nature).

“Purchase Price” means $75,000,000, the Investment purchase price.

“Purchased Shares” has the meaning set forth in Section 2.1.

“Record Date” has the meaning set forth in Section 6.1(a).

“Registration Rights Agreement” has the meaning set forth in Section 2.3(c).

“Regulatory Agreement” has the meaning set forth in Section 3.26.

“Reincorporation Merger” has the meaning set forth in Section 2.3(e).

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, dumping, emptying, disposal, discharge or leaching into the indoor or outdoor environment.

“Remedial Action” means all actions including, without limitation, any capital expenditures undertaken to (a) clean up, remove, treat or in any other way address any Hazardous Material; (b) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform remedial studies and investigations or post-remedial monitoring and care; or (d) correct a condition of noncompliance with Environmental Laws or Environmental Permits.

“Representatives” means, with respect to any Person, such Person’s employees, investment bankers, attorneys, accountants and other advisors or representatives.

“Required Approvals” means the approval by the Federal Reserve of the Investment and with respect to any Person who proposes to acquire 10% or more of the shares of Investor on or prior to the Closing, the approval by the NC Commissioner of such acquisition pursuant to section 53-42.1 of the General Statutes of North Carolina, or a determination by the NC Commissioner that such Approval is not required under North Carolina Law for the Investment to occur.

“Required Company Shareholder Vote” means the affirmative vote of the Company Shareholders and the shareholder(s) of the Preferred Stock required under the Laws of the State of North Carolina and the rules and regulations of NASDAQ to (a) approve the Reincorporation Merger, and (b) approve the issuance and sale of the Purchased Shares pursuant to the terms of this Agreement.

“Resigning Directors” has the meaning set forth in Section 6.2(a).

“Right” means with respect to any Person, any warrant, option, right, convertible security and other arrangement or commitment which obligates such Person to issue or dispose of any of its capital stock or other ownership interests.

“Rights Offering” shall have the meaning set forth in Section 6.1.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.8(a).

“Schedule 14D-9” has the meaning set forth in Section 6.6(a).

“Schedule TO” has the meaning set forth in Section 6.5(h).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” has the meaning set forth in the Recitals to this Agreement.

“Shareholder Meeting” has the meaning set forth in Section 5.1(b).

“Specified Executives” means those executives of the Company or the Bank that are listed on Exhibit A under the heading “Specified Executives”.

“SRO” has the meaning set forth in Section 3.8(a).

“Subsequent Placement” means an issuance and sale of Common Stock or securities convertible into or exercisable for Common Stock in exchange for cash consideration for the purpose of raising capital for the Company or the Bank and not in connection with any compensation plan or program, (a) which is not conducted as a public offering pursuant to a registration statement filed with and declared effective by the SEC, (b) which is consummated prior to the twenty-four (24) month anniversary of the Closing Date, and (c) in which Investor, its Affiliates or assignees in the aggregate acquire at least 95% of the Common Stock or securities convertible into or exercisable for Common Stock that are issued and sold in the transaction.

“Subsidiary” and “Subsidiaries” have the meanings set forth in Section 3.1(a).

“Superior Proposal” means any bona fide written proposal or offer made by a third party or group pursuant to which such third party or group would acquire, directly or indirectly more than seventy-five percent (75%) of the Common Stock or assets of the Company, the Bank, or their Subsidiaries (a) on terms which the Company Board reasonably determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be superior from a financial point of view to the Company Shareholders to the transactions contemplated by this Agreement (including any changes proposed by the Investor to the terms of this Agreement) and (b) that is reasonably likely to be completed, taking into account all financial, regulatory, legal and other aspects of such proposal on or before the date that the transactions contemplated by this Agreement are reasonably likely to be completed.

“Tax” or “Taxes” means mean all taxes, charges, fees, levies, or other like assessments imposed by any Governmental Entity, including all federal, possession, state, local or non-U.S. (or governmental unit, agency, or political subdivision of any of the foregoing) income, gross income, profits, employment (including Social Security, unemployment insurance and employee income tax withholding), gains, gross receipts, sales, use, transfer, premium, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, customs, duties, value added and excise taxes and amounts payable with respect to unclaimed property and any other governmental charges of the same or similar nature or other taxes of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not and including any transferee, successor, or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any “affiliated group” (or being included or required to be included) in any Tax Returns relating thereto.

“Tax Returns” means any return (including any amended return), declaration or other report (including elections, declarations, claims for refunds, schedules, estimates and information returns) with respect to any Taxes (including estimated Taxes), including any schedule or attachment thereto, and including any amendment thereof.  Any of the foregoing Tax Returns shall be referred to sometimes as a “Tax Return.”

“TARP” has the meaning set forth in Section 3.2(a).

“Termination Fee” means an amount in cash equal to three million dollars ($3,000,000.00), which Termination Fee shall be paid by wire transfer of immediately available funds to the account or accounts designated by Investor at the time specified in Section 8.3.

“Trigger Amount” has the meaning set forth in Section 6.1.

“Treasury” has the meaning set forth in Section 3.2(a).

“Unaudited Financial Statements” has the meaning set forth in Section 3.7.

“VA” has the meaning set forth in Section 3.25(d).

“Voting Agreement” has the meaning set forth in the Recitals to this Agreement.

ARTICLE II
PURCHASE AND SALE

2.1 Purchase and Sale of Common Stock.  On the terms and subject to the conditions set forth herein, the Investor hereby agrees to invest $75,000,000 in the Company, and the Company hereby agrees to issue and sell to the Investor, at the Closing, 18,750,000 shares of Common Stock (the “Purchased Shares”).

2.2 Closing.  Subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Investment (the “Closing”) will occur at the offices of Bryan Cave LLP, 301 S. College Street, Suite 3700 Charlotte, North Carolina, two (2) Business Days after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions) including any required regulatory waiting periods associated with such conditions, or such other place and date that the Parties may agree in writing.  The day the Closing occurs is referred to herein as the “Closing Date.”

2.3 Delivery of Items at the Closing.  At the Closing, the Parties shall make the following deliveries:

(a) Investor shall deliver the Purchase Price to the Company by wire transfer of immediately available funds;

(b) The Company shall deliver to Investor stock certificates evidencing the Purchased Shares, registered in the name of Investor, free and clear of all Liens of any kind or nature whatsoever (other than restrictions imposed by applicable securities Laws);

(c) The Company shall deliver to Investor a copy of the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), executed by the Company;

(d) Investor shall deliver to the Company a copy of the Registration Rights Agreement, executed by Investor;

(e)  The Company shall deliver to the Investor a copy of the (i) executed and filed certificate of merger (“Certificate of Merger”) evidencing the reincorporation of the Company into a Delaware corporation by way of merging the Company with and into a wholly-owned subsidiary of the Company, which subsidiary shall be a Delaware corporation (“Merger Sub”) with Merger Sub surviving (the “Reincorporation Merger”) which shall be accompanied by a certificate evidencing the acceptance thereof by the Secretary of State of the State of Delaware (ii) the executed, filed and effective amended and restated certificate of incorporation of Merger Sub substantially in the form attached hereto as Exhibit D (the “Certificate of Incorporation”) which shall be accompanied by a certificate evidencing the acceptance thereof by the Secretary of State of the State of Delaware; and (iii) resolutions  and other documents evidencing Merger Sub has adopted amended and restated bylaws in the form attached hereto as Exhibit G and that such bylaws remain in full force and effect.

(f) The Parties shall deliver such other documents necessary to consummate the transactions contemplated hereby as either Party shall reasonably request in writing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE BANK

Except to the extent otherwise set forth in the Company Disclosure Letter, the Company and the Bank, jointly and severally, hereby represent and warrant to Investor as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), as follows:

3.1      Organization and Authority

(a)      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and at the Closing will be a corporation duly organized, validly existing and in good standing under the laws of Delaware.  The Company is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended.  The Company has, and at the Closing Date will have, the power and authority (corporate, governmental, regulatory and otherwise) and has or will have all necessary Approvals, Permits, and other governmental approvals (collectively, the “Authorizations”) to own or lease all of the assets owned or leased by it and to conduct its business in all material respects in the manner Previously Disclosed, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.  The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions (i) in which the nature of the activities or business conducted by the Company requires such qualification and (ii) in which the Company owns or leases real property, other than where any failure to be licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The articles of incorporation, as amended, of the Company comply with applicable Law and the Company has not violated its articles of incorporation, as amended, and is not in violation thereof.  A true, complete and correct copy of the Company’s articles of incorporation, as amended, and bylaws of the Company in each case as currently in effect, has been delivered or made available to Investor.  The Company’s direct and indirect subsidiaries (other than the Bank) (each a “Subsidiary” and collectively the “Subsidiaries”) are listed on Schedule A to this Agreement.  The minute books of each of the Company, the Bank and each of the Subsidiaries previously made available to Investor contain true, complete and correct records in all material respects of all meetings and other corporate actions held or taken of its shareholders and its board of directors (including committees thereof) through the date on which such minute books were first made available to Investor.

(b)      The Bank is a banking corporation duly organized, validly existing and in good standing under the laws of North Carolina.  The Bank has the power and authority and has all necessary Authorizations to own or lease all of the assets and properties owned or leased by it and to conduct its business as now being conducted.  The Bank is duly licensed or qualified to do business and in good standing in all jurisdictions (i) in which the nature of the activities or business conducted by the Bank requires such qualification and (ii) in which the Bank owns or leases real property.  The charter of the Bank complies in all material respects with applicable Law and the Bank has not violated its articles of incorporation and is not in violation thereof.  A true, complete and correct copy of the Bank’s articles of incorporation and bylaws as currently in effect, has been delivered or made available to Investor.  The Bank is duly licensed to operate as a commercial bank by the NC Commissioner.

(c)      The Company owns, directly or indirectly, all the issued and outstanding equity securities of the Bank, and (i) no equity securities of the Bank are or may become required to be issued (other than to the Company) by reason of any Right or otherwise, (ii) there are no contracts, commitments, understandings or arrangements by which the Bank is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or any of its wholly-owned Subsidiaries) and (iii) there are no contracts, commitments, understandings, or arrangements relating to the Company’s right to vote or to dispose of such securities.

(d)      Except as set forth in Section 3.1(d) of the Company Disclosure Letter and except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, the Bank does not have any Subsidiaries nor own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind.

(e)      Except as set forth in Section 3.1(e) of the Company Disclosure Letter:

(i)           The deposit accounts of the Bank are insured by the FDIC in accordance with the FDIA to the fullest extent permitted by Law, and the Bank has paid or accrued all deposit insurance premiums and assessments required by applicable Laws and regulations and filed all reports required by the FDIA.  No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of the Company or the Bank, threatened.

(ii)          The Bank’s allowance for loan losses is, and shall be as of the effective time of the Closing, in compliance with the Bank’s existing methodology for determining the adequacy of its allowance for loan losses, standards established by GAAP as well as all regulatory requirements applicable to financial institutions and is and shall be adequate under all such standards.  The Bank has complied with all orders, comments and directives provided to it by any Governmental Entities relating to the Bank’s allowance for loan losses since inception.  Since its last regulatory examination of Community Reinvestment Act compliance, the Bank has not received any complaints as to Community Reinvestment Act compliance.  The Bank is, as of the date hereof, “well capitalized,” as such term is defined in the rules and regulations promulgated by the FDIC.

(iii)         The Bank has received a rating of “satisfactory” in its most recent examination or interim review with respect to the Community Reinvestment Act of 1977, as amended (the “Community Reinvestment Act”).  There are no facts or circumstances that would cause the Bank: (A) to be deemed to be in less than satisfactory compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or the Bank regulators of lower than “satisfactory”; (B) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act of 1970, as amended, the USA PATRIOT Act of 2001, as amended (the “Patriot Act”), any order issued with respect to anti-money laundering by the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (C) to be deemed to be in less than satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy Laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Bank.  No non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner which would cause the Company or the Bank to undertake any remedial action.  The board of directors of the Bank has adopted, and the Bank has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder, and the Bank has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

(iv)        Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor the Bank’s practices of approving or rejecting Loan applications, violate in any material respect any federal, state, or local Law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act of 1968, as amended, Regulations O and Z of the Federal Reserve, the Community Reinvestment Act, the Equal Credit Opportunity Act of 1974, as amended, and any state Laws, rules and regulations relating to consumer protection, installment sales and usury.

(v)         Except for mortgage loans and participations the Bank has entered into in the Ordinary Course of Business, no agreement pursuant to which any Loans or other assets have been or shall be sold by the Bank entitle the buyer of such Loans or other assets to cause the Company or a Subsidiary to repurchase such Loans or other assets or the buyer to pursue any other form of recourse against the Company or a Subsidiary, unless there is material breach of a representation or covenant by the Bank.

3.2      Capitalization.

(a)      As of the date hereof and immediately prior to the Reincorporation Merger, the authorized capital stock of the Company consists solely of (i) 40,000,000 shares of common stock, $1.00 per value per share, 9,664,059 shares of which are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, no par value, of which 24,900 shares are issued and outstanding (the “Preferred Stock” and, together with the Common Stock, the “Company Stock”).  Further, no shares of Company Stock are issued and held in treasury, and (iii) 299,611 shares of Common Stock in the aggregate are reserved for issuance upon exercise of outstanding options and other awards granted under the Company Stock Plan and 833,705 shares of Common Stock in the aggregate are reserved for issuance upon exercise of a warrant (the “Company Warrant”) issued and sold to the U.S. Treasury Department (the “Treasury”) on January 9, 2009 pursuant to the Troubled Asset Relief Program (“TARP”).  All of the securities of the Company sold to the Treasury pursuant to TARP are listed on Section 3.2(a) of the Company Disclosure Letter.  The Company has not issued any shares of capital stock since January 9, 2009, other than shares of Common Stock upon exercise of options and other awards granted under the Company Stock Plan (collectively, the “Company Options”) and shares issued pursuant to the Directors Stock Purchase Plan.  All of the outstanding shares of Company Stock have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities Laws and without violating any contractual obligation or any other preemptive or similar rights.  No authorized but previously unissued shares of Common Stock have been issued pursuant to the Direct Stock Purchase Plan, and neither the Company nor the Bank has been involved in the execution of open market purchases of Common Stock in connection with the administration of the Direct Stock Purchase Plan or the Director’s Stock Purchase Plan.

(b)           Section 3.2(b) of the Company Disclosure Letter sets forth the following information with respect to each Company Stock Plan: a list of the number of shares of Common Stock issued under such Company Stock Plan, the number of shares of Common Stock subject to outstanding options under such Company Stock Plan and the number of shares of Common Stock reserved for future issuance under such Company Stock Plan.  Section 3.2(b) of the Company Disclosure Letter also contains a true, complete and accurate list of all outstanding Company Options as of the date hereof, indicating with respect to each such Company Option the name of the holder thereof, the Company Stock Plan under which it was granted, the number of shares of Common Stock subject to such Company Option, the exercise price, the reported date of grant, and the vesting schedule, including whether (and to what extent) the vesting will be accelerated in any way by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.  No Company Options have been granted since December 31, 2010.  The Company has made available to Investor complete and accurate copies of all forms of stock option agreements evidencing Company Options, as well as the Direct Stock Purchase Plan and the Directors Stock Purchase Plan.  Each outstanding Company Option has an exercise price which was equal to or greater than the fair market value of Common Stock on the grant date determined in accordance with the terms of the applicable Company Stock Plan, GAAP and applicable Law.

(c)           Subject to receipt of the Required Company Shareholder Vote, all of the shares of Common Stock to be issued to the Investor hereunder will be duly authorized for issuance prior to the Closing Date and, when issued, paid for and delivered as set forth herein the Common Stock will be validly issued, fully paid and non-assessable.

(d)           Except for this Agreement, the Company Options and the Company Warrant, there are no outstanding or authorized options, Rights, Contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition by the Company of any of its capital stock or any rights or interests exercisable therefor. Except as set forth on Section 3.2(d) of the Company Disclosure Letter, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.  To the Knowledge of the Company, no Company Shareholders have entered into any voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company that would continue in effect after the Closing. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

3.3      Subsidiaries.  Schedule A attached hereto sets forth a complete and accurate list of all of the Subsidiaries, including the jurisdiction of organization of each such Subsidiary.  Each of the Subsidiaries has been duly organized and qualified under the Laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.  With respect to the Bank and each of the Subsidiaries, (a) all the issued and outstanding shares of such entity’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable (except, with respect to the Bank, to the extent provided in Section 53-42 of the North Carolina General Statutes), have been issued in compliance with all federal and state securities Laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (b) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, shares of any such entity’s capital stock, any other equity security or similar security, or any such options, rights, convertible securities or obligations.  Except as set forth in Section 3.3 of the Company Disclosure Letter, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Bank and the Subsidiaries, free and clear of all Liens.  Except as set forth in Section 3.3 of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other equity securities of any person that is not a Subsidiary or the Bank.

3.4      Authorization and Enforceability.  Subject to the receipt of all Required Approvals, and with respect to the Company, the receipt of the Required Company Shareholder Vote, each of the Company and the Bank has the full legal right, corporate power and authority to enter into this Agreement and the other agreements referenced herein to which it will be a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other agreements referenced herein to which each of the Company and the Bank will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the boards of directors of each of the Company and the Bank, including, without limitation, the Reincorporation Merger. This Agreement has been, and the other agreements referenced herein to which they will be a party, when executed by the Company, the Bank, Investor and Merger Sub, in each case to the extent applicable, will be, duly and validly executed and delivered by the Company and the Bank and, assuming due authorization, execution and delivery by Investor, is and will be a valid and binding obligation of each of the Company and the Bank enforceable against each of the Company and the Bank in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Company or the Bank of this Agreement and the other agreements referenced herein to which each will be a party, the performance by them of their obligations hereunder and thereunder or the consummation by them of the transactions contemplated hereby, subject to receipt of the Required Company Shareholder Vote. The only votes of shareholders of the Company required in connection with the approval of the transactions contemplated by this Agreement are the affirmative vote of the holders of not less than a majority of the outstanding Common Stock voting at the meeting at which such a vote is taken and the affirmative vote of the holders of not less than a majority of the outstanding Preferred Stock voting at the meeting at which such a vote is taken. All shares of Common Stock outstanding on the record date for a meeting at which a vote is taken with respect to the transactions contemplated by this Agreement shall be eligible to vote on such proposal.  All shares of Preferred Stock outstanding on the record date for a meeting at which a vote is taken with respect to the Reincorporation Merger shall be eligible to vote on such proposal..

3.5      No Conflicts.  Except as set forth on Section 3.5 of the Company Disclosure Letter, and assuming all amendments to agreements described in Section 6.4 shall have been executed and delivered by the parties thereto, neither the execution and delivery by the Company or the Bank of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company or the Bank with any of the provisions hereof, will (a) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Liens, upon any of the properties or assets of the Company, the Bank or any Subsidiary under any of the terms, conditions or provisions of (i) its articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, the Bank or any Subsidiary is a party or by which it may be bound, or to which the Company, the Bank or any Subsidiary or any of the properties or assets of the Company, the Bank or any Subsidiary may be subject, or (iii) any Material Contract or (b) assuming the consents and Permits referred to in Section 3.6 are duly obtained, violate any Law, Permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company, the Bank or any Subsidiary or any of their respective properties or assets.

3.6      Consents.

(a)      The Company and the Bank have obtained, and are in material compliance with, all licenses, authorizations, permits, consents, approvals, variances, Orders, franchises, certificates of authority and qualifications (collectively, the “Permits”), or any exemptions or waivers of the foregoing that are required by any Governmental Entity for the operation of the businesses of the Company and the Bank as presently operated, other than where any failure to obtain any such Permits, exemptions or waivers would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)      Other than as set forth on Section 3.6(b) of the Company Disclosure Letter or with respect to the Required Approvals, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity or SRO, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company or the Bank of the transactions contemplated by this Agreement, other than the filing of each of the Certificate of Merger and the Certificate of Incorporation with the Secretary of State of the State of Delaware.

3.7      Financial Statements.  The Company has made available to Investor true and correct copies of: (a) the consolidated balance sheets of the Company and the Bank as of December 31 for the fiscal years 2007, 2008 and 2009 and the related consolidated statements of operations, of comprehensive income, of changes in stockholders’ equity and of cash flows for the fiscal years 2007 through 2009, inclusive, as reported in the Company 10-K (the “Audited Financial Statements”), in each case accompanied by the audit report of Dixon Hughes PLLC, and, (b) the unaudited consolidated balance sheets of the Company and the Bank as of September 30, 2010 (the “Interim Balance Sheet”) and the related unaudited consolidated statements of operations, of comprehensive income, of changes in stockholders’ equity and of cash flows for the nine month period ended September 30, 2009 and September 30, 2010, together with the notes thereto (the “Unaudited Financial Statements,” and, together with the Audited Financial Statements, the “Financial Statements”).  The December 31, 2009 consolidated balance sheets of the Company (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of the Company and the Bank as of the date thereof, and the other financial statements referred to in this Section 3.7 (including the related notes, where applicable) fairly present in all material respects, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will fairly present in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations, comprehensive income, changes in shareholders’ equity, cash flows and the consolidated financial position of the Company and the Bank for the respective fiscal periods or as of the respective dates therein set forth; each of such financial statements (including the related notes, where applicable) complies, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. There is no transaction, arrangement or other relationship between the Company, the Bank or any Subsidiary and an unconsolidated or other Affiliated entity that is not reflected on the financial statements specified in this Section 3.7.  The Company has delivered an unaudited balance sheet of Crescent Financial Capital Trust I as of December 31, 2010.  The books and records of the Company, the Bank and the Subsidiaries in all material respects have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect only actual transactions. Dixon Hughes PLLC has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Dixon Hughes PLLC, who has expressed its opinion with respect to the consolidated financial statements contained in the Company 10-K, is as of the date of such opinion a registered independent public accountant, within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants, as required by the Securities Act and the rules and regulations promulgated thereunder and by the rules of the Public Accounting Oversight Board.  As of the date hereof, there is not any existing, or to the Company’s Knowledge, any potential material disagreement with Dixon Hughes PLLC on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or an issue involving any of the foregoing items, that is reasonably likely to become material if the matter is not resolved.

3.8      Reports; Regulatory Matters.

(a)      Since December 31, 2008, each of the Company, the Bank and each Subsidiary has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity or self-regulatory organization (“SRO”) (the foregoing, collectively, the “Company Reports”) and has paid all fees and assessments due and payable in connection therewith.  As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities or SROs.  There are no outstanding comments from the SEC or any other Governmental Entity or any SRO received by the Company with respect to any Company Report.  In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act, and the Exchange Act. With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates, or the dates of their respective amendments.  No executive officer of the Company, the Bank or any Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”).  Copies of all Company Reports not otherwise publicly filed have, to the extent allowed by applicable Law, been made available to Investor by the Company. Except for normal examinations conducted by a Governmental Entity or SRO in the regular course of the business of the Company, the Bank and the Subsidiaries, or as set forth on Section 3.8(a) of the Company Disclosure Letter, no Governmental Entity or SRO has initiated any proceeding or investigation into the business or operations of the Company, the Bank or any Subsidiary since January 1, 2009.  There is no material unresolved violation, criticism or exception by any Governmental Entity or SRO with respect to any report or statement relating to any examinations of the Company, the Bank or any of the Subsidiaries.

(b)      The Company’s books, records and accounts represent a true and fair view of the overall financial condition of the Company.  The Company (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, the Bank and the Subsidiaries, and (ii) maintains a system of internal accounting controls sufficient to provide adequate assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company (I) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the Bank and the Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (II) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company Board (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  Since December 31, 2008, (X) none of the Company, the Bank or any Subsidiary or, to the Knowledge of the Company or the Bank, any director, officer, employee, auditor, accountant or representative of the Company, the Bank or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, the Bank or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company, the Bank or any Subsidiary has engaged in questionable accounting or auditing practices, and (Y) no attorney representing the Company, the Bank or any Subsidiary, whether or not employed by the Company, the Bank or any Subsidiary, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.  The Company, the Bank, each of the Subsidiaries and each of their respective officers and directors are in material compliance in all material respects with (1) all applicable provisions of the Sarbanes-Oxley Act, as amended and the rules and regulations promulgated thereunder and, other than as set forth on Section 3.8(b) of the Company Disclosure Letter, the Company has no Knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer shall not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes Oxley Act, without qualification, when next due and (2) the applicable listing and corporate governance rules and regulations of NASDAQ.

(c)      Except as set forth on Section 3.8(c) of the Company Disclosure Letter, since December 31, 2008, the Company, the Bank and each of the Subsidiaries has duly filed with the Federal Reserve, the NC Commissioner and any other applicable Governmental Entity, in correct form, the reports required to be filed under applicable Laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable Laws and regulations.

(d)      Except as set forth in Section 3.8(d) of the Company Disclosure Letter:

(i)           The Company, the Bank and each of the Subsidiaries has duly filed with the appropriate Governmental Entities in substantially correct form the monthly, quarterly and annual reports required to be filed under applicable Laws and regulations, and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable Laws and regulations.  In connection with the most recent, completed examination of each of the Company and the Bank by the appropriate Governmental Entities, neither was required to correct or change any action, procedure or proceeding which the Company reasonably believes in good faith has not been now corrected or changed to satisfy the appropriate Governmental Entities.

(ii)          As of the date hereof, neither the Company nor the Bank nor any of the Subsidiaries nor any of the respective properties of the Company, the Bank or the Subsidiaries is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor since December 31, 2008, has the Company, the Bank or any of the Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Entities.  The Company, the Bank and the Subsidiaries have paid all assessments made or imposed by any Governmental Entities.

(iii)         As of the date hereof, the Company is “well capitalized” as such term is defined in the rules and regulations promulgated by the Federal Reserve.

(iv)        Neither the Company nor the Bank nor any of the Subsidiaries or any of their respective directors, officers, agents or employees is required to be registered, licensed or authorized under the Laws or regulations issued by any Governmental Entity as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Entity.

(v)         From December 31, 2008, through the date hereof and as of the Closing Date, the Company has not received any comment letter from the SEC or the staff thereof, or any correspondence from NASDAQ or the staff thereof, relating to the delisting or maintenance of listing of the Common Stock on the NASDAQ.

(vi)        Since December 31, 2008, there have been no internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or chief financial officer of the Company, the Company Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

(vii)       Each of the Company, the Bank and the Subsidiaries have paid all assessments and made all accruals for known obligations or amounts that may be estimated for the FDIC or any other applicable assessment.

3.9      Absence of Undisclosed Liabilities.  None of the Company, the Bank or any of the Subsidiaries has any liabilities or obligations of any nature and is not an obligor under any guarantee, keepwell or other similar agreement (absolute, accrued, contingent or otherwise) except for (a) liabilities or obligations reflected in or reserved against in the Company’s Audited Balance Sheet, (b) current liabilities that have arisen since December 31, 2009 in the Ordinary Course of Business and that are set forth in Section 3.9 of the Company Disclosure Letter and (c) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements that either are set forth in Section 3.9 of the Company Disclosure Letter or  made in the Ordinary Course of Business and would not have, individually or in the aggregate, a Material Adverse Effect.

3.10       Absence of Certain Changes.  Except as disclosed in filings with the SEC made by the Company prior to the date hereof or in Section 3.10 of the Company Disclosure Letter, or as otherwise expressly permitted or expressly contemplated by this Agreement, since January 1, 2010, there has not been (a) any change or development in the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of the Company, the Bank or a Subsidiary which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no fact or condition exists which is reasonably likely to cause a Material Adverse Effect in the future, (b) any change by the Company, the Bank or a Subsidiary in its accounting methods, principles or practices, other than changes required by applicable Law or GAAP or regulatory accounting as concurred by the Company’s independent accountants, (c) any entry by the Company, the Bank or a Subsidiary into any Material Contract, other than loans and loan commitments in the Ordinary Course of Business, (d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company, the Bank or a Subsidiary or any redemption, purchase or other acquisition of any of its securities, other than in the Ordinary Course of Business, (e) any establishment of or amendment to any Benefit Plan (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), or any increase in the compensation payable or to become payable to any current or former directors, officers or employees of the Company, the Bank or a Subsidiary, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any action not in the Ordinary Course of Business with respect to the compensation or employment of any current or former directors, officers or employees of any member of the Company, the Bank or a Subsidiary, (f) any material election made by the Company, the Bank or a Subsidiary for federal or state income tax purposes, (g) any material change in the credit policies or procedures of the Company, the Bank or a Subsidiary, the effect of which was or is to make any such policy or procedure less restrictive in any respect, (h) any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, or (i) any material lease of real or personal property entered into, other than in connection with foreclosed property or in the Ordinary Course of Business.

3.11       Intellectual Property.

(a)      Section 3.11(a) of the Company Disclosure Letter sets forth a complete and correct list of the following Intellectual Property owned by the Company, the Bank or any Subsidiary: (i) all patented or registered Intellectual Property; (ii) all pending applications for patents or registration of other Intellectual Property; (iii) all trade names and unregistered marks and other source indicating designations; and (iv) all computer software and systems owned by the Company, the Bank or any Subsidiary.  For the avoidance of doubt, this Section 3.11(a) applies only to Intellectual Property owned by the Company, the Bank or any Subsidiary and not to Intellectual Property which the Company, the Bank or any Subsidiary uses under a license, including under any shrinkwrap or similar license.

(b)      Section 3.11(b) of the Company Disclosure Letter sets forth a complete and correct list of: (i) Intellectual Property Licenses; (ii) all licenses, agreements, contracts or other arrangements in effect as of the date hereof which (A) relate to the use of Intellectual Property by the Company, the Bank or any Subsidiary, including computer software licenses and assignments of rights from applicable inventors to all patents owned by the Company, the Bank or any Subsidiary; (B) limit the Company’s, the Bank’s or any Subsidiary’s ability to use or exploit any Intellectual Property, including without limitation, contacts containing a covenant not to compete, or containing an agreement to indemnify any Person against any claim related to Intellectual Property; or (C) materially limit or restrict the right of the Company, the Bank or any Subsidiary to use any Intellectual Property, including without limitation, any applicable Orders, judgments, settlements, or forbearances to sue; and (iii) all domain names used by the Company, the Bank or any Subsidiary, all of which are registered in the Company’s, the Bank’s or the Subsidiary’s name, as applicable, are validly issued, in full force and effect, and can continue to be used in conducting the Company’s, the Bank’s or any Subsidiary’s operations after the Closing in the same manner and to the same extent as prior to the Closing, and can be readily transferred or maintained in the applicable registry by Investor after Closing.  Notwithstanding anything contrary to the foregoing, with respect to Section 3.11(b)(i) and Section 3.11(b)(ii)(A), Section 3.11(b) of the Company Disclosure Letter need not contain a list of standard licenses and other agreements for readily available commercial software or internet based software as services utilized by the Company, the Bank or any Subsidiary in the Ordinary Course of Business; provided, however, the Company and the Bank represent and warrant that it has sufficient authorized copies or site license authorizations for all such standard licenses and other agreements for readily available commercial software or internet based software as services utilized by the Company, the Bank or any Subsidiary in the Ordinary Course of Business.

(c)      Each Intellectual Property License is in full force and effect and is the legal, valid and binding obligation of the Company, the Bank or a Subsidiary, as applicable, enforceable by and/or against it in accordance with its terms.  No party to an Intellectual Property License is in default thereof, has made any claim or demand against the Company, the Bank or any Subsidiary, has exercised or threatened to exercise any termination rights, and no event has occurred that with the lapse of time and/or the giving of notice would constitute a default thereunder.

(d)      The Company, the Bank or a Subsidiary, as applicable, possesses legally enforceable rights to use all Intellectual Property necessary to conduct its respective business as currently conducted. The Company, the Bank or a Subsidiary, as applicable, owns and possesses all right, title and interest in and to the Intellectual Property set forth in Section 3.11(a) of the Company Disclosure Letter free and clear of all Liens and, except as provided in Section 3.11(e), otherwise owns and possesses all right, title and interest in and to all other Intellectual Property necessary for the operation of the Company, the Bank and the Subsidiaries’ businesses as currently conducted (the “Company Intellectual Property”).  All Company Intellectual Property was (i) developed by employees in the scope of their employment or third parties who executed written agreements giving the Company or the Bank ownership; or (ii) otherwise acquired by the Company or the Bank by operation of Law, valid assignment or agreement.  All registrations for Company Intellectual Property have been properly filed and paid for and are valid and enforceable; all applications to register Company Intellectual Property are timely and properly pending.  The Company or the Bank, as applicable, has taken all reasonable steps to maintain records related to the Company Intellectual Property and will take all steps necessary to preserve and maintain all right, title and interest in and to the Company Intellectual Property until the Closing.

(e)      The Company, Bank or Subsidiaries have the right to use Intellectual Property it does not own that is necessary for the operation of their respective businesses as currently conducted pursuant to an agreement set forth in Section 3.11(b) of the Company Disclosure Letter.  The consummation of the transactions contemplated hereby will not result in the loss, impairment, modification, breach or default of or to the Company’s Intellectual Property or an agreement described in Section 3.11(b).

(f)      Neither the Company, the Bank nor any Subsidiary is a party to any understanding or agreement that grants or transfers any ownership or exclusive rights with respect to the Company Intellectual Property to any third party.  No agreement, contract or license of the Company Intellectual Property grants a most favored nation or preferential rights to the licensee or other third party that would restrict the Company, the Bank or applicable Subsidiary from setting terms in connection with other licenses or agreements.  No loss, cancellation, abandonment, expiration or termination of any of the Company Intellectual Property is threatened, pending or reasonably foreseeable.  All Company Intellectual Property is valid and enforceable and has not expired or been cancelled.  No Company Intellectual Property has been misused, used or enforced, or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of the Company or the Bank’s rights in and to the Company Intellectual Property.  Except as set forth on Section 3.11(f) of the Company Disclosure Letter, to the Company’s Knowledge, no third party has infringed, violated, misappropriated or otherwise conflicted with any Company Intellectual Property or is currently doing so and neither the Company nor the Bank is aware of any facts that indicate a likelihood of any of the foregoing.

(g)      Neither the Company, the Bank, nor any Subsidiary, has, and its businesses as currently conducted does not, and except as set forth in Section 3.11(g) of the Company Disclosure Letter, will not upon consummation of transactions contemplated hereby infringe, violate or otherwise conflict with any Intellectual Property of any third party.  There is no legal proceeding, claim or demand pending, or to the Knowledge of the Company, threatened or that was pending or to the Knowledge of the Company threatened in the last six years, against or affecting the Company, the Bank or any Subsidiary in any material respect (i) based upon or challenging any Intellectual Property rights of the Company, the Bank or any Subsidiary or (ii) alleging that the operation of the business misappropriates, infringes or otherwise violates any Intellectual Property rights of any third party. There have been no written offers to license rights under a patent or other Intellectual Property made to the Company, the Bank or any Subsidiary in the past six years. Neither the Company nor the Bank is aware of any facts, circumstances or pending events that will cause any of the foregoing upon its occurrence or indicate a likelihood of any such occurrence.

(h)      Except for disclosures which would not have a Material Adverse Effect or are set forth in Section 3.11(h) of the Company Disclosure Letter, no disclosure of any trade secrets or confidential information has been permitted or made to any third party who was not authorized or had not signed an agreement with no specified termination or expiration date requiring confidential treatment of such information, with survival of the confidentiality obligation beyond termination of the agreement.

(i)      All personally identifiable information has been treated by the Company, the Bank and each Subsidiary in accordance with its privacy policies and applicable Law.

(j)      No Company, Bank or Subsidiary software contains any shareware, open source code, or other software whose use requires disclosure or licensing of Intellectual Property. Except as set forth in Section 3.11(j) of the Company Disclosure Letter, the computer software, computer firmware, computer hardware, and other similar or related items used or relied on by the Company, the Bank and any Subsidiary is sufficient in all material respects for the current and anticipated needs of such business for the next twelve (12) months (including the number of license seats but excluding any anticipated changes in such business resulting from the transactions contemplated hereby) and has not suffered an outage or failure in the past twelve (12) months that has had a Material Adverse Effect on the Company, the Bank or any Subsidiary.  All licensed computer software used in the Company’s, the Bank’s or any Subsidiary’s operations is maintained and supported under current software support and maintenance agreements except where the failure has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.12       Legal Compliance.

(a)      The Company, the Bank and each Subsidiary have all material Permits, licenses, franchises, authorizations, orders, Approvals and Authorizations of, and have made all filings, applications and registrations with, Governmental Entities and SROs that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted.  Each of the Company, the Bank and each Subsidiary is and has been in compliance in all material respects with and is not in default or violation in any material respect of, and none of them is under investigation with respect to or has been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign Law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity or SRO.  Except for statutory or regulatory restrictions of general application, no Governmental Entity or SRO has placed any material restriction on the business or properties of the Company, the Bank or any Subsidiary.  Since December 31, 2008, except as set forth in Section 3.12 of the Company Disclosure Letter and as indicated in the Board Resolutions, none of the Company, the Bank or any Subsidiary has received any notification or communication from any Governmental Entity or SRO (a) asserting that the Company, the Bank or any Subsidiary is not in material compliance with any statutes, regulations or ordinances, (b) threatening to revoke any material Permit, license, franchise, authorization, Order, Approval or Authorization, or (c) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance.

(b)      Each of the Company, the Bank and the Subsidiaries is in compliance with applicable federal and state securities laws and regulations governing the sale of non-FDIC insured products by FDIC-insured institutions.

3.13       Contracts.

(a)      Section 3.13(a) of the Company Disclosure Letter sets forth a list of, and the Company has provided or made available (by hard copy, electronic data room or otherwise) to Investor or its representatives true, correct and complete copies of, each of the following written Contracts to which the Company, the Bank or any Subsidiary is a party (each, a “Material Contract”):

(i)           any Contract which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement;

(ii)          any Contract with respect to the employment of or the provision of other services by any current or former directors, officers, employees or consultants of the Company, the Bank or any of the Subsidiaries, including any agreements respecting the provision of post-service remuneration or benefits of any type, other than any agreements, amendments or renewals permitted under this Agreement;

(iii)         any Contract with any director, officer, employee or Affiliate of the Company, the Bank or any of the Subsidiaries;

(iv)         any Contract limiting the freedom of the Company, the Bank or any Subsidiary to engage in any line of business or to compete with any other person or prohibiting the Company, the Bank or any Subsidiary from soliciting customers, clients or employees, in each case whether in any specified geographic region or business or generally;

(v)          any Contract with a labor union or guild (including any collective bargaining agreement);

(vi)         any Contract which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company, the Bank or the Subsidiaries;

(vii)        any trust indenture, mortgage, promissory note, loan agreement or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP, in each case, where the Company, the Bank or any Subsidiary is a lender, borrower or guarantor other than those entered into in the Ordinary Course of Business;

(viii)       any Contract entered into since January 1, 2006 (and any Contract entered into at any time to the extent that material obligations remain as of the date hereof) relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations, including continuing material indemnity obligations, of the Company, the Bank or any of the Subsidiaries;

(ix)          any agreement of guarantee, support or indemnification by the Company, the Bank or any Subsidiary, assumption or endorsement by the Company, the Bank or any Subsidiary of, or any similar commitment by the Company, the Bank or any Subsidiary with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

(x)           any alliance, cooperation, joint venture, stockholders’ partnership or similar agreement involving a sharing of profits or losses relating to the Company, the Bank or any Subsidiary;

(xi)          any agreement, option or commitment or right with, or held by, any third party to acquire, use or have access to any assets or properties, or any interest therein, of the Company, the Bank or any Subsidiary;

(xii)         any material Contract that would require any consent or approval of a counterparty as a result of the consummation of the transactions contemplated by this Agreement;

(xiii)        any futures, forward or hedging agreement;

(xiv)       any contract entered into in connection with the issuance of Company securities to the Treasury pursuant to TARP, or trust preferred securities;

(xv)        any settlement agreement relating to the settlement or proposed settlement of any dispute or Action; and

(xvi)       any Contract not listed above that is material to the financial condition, results of operations or business of the Company, the Bank or any Subsidiary.

(b)      (i)  Each of the Material Contracts has been duly and validly authorized, executed and delivered by the Company, the Bank or any Subsidiary, as applicable, and is binding on the Company, the Bank and the Subsidiaries, as applicable, and is in full force and effect; (ii) the Company, the Bank and each of the Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date and as of the Closing Date, under each Material Contract; (iii) as of the date hereof and as of the Closing Date, none of the Company, the Bank nor any of the Subsidiaries has received notice of any material violation or default (or any condition that with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Material Contract; and (iv) to the Knowledge of the Company, no other party to any Material Contract is in default in any material respect thereunder.

3.14      Properties and Leases.  All real and personal property owned by either the Company, the Bank or any of the Subsidiaries and presently used by it in its business is in a good condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the Ordinary Course of Business.  Each of the Company, the Bank and each Subsidiary has good and marketable title, free and clear of all Liens other than Permitted Liens, to all of the material properties and assets, real and personal, reflected on the balance sheet of the Company as of September 30, 2010, or acquired after such date, other than properties sold by the Company, the Bank or such Subsidiary in the Ordinary Course of Business, except (a) Liens for current Taxes and assessments not yet due or payable for which adequate reserves have been established, (b) pledges to secure deposits or advances incurred in the Ordinary Course of its Business, (c) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent or (d) as reflected on the balance sheet of the Company as of September 30, 2010.  The Company, the Bank and the Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them in any material respect. None of the Company, the Bank or any Subsidiary or, to the Knowledge of the Company, any other party thereto is in default under any lease described in the immediately preceding sentence.  There are no material condemnation or eminent domain proceedings pending or, to the Knowledge of the Company, threatened in writing, with respect to any of the real properties necessary to the operations of the Company, the Bank and the Subsidiaries as now conducted.  All of the real properties used by the Company, the Bank or any of the Subsidiaries in the conduct of their respective businesses are in material compliance with zoning, building code and other applicable land use regulations for their current uses.  None of the Company, the Bank or any of the Subsidiaries has, within the last two (2) years, made any material title claims, or has outstanding any material title claims, under any policy of title insurance respecting any parcel of real property.

3.15       Employee Benefit Plans.

(a)      Section 3.15(a) of the Company Disclosure Letter sets forth a complete list of each Benefit Plan.  With respect to each Benefit Plan, except as set forth in Section 3.15(a) of the Company Disclosure Letter, the Company, the Bank and the Subsidiaries have complied, and are now in compliance, in all material respects, with ERISA, the Code and other applicable Laws; and (B) each Benefit Plan has been administered in all material respects in accordance with its terms (except for those terms which are inconsistent with the changes required by applicable Laws for which plan terms are not yet required to be modified).

(b)      With respect to each Benefit Plan, the Company has heretofore delivered or made available to Investor or Previously Disclosed true and complete copies of each of the following documents, to the extent applicable: (i) a copy of the Benefit Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof); (ii) a copy of the two most recent annual reports and actuarial reports, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto; (iv) if the Benefit Plan is funded through a trust or any third party funding vehicle, including insurance contracts, a copy of the trust or other funding agreement and the latest financial statements thereof; (v) the most recent determination letter received from the Internal Revenue Service with respect to each Benefit Plan intended to qualify under Section 401 of the Code; and (vi) except as set forth in Section 3.15(b) of the Company Disclosure Letter, a copy of any statement filed pursuant to 29 CFR Section 2520.104-23.

(c)      No claim has been made, or to the Knowledge of the Company threatened, against the Company, the Bank or any of the Subsidiaries related to the employment and compensation of employees or any Benefit Plan, including, without limitation, any claim related to the purchase of employer securities or to expenses paid under any defined contribution pension plan other than ordinary course claims for benefits.  There are no matters pending before any Governmental Entity respecting any Benefit Plan.

(d)      No Benefit Plans have been or are subject to Title IV of ERISA, Section 412 or 430 of the Code or have been described in Section 3(37) of ERISA, and none of the Company, the Bank or its Subsidiaries has at any time within the past six (6) years sponsored or contributed to, or has or had within the past six (6) years any liability or obligation in respect of, any plan subject to Title IV of ERISA, Section 412 or 430 of the Code or described in Section 3(37) of ERISA.  Except as set forth in Section 3.15(d) of the Company Disclosure Letter, neither the Company, the Bank, nor any Subsidiary has incurred any current or projected liability in respect of post-retirement health, medical or life insurance benefits for Company employees, except as required to avoid an excise tax under Section 4980B of the Code or comparable State benefit continuation Laws.  No Benefit Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.  Liabilities attributable to post-retirement health, medical and life insurance benefits have been accrued on the financial statements of the Company, of the Bank and, to the extent applicable, of any Subsidiary to the extent required by and in accordance with GAAP.

(e)      Each Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, and, no condition exists that could reasonably be expected to jeopardize any such qualification or exemption.  Each Pension Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely upon the opinion letter issued to the sponsor of the prototype or volume submitter plan documents.  Prior to the Closing Date, any Benefit Plan which is required to satisfy Sections 401(k)(3) or 401(m)(2) of the Code (or both) has been, or will be, tested for compliance with, and has satisfied, or will satisfy, the requirements of such sections of the Code for each plan year ending prior to the Closing Date.  Prior to the Closing Date, any Benefit Plan which is intended to satisfy Sections 401(k)(12) or 401(m)(11) of the Code (or both) has satisfied, or will satisfy, the requirements of such Sections of the Code for each plan year commencing prior to the Closing Date.  There has been no termination or partial termination, as defined in Section 411(d) of the Code, of any Pension Plan.  Neither the Company, the Bank nor any of the Subsidiaries has received any correspondence or written or verbal notice from any Governmental Entity, any participant in or beneficiary of, a Benefit Plan, or any agent representing any of the foregoing that could reasonably be expected to bring into question the qualification of any such Benefit Plan.

(f)       To the Knowledge of the Company, none of the Company, the Bank or any Subsidiary, any Benefit Plan, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which the Company, the Bank or any Subsidiary, any Benefit Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Benefit Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 502(i) or Section 502(l) of ERISA or a tax imposed pursuant to Section 4975 of the Code in an amount that would be material.

(g)      There has been no material failure of a Benefit Plan that is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in Section 4980B(g) of the Code).  No event or condition exists with respect to a Benefit Plan that could reasonably be expected to subject the Company, the Bank or any of the Subsidiaries to a tax under Sections 4980B or 4980D of the Code (or both) and each Benefit Plan that is required to comply with either or both of Parts 6 and 7 of Subtitle B of Title I of ERISA has complied in all material respects with the provisions of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act and all rules and regulations promulgated thereunder.

(h)      Except as set forth in Section 3.15(h) of the Company Disclosure Letter, each 409A Plan complies in all material respects with the requirements of Section 409A of the Code and the guidance promulgated thereunder or is not required to comply therewith due to its grandfathered status under, or other exemption from Section 409A of the Code, in which case such Benefit Plan complies in form (to the extent necessary) and has been operated in compliance with its terms and the requirements of Section 409A of the Code.  A list of all such Benefit Plans is included in Section 3.15(h) of the Company Disclosure Letter, including an identification of each such Benefit Plan that is in grandfathered status.

(i)      (i)      Except as set forth in Section 3.15(i) of the Company Disclosure Letter, and assuming the amendments and consents contemplated in Section 6.4 are completed or obtained, neither the execution and delivery of this Agreement, Company Shareholder approval of the Agreement or the transaction contemplated hereby, nor the consummation of the transactions contemplated hereby, either alone or in combination with a subsequent event, will (A) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code, but without regard to whether any such payment or portion thereof is reasonable compensation for personal services performed or to be performed in the future), tax gross-up, cash-out, forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company, the Bank or any Subsidiary from the Company, the Bank or any Subsidiary under any Benefit Plan or otherwise, (B) increase any benefits otherwise payable under any Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefits, (D) require the funding or increase in the funding of any such benefits, (E) result in any limitation on the right of the Company, the Bank or any Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust, or (F) result in any payment or portion of any payment that would not otherwise be deductible under Section 162(m) of the Code; and (ii) none of the Company, the Bank or any Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits, or will result, in any limitation on the right of the Company, the Bank or any Subsidiary to amend, merge, terminate any Benefit Plan or receive a reversion of assets from any Benefit Plan or related trust.

(j)      (i) Except as set forth on Section 3.15(j) of the Company Disclosure Letter, all contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected in the financial statements of the Company, the Bank and, to the extent applicable, of any Subsidiary in accordance with GAAP, (ii) neither the Company, the Bank nor any of the Subsidiaries has any remaining liability under any previously maintained Benefit Plan, (iii) the actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) for which the Company, the Bank or any of the Subsidiaries are obligated have been fully and accurately reflected on the financial statements of the Company, the Bank and, to the extent applicable, of any Subsidiary to the extent required by and in accordance with GAAP, and (iv) the assets of each Benefit Plan are reported at their fair market value on the books and records of such plans, unless otherwise stated in such books and records.

(k)      All assets attributable to any Benefit Plan that is subject to ERISA have been held in trust, unless a statutory or administrative exemption to the trust requirements of Section 403(a) of ERISA applies.

(l)      Except as contemplated in this Agreement, neither the Company, the Bank nor any of the Subsidiaries has any plan or contract, whether legally binding or not, to create any additional plan, agreement or other arrangement that, if so created, would constitute a Benefit Plan or to modify any existing Benefit Plan, except as required by applicable Law.

(m)   Except as set forth in Section 3.15(m) of the Company Disclosure Letter or as provided by the terms of any Benefit Plan on the date hereof (which has been disclosed to Investor), the Company, the Bank and the Subsidiaries, as applicable, may amend unilaterally in its sole discretion any Benefit Plan and may terminate unilaterally in its sole discretion any Benefit Plan prospectively, in either case, at any time without further liability to the Company, the Bank or any of the Subsidiaries, including, without limitation, any additional contributions, penalties, premiums, fees, surrender charges, market value adjustments or any other charges as a result of such termination, except to the extent of funds set aside for such purpose or reflected as reserved for such purpose on the financial statements of the Company and, to the extent applicable, of any Subsidiary.

3.16      Labor Matters  Employees of the Company, the Bank and the Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.  No labor organization or group of employees of the Company, the Bank or any Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.  There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company, the Bank or any Subsidiary.  No executive officer (as defined in Rule 501(f) promulgated under the Securities Act) of the Company, the Bank or any Subsidiary has notified the Company, the Bank or any Subsidiary that such officer intends to leave the Company, the Bank or any Subsidiary or otherwise terminate such officer’s employment with the Company, the Bank or any Subsidiary.  No executive officer of the Company, the Bank or any Subsidiary is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company, the Bank or any Subsidiary to any liability with respect to any of the foregoing matters.  The Company, the Bank and the Subsidiaries are in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, and any other similar applicable foreign, state, or local Laws relating to facility closings and layoffs.  Each of the Company, the Bank and the Subsidiaries have paid or accrued in full all wages, salaries, commissions, bonuses, benefits and other compensation currently due to its employees.

3.17      Litigation and Other Proceedings.  None of the Company, the Bank or any Subsidiary is a party to any, and there are no pending or, to the Company’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions, suits, litigations, arbitrations or governmental or regulatory investigations of any nature (each, and “Action”) (a) against the Company, the Bank or any Subsidiary (excluding those of the type contemplated by the following clause (b)) that, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, to the Company’s Knowledge there are no facts which could reasonably be expected to give rise thereto or (b) challenging the validity or propriety of the transactions contemplated by this Agreement.  Except as set forth on Section 3.17 of the Company Disclosure Letter, there is no material injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application that are broadly applicable to banks and bank holding companies) imposed upon the Company, the Bank, any Subsidiary or the assets of the Company, the Bank or any Subsidiary.  There is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company, the Bank or any Subsidiary.  The Company, the Bank and each Subsidiary is in material compliance with each Order entered, issued or rendered by any Governmental Entity to which the Bank is subject.

3.18        Tax Matters.

(a)     (i)  Except as set forth in Section 3.18(a)(i) of the Company Disclosure Letter, all Tax Returns that are required to be filed on or before the effective time of the Closing (taking into account any extensions of time within which to file which have not expired) by or with respect to the Company, the Bank or any of the Subsidiaries have been or will be timely filed on or before the effective time of the Closing, (ii) all such Tax Returns are or will be true and complete in all material respects, (iii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been or will be timely paid in full and all other Taxes that are imposed on the Company, the Bank or any of the Subsidiaries and that have due dates on or before the effective time of the Closing have or will be paid, (iv) the Tax Returns referred to in clause (i) are not currently under examination, (v) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, other than deficiencies and assessments that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided, (vi) no issues that have been raised by the appropriate taxing authority in writing in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending and (vii) neither the Company, the Bank nor any of the Subsidiaries has extended or waived any statutes of limitation with respect to any Taxes of the Company, the Bank or the Subsidiaries.

(b)      There are no material Liens for Taxes upon the assets of the Company, the Bank or any of the Subsidiaries, other than with respect to Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.

(c)      No written claim has ever been made by any Governmental Entity in a jurisdiction where the Company, the Bank or any of the Subsidiaries files Tax Returns that it is or may be subject to taxation by that jurisdiction.

(d)      The Company has made available to Investor true and correct copies of the United States federal and state income Tax Returns filed by the Company, the Bank and/or the Subsidiaries for each of the four most recent fiscal years for which such returns have been filed.

(e)      Neither the Company, the Bank nor any of the Subsidiaries has liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the consolidated financial statements of the Company, the Bank and the Subsidiaries in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected therein.

(f)      Except as set forth in Section 3.18(f) of the Company Disclosure Letter, none of the Company, the Bank or any of the Subsidiaries (i) is a party to any Tax allocation, Tax indemnity or Tax sharing agreement, is or has been a member of an affiliated group filing consolidated unitary or combined Tax Returns (other than a group the common parent of which is or was the Company) or, (ii), has any liability for Taxes of any Person (other than the Company, the Bank or a Subsidiary) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or otherwise has any liability for the Taxes of any Person (other than the Company, the Bank or a Subsidiary) as a transferee or successor, by contract, or otherwise.

(g)      No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to the Company, the Bank or any of the Subsidiaries and no such agreement or ruling has been applied for and is currently pending.

(h)      Except as set forth in Section 3.18(h) of the Company Disclosure Letter, neither the Company, the Bank nor any of the Subsidiaries maintains any compensation or benefits plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m), 280G or 404 of the Code and the regulations issued thereunder (or any similar provision of Laws).

(i)      No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

(j)      All Taxes that the Company, the Bank or any of the Subsidiaries is or was required by Law to withhold, collect or deposit have been duly withheld, collected or deposited and, to the extent required by applicable Law, have been paid to the proper Governmental Entity or other Person.

(k)      Neither the Company, the Bank nor any of the Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(l)      Except as set forth in Section 3.18(l) of the Company Disclosure Letter, neither the Company, the Bank nor any of the Subsidiaries will be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the effective time of the Closing as a result of (i) a change in method of accounting occurring prior to the effective time of the Closing, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the effective time of the Closing, (iii) a prepaid amount received, or paid, prior to the effective time of the Closing or (iv) deferred intercompany gains or losses, intercompany items, or similar items arising prior to the effective time of the Closing.

(m)    Neither the Company, the Bank nor any of the Subsidiaries has engaged in any transaction that could give rise to (i) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations thereunder, or (iii) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the regulations thereunder.

(n)      Neither the Company, the Bank nor any of the Subsidiaries has and has never had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and neither the Company, the Bank nor any of the Subsidiaries has engaged in a trade or business within any foreign country.

3.19       Environmental Matters.

(a)      Except as set forth in Section 3.19(a) of the Company Disclosure Letter:

(i)           the Company, the Bank and the Subsidiaries are currently, and within applicable statutes of limitation, have been, in material compliance with all applicable Environmental Laws and Environmental Permits;

(ii)          (A) neither the Company, the Bank nor any Subsidiary has received written notice of any civil, criminal or administrative Action, demand, hearing, notice of violation, investigation, notice or demand letter or request for information pending or threatened under any Environmental Law against the Company, the Bank or any Subsidiary, and (B) neither the Company, the Bank nor any Subsidiary has received written notice of any actual or potential Liability under any Environmental Law that has not been resolved, including, but not limited to, any Liability that the Company, the Bank or any Subsidiary may have retained or assumed either contractually or by operation of Law, in either case (A) or (B) that would reasonably be expected to result in material Liabilities to, or Remedial Action by, the Company, the Bank or any Subsidiary; and

(iii)         to the Company’s Knowledge (A) there has been no Release or threatened Release of any Hazardous Material generated, used, owned, stored or controlled by the Company, the Bank or any Subsidiary or respective predecessors in interest, on, at or under any property presently or formerly owned, leased or operated by the Company, the Bank or any Subsidiary or any predecessor in interest, except in material compliance with Environmental Laws; and (B) there are no Hazardous Materials located in, at, on or under such facility or property, or at any other location, in either case (A) or (B), that could reasonably be expected to require Remedial Action by the Company, the Bank or any Subsidiary or that would be reasonably likely to result in material Liabilities of the Company, the Bank or any Subsidiary under any Environmental Law.

(b)      Except as set forth in Section 3.19(b) of the Company Disclosure Letter, the Company has provided or made available to Investor and its authorized representatives all records and files, including but not limited to, all assessments, reports, studies, analyses, audits, tests and data in the Company’s possession or control concerning the existence of Hazardous Materials or any other environmental concern at properties, assets or facilities currently or formerly owned, operated or leased by the Company, the Bank or any of their present or former subsidiaries or predecessors in interest, or concerning compliance by the Company, the Bank or the Subsidiaries with, or Liability under, any Environmental Laws.

3.20       Brokers.  Except as set forth in Section 3.20 of the Company Disclosure Letter, none of the Company, the Bank or any Subsidiary or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any Liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company, the Bank or any Subsidiary, in connection with this Agreement or the transactions contemplated hereby.  The fee payable by the Company to each of the brokers listed in Section 3.20 of the Company Disclosure Letter in connection with the transactions contemplated by this Agreement is described in an engagement letter between the Company and each such party, complete and correct copies of which have been previously provided to Investor.  The Company has received the opinion of Howe Barnes Hoefer & Arnett, Inc., or any successor thereto (the “Financial Advisor”), to the effect that, as of the date hereof, the Per Share Purchase Price and the Offer Price are fair from a financial point of view to the existing shareholders of the Company, and such opinion has not been amended or rescinded, and remains in full force and effect.  The Company has been authorized by the Financial Advisor to permit the inclusion of such opinion in its entirety in the Preliminary Proxy Statement and Definitive Proxy Statement.

3.21       Insurance.

(a)      The Company, the Bank and each Subsidiary maintain, and have maintained since each such entity’s inception, insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company, the Bank and the Subsidiaries reasonably believe in good faith are adequate for their respective businesses and constitute reasonably adequate coverage against all risks customarily insured against by banking institutions and their subsidiaries of comparable size and operations, including, but not limited to, a fidelity bond, insurance covering real and personal property owned or leased by the Company, the Bank and any Subsidiary against theft, damage, destruction, acts of vandalism and other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business.  True, correct and complete copies of all material policies and binders of insurance, including any fidelity bonds, currently maintained in respect of the assets, properties, business, operations, employees, officers or directors of the Company, the Bank and the Subsidiaries, excluding such policies pursuant to which the Company, the Bank, any Subsidiary or an Affiliate of any of them acts as the insurer and that are identified with respective expiration dates on Section 3.21 of the Company Disclosure Letter (collectively, the “Company Insurance Policies”), and all correspondence relating to any material claims under the Company Insurance Policies, have been previously made available to Investor.  All of the Company Insurance Policies are in full force and effect, the premiums due and payable thereon have been or will be timely paid through the Closing Date, and there is no breach or default (and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute such a breach or default) by the Company, the Bank or any of the Subsidiaries under any of the Company Insurance Policies or, to the Knowledge of the Company,  by any other party to the Company Insurance Policies, except for any such breach or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  None of the Company, the Bank or any of the Subsidiaries has received any written notice of cancellation or non-renewal of any Company Insurance Policy nor, to the Knowledge of the Company, is the termination of any such policies threatened, and there is no claim for coverage by the Company, the Bank or any of the Subsidiaries, pending under any of such Company Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Company Insurance Policies or in respect of which such underwriters have reserved their rights.  There is no Liability or property claim under the Company Insurance Policies that exceeds the limit payable with respect to such claim under the applicable Company Insurance Policies.

(b)      Set forth on Section 3.21(b) of the Company Disclosure Letter is a list of all known events, incidents, actions or omissions that may reasonably be expected to result in a material claim or Action against the Company, the Bank or any Subsidiary.  The Company, the Bank or the appropriate Subsidiary, as applicable, have given notice to the applicable insurer under the Company Insurance Policies of all such events, incidents, actions or omissions, or has the right under applicable Company Insurance Policies to timely do so in the future.

3.22       Related Party Transactions.

(a)      All “covered transactions” between the Company, the Bank or any of the Subsidiaries and an “affiliate,” within the meaning of Sections 23A and 23B of the Federal Reserve Act and regulations promulgated thereunder, have been in compliance with such provisions.  Except as set forth in Section 3.22(a) of the Company Disclosure Letter and except for bank deposits and loan transactions entered into by the Bank in the Ordinary Course of Business, there are no outstanding amounts payable to or receivable from, or advances by the Company, the Bank or a Subsidiary to, and neither the Company nor the Bank nor any Subsidiary is otherwise a creditor or debtor to, any shareholder, director, employee or “affiliate” of the Company, the Bank or a Subsidiary.  Except as set forth in Section 3.22(a) of the Company Disclosure Letter and except for bank deposits and loan transactions entered into by the Bank in the Ordinary Course of Business, neither the Company nor the Bank nor any Subsidiary is a party to any transaction or agreement with any of its “affiliates,” shareholders, directors, executive officers or any material transaction or agreement with any employee.

(b)      Section 3.22(b) of the Company Disclosure Letter sets forth a schedule of all of the current and former officers and directors of the Company, the Bank and each Subsidiary who have outstanding loans from the Company, the Bank or such Subsidiary, and (i) there has been no default on, or forgiveness of or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof and the Closing Date, and (ii) to the Knowledge of the Company and the Bank, no current or former officers or directors of the Company, the Bank or any Subsidiary has indicated its inability or unwillingness to repay any such outstanding loan.

3.23       Certain Payments.  None of the Company, the Bank or any Subsidiary, or any director, officer, agent, employee or other person acting on behalf of the Company, the Bank or any Subsidiary has, in the course of its actions for, or on behalf of, the Company, the Bank or any Subsidiary (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.24       Privacy and Security.  The Company, the Bank and each of its Subsidiaries materially complies and oversees the compliance of applicable third parties with all Laws, reputable industry practice and its own policies (which are in conformance with reputable industry practice) applicable to it with respect to (a) the protection of personal privacy, personally identifiable information, nonpublic personal information and any special categories of personal information regulated thereunder (including clients, customers and those persons included in any demographic or other analyses performed for clients), whether any of same is accessed or used by the Company, the Bank, any Subsidiary or any of their business partners, and (b) the sending of solicited or unsolicited electronic mail messages.

3.25       Loan Portfolio.

(a)      Each Loan on the books and records of the Bank was made or purchased and has been serviced in all material respects in accordance with customary lending standards in the Ordinary Course of Business, is evidenced in all material respects by appropriate and sufficient documentation, has been secured by valid liens and security interests that have been perfected to the extent secured, and, constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms in all material respects, subject to bankruptcy, insolvency, fraudulent transfer and similar Laws of general applicability relating to or affecting creditor’s rights or by general equity principles.  The Company has previously made available to Investor complete and correct copies of each of the Bank’s lending policies.  The deposit and loan agreements of the Bank are in material compliance with all applicable Laws, rules and regulations.

(b)      Except as set forth on Section 3.25(b) of the Company Disclosure Letter, with respect to each Loan owned by the Bank in whole or in part, neither the Bank nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file; the Bank is the sole holder of legal and beneficial title to each Loan, except as otherwise referenced on the books and records of the Bank; the original note and the related security documents are included in the Loan files, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file; and with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)      Set forth in Section 3.25(c) of the Company Disclosure Letter, as to the Company, the Bank and each of the Subsidiaries as of the latest practicable date are: (i) any written or, to the Knowledge of the Bank, oral Loan under the terms of which the obligor is sixty (60) or more days delinquent in payment of principal or interest, or to the Knowledge of the Company and the Bank, in default of any other provision thereof; (ii) each Loan which has been classified as “other loans specially maintained,” “classified,” “criticized,” “credit risk assets,” “watch list assets,” “substandard,” “doubtful,” “loss” or “special mention” (or words of similar import) by the Company or the Bank or an applicable Governmental Entity (the “Classified Loans”); (iii) a listing of the “Other Real Estate Owned” acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; (iv) each Loan with any director, executive officer, employee or five percent or greater Company Shareholder, or any immediate family member of any of the same, or any Person controlling, controlled by or under common control with, any of the foregoing; and (v) a listing of each residential mortgage Loan and the lien position with respect to the property securing the Loan.  All Loans which are classified as “Insider Transactions” by Regulation O of the Federal Reserve Board have been made by the Bank in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons and do not involve more than normal risk of collectability or present other unfavorable features.

(d)      The Bank is approved by and is in good standing: (i) as a supervised mortgagee by the Department of Housing and Urban Development to originate and service Title I FHA mortgage loans; (ii) as a GNMA I and II Issuer by the Government National Mortgage Association; (iii) by the Department of Veterans’ Affairs (“VA”) to originate and service VA loans; and (iv) as a seller/servicer by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation to originate and service conventional residential mortgage Loans (each such entity being referred to herein as an “Agency” and, collectively, the “Agencies”).

(e)      None of the Company, the Bank or any of the Subsidiaries is now nor has it ever been since December 31, 2009 subject to any fine, suspension, settlement or other agreement or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Agency or any federal or state agency relating to the origination, sale or servicing of mortgage or consumer Loans.  None of the Company, the Bank or any of the Subsidiaries has received any notice, nor does it have any Knowledge as of the date of this Agreement and as of the Closing Date, that any Agency proposes to limit or terminate the underwriting authority of the Company, the Bank or any of the Subsidiaries or to increase the guarantee fees payable to any such Agency.

(f)      Each of the Company, the Bank and the Subsidiaries is in compliance in all material respects with all applicable Law, including the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and all Agency and other investor and mortgage insurance company requirements relating to the origination, sale and servicing of mortgage and consumer Loans.

(g)      Each Loan included in a pool of Loans originated, acquired or serviced by the Company, the Bank or any of the Subsidiaries (a “Pool”) meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool.  All such Pools have been finally certified or, if required, recertified in accordance with all applicable Laws, except where the time for certification or recertification has not yet expired.  No Pools have been improperly certified, and no Loan has been bought out of a Pool without all required approvals of the applicable investors.

(h)      The information with respect to each Loan set forth in the Loan Tape, and, to the Knowledge of the Company, any third party information set forth in the Loan Tape is true, correct and accurate as of the dates specified therein, or, if no such date is indicated therein, as of September 30, 2010.

3.26       Agreement with Regulatory Agencies and Regulatory Approvals  Other than as set forth in Section 3.26 of the Company Disclosure Letter, the Bank is not subject to any cease-and-desist or other similar Order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive of, any Governmental Entity that in a material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business, including compliance with applicable bank secrecy, anti-money laundering and consumer protection Laws and interpretations of any Governmental Entity (each item in this sentence, a “Regulatory Agreement”) and other than as set forth in Section 3.26 of the Company Disclosure Letter, the Bank has not been advised since December 31, 2008 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.  As of the date hereof and as of the Closing Date, there is no reason why any regulatory approvals and, to the extent necessary, any other Approvals, Authorizations, filings, registrations and notices required or otherwise a condition to the consummation of the transactions contemplated hereby will not be obtained.

3.27       Anti-takeover Provisions.  The Company has taken all necessary action to ensure that the transactions contemplated by this Agreement, the Voting Agreements and the consummation of the transactions contemplated hereby and thereby will be exempt from any anti-takeover or similar provisions of the Bank’s Articles of Incorporation and bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover Laws of any applicable jurisdiction, including the North Carolina Business Corporation Act, as amended.

3.28       Offering of Purchased Shares.  Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company) under circumstances that would require the integration of such offering with the offering of any of the Purchased Shares to be issued pursuant to this Agreement under the Securities Act, and the rules and regulations of the SEC promulgated thereunder, which might subject the offering, issuance or sale of any of the Purchased Shares to Investor pursuant to this Agreement to the registration requirements of the Securities Act.

3.29       Status of Purchased Shares.  The Purchased Shares to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action, in each case subject to Required Company Shareholder Vote.  When issued, delivered and sold against receipt of the consideration therefor as provided in this Agreement, the Purchased Shares will be validly issued, fully paid and nonassessable and not subject to any preemptive rights.  The voting rights of the holders of the Purchased Shares will be enforceable in accordance with the terms of the Articles of Incorporation and bylaws of the Company and applicable Law.

3.30      Risk Management Instruments.  There are no Derivative Transactions, except as forth in Section 3.30 of the Company Disclosure Letter.  All Derivative Transactions whether entered into for the Company’s own account, or for the account of the Bank or one or more of the Subsidiaries, were entered into (a) only in the Ordinary Course of Business, and (b) in accordance with commercially reasonable banking practices and in all material respects with all applicable Laws and regulatory policies; and each of them constitutes the valid and legally binding obligation of the Company, the Bank or one of the Subsidiaries, enforceable in accordance with its terms.  None of the Company, the Bank or the Subsidiaries, or, to the knowledge of the Company, any other party thereto, is in material breach of any of its obligations under any Derivative Transactions.

3.31      Reservation for Issuance.  Except as set forth in Section 3.31 of the Company Disclosure Letter, the Company has, on the date hereof, and shall have as of the Closing Date,  a number of shares of Common Stock reserved that is sufficient for the issuance of the Purchased Shares.

3.32      Investment Company Act.  Neither the Company, the Bank nor any Subsidiary is required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.33      No Material Adverse Effect.  Since September 30, 2010, no fact, circumstance, event, change, occurrence, condition or development has occurred that has not been Previously Disclosed to Investor and that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

3.34      Disclosure.  No representation or warranty of the Company or the Bank contained in this Agreement, and no statement contained in any document (including the Financial Statements, or other writing furnished by the Bank to Investor or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby), contains any untrue statement of material fact or, when read together as a whole, omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.  Except as set forth in Section 3.34 of the Company Disclosure Letter, there are no facts regarding the Company’s finances, operations or prospects which have or could have a Material Adverse Effect on the Company, the Bank or its Subsidiaries which have not been set forth in this Agreement, including the Company Disclosure Letter, the Financial Statements, or any document or statement in writing which has been supplied by or on behalf of the Company in connection with the transactions contemplated by the Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to the Company and the Bank as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), as follows:

4.1      Organization and Authority.  Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and Investor has the power and authority and governmental authorizations to own its properties and assets and to carry on its business in all material respects as it is now being conducted.  Investor is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended.

4.2      Authorization and Enforceability.  Investor has the full legal right, corporate power and authority to enter into this Agreement and the other agreements referenced herein to which it will be a party and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the other agreements referenced herein to which Investor will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Investor’s board of directors.  This Agreement has been, and the other agreements referenced herein to which it will be a party, when executed by the Company, the Bank and Investor, will be, duly and validly executed and delivered by Investor and assuming due authorization, execution and delivery by the Company and the Bank to each such agreement to which the Company and the Bank are parties, is and will be a valid and binding obligation of Investor enforceable against Investor in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).  Other than receipt of the Required Approvals, no other corporate proceedings are necessary for the execution and delivery by Investor of this Agreement and the other agreements referenced herein to which it will be a party, the performance by it of its obligations hereunder and thereunder or the consummation by it of the transactions contemplated hereby.

4.3      No Conflicts

(a)      Neither the execution, delivery and performance by Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Investor with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Investor under any of the terms, conditions or provisions of (A) its certificate of incorporation or similar governing documents or (B) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Investor is a party or by which it may be bound, or to which Investor or any of the properties or assets of Investor may be subject, or (ii) subject to compliance with the statutes and regulations referred to in Section 4.3(b), violate any Law, Permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Investor or any of its properties or assets.

(b)      Assuming the Company’s and the Bank’s representations contained in Section 3.6 are true and correct, receipt of the Required Approvals, compliance with the securities or blue sky laws of the various states and filings made to comply with applicable tender offer rules of the SEC, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by Investor of the transactions contemplated by this Agreement.

4.4      Restricted Securities; Limitation on Resale.  Investor acknowledges that the Purchased Shares have not been registered under the Securities Act or under any state securities Laws and Investor understands that the Shares are “restricted securities” under applicable federal and state securities Laws and that, pursuant to these Laws, Investor must hold the Purchased Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

4.5      Purchase for Investment.   Investor (a) is acquiring the Purchased Shares pursuant to an exemption from registration under the Securities Act solely for investment and with no present intention to resell or distribute any of the Purchased Shares to any person, (b) will not sell or otherwise dispose of any of the Purchased Shares, except in compliance with the registration requirements the Securities Act, or an exemption thereunder, and any other applicable securities laws, (c) has such knowledge, sophistication and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Shares, of making an informed investment decision and of bearing the economic risk of such investment for an indefinite period of time, (d) has made its investment decision based upon its own judgment, due diligence, and advice from such advisors as it has deemed necessary and not upon the view of any Person, and (e) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act ). Investor has not been formed for the specific purpose of acquiring the Purchased Shares. Investor has had an opportunity to discuss the business, management, financial affairs of the Company and of the Bank and the terms and conditions of the offering of the Purchased Shares with management of the Company and of the Bank and has had an opportunity to review the facilities of the Company and the Bank.

4.6      Brokers and Finders.    Neither Investor nor its respective officers, directors, employees or agents has employed any broker or finder or incurred any Liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Investor, in connection with this Agreement or the transactions contemplated hereby.

4.7      Litigation and Other Proceedings.     Investor is not a party to any, and there are no pending or, to Investor’s knowledge, threatened, Actions (a) against Investor (excluding those of the type contemplated by the following clause (b)) that, if adversely determined, would reasonably be expected to have a material adverse effect on Investor or (b) challenging the validity or propriety of the transactions contemplated by this Agreement.  There is no material injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application that are broadly applicable to banks and bank holding companies) imposed upon the Investor or any subsidiary of the Investor or upon the assets of the Investor or any subsidiary of Investor.  There is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Investor or any subsidiary of the Investor.  The Investor and each subsidiary of the Investor is in material compliance with each Order entered, issued or rendered by any Governmental Entity to which they are subject.

4.8      Compliance with Law.  Investor has been in compliance in all material respects with and is not in default or violation in any material respect of, and to the knowledge of Investor, is not under investigation with respect to or, to the knowledge of Investor, been threatened to be charged with or given notice of any material violation of, any applicable material domestic or foreign Law, license, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, except for such noncompliance that has not had nor reasonably would be expected to have a material adverse effect on Investor.

4.9      Financial Capability.  Investor has in an escrow account held pursuant to the Escrow Agreement funds necessary to pay the Purchase Price and consummate the Closing on the terms and conditions contemplated by this Agreement.  On the earlier of (i) the Closing Date or (ii) the date that is fifteen days after the date upon which all Required Approvals are obtained, Investor will have available funds necessary to pay the Purchase Price and to consummate the Closing on the terms and conditions contemplated by this Agreement.  Additionally, at the Expiration Time, Investor will have available sufficient funds necessary to pay for all Shares validly tendered and not validly withdrawn pursuant to the Offer.

4.10    General Solicitation.  Neither Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Purchased Shares.

4.11    Related Party Transactions.  All “covered transactions” between the Investor and an “affiliate,” within the meaning of Sections 23A and 23B of the Federal Reserve Act and regulations promulgated thereunder, have been in compliance with such provisions.

4.12    Certain Payments.  To the knowledge of Investor, neither Investor, nor to the knowledge of Investor, any subsidiary, director, officer, agent, employee or other person acting on behalf of the Investor has, in the course of its actions for, or on behalf of, Investor (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.13    Agreements with Regulatory Agencies. Investor is neither subject to any Regulatory Agreement, nor been advised since December 31, 2009 by any Governmental Entity or SRO that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.  As of the date hereof, Investor has no knowledge of any reason why any regulatory approvals and, to the extent necessary, any other Approvals, Authorizations, filings, registrations and notices required or otherwise a condition to the consummation of the transactions contemplated hereby will not be obtained.

4.14    Corporate Governance and Financing Restrictions.  Investor and, to Investor’s knowledge, its Affiliates, and any Person with a greater than 4.9% ownership interest in the Investor, are in material compliance with any and all corporate governance, management, ownership or other financing restrictions, limitations, or agreements (including any Passivity Commitments) that such Person may have with any Governmental Entity or SRO related to such Person’s ownership or involvement with the Investor.

4.15    No Material Adverse Effect.  Since September 30, 2010, no fact, circumstance, event, change, occurrence, condition or development has occurred that has not been previously disclosed to the Company and that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Investor.

4.16    Non-Reliance.  Investor acknowledges and agrees that in entering into this Agreement it has not relied and is not relying on any representations, warranties or other statements whatsoever, whether written or oral (from or by the Company, the Bank or any Person acting on either such entity’s behalf) other than those expressly set out in this Agreement and that it will not have any right or remedy rising out of any representations, warranties or other statements not expressly set out in this Agreement.

ARTICLE V
COVENANTS

5.1      Filings, Other Actions.

(a)      Subject to the conditions set forth in this Agreement and the last sentence of this Section 5.1(a), Investor, on the one hand, and the Company and the Bank, on the other hand, will cooperate and consult with the other and use best efforts to take or cause to be taken all actions, and to do or cause to be done all things necessary, proper or desirable, or advisable under applicable Law so as to permit and otherwise enable consummation of the transactions contemplated by this Agreement as promptly as possible, to perform the covenants contemplated by this Agreement, including satisfaction of the conditions set forth in Article VII hereof and to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, including, without limitation, the Required Approvals, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement.  Each Party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.  In furtherance of the foregoing, Investor shall use its best efforts to file any required applications, notices or other filings with the Federal Reserve Board within thirty (30) days of the date hereof.  Investor and the Company will have the right to review in advance, and to the extent practicable, each will consult with the other with respect to, in each case subject to applicable Laws relating to the exchange of information, all written information submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the Parties hereto agrees to act reasonably and as promptly as practicable.  Each Party hereto agrees that it shall consult with the other Party hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each Party shall keep the other Party apprised of the status of material matters relating to the consummation of transactions contemplated by this Agreement.  Each Party agrees, upon request, to furnish the other Party with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their subsidiaries to any third party or Governmental Entity.  Investor shall promptly furnish the Company and the Bank, and the Company and the Bank shall promptly furnish Investor, to the extent permitted by applicable Law, with copies of written communications received by it or their subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.  Notwithstanding anything in this Agreement to the contrary, Investor shall not be required to furnish the Company with any (i) personal biographical or financial information of any of the directors, officers, employees, managers, investors or partners of Investor or any of its present of former Affiliates (other than the personal biographical information of any of the directors, officers, employees, managers, investors or partners of Investor or any of its present or former Affiliates required to be furnished to the Company and, by applicable Law, to be disclosed by the Company by reason of the fact that such person will be appointed or elected to the Company Board) or (ii) proprietary and non-public information related to the organizational terms of, or investors in, Investor or any of its present or former Affiliates.

(b)      The Company shall use its best efforts to, and Investor shall use its best efforts to cooperate with the Company in order to, prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, a preliminary proxy statement pursuant to Section 14(a) of the Exchange Act (the “Preliminary Proxy Statement”) as promptly as practicable after the date hereof, but in no event later than thirty (30) days after the date hereof, which shall include proxy materials for the purpose of soliciting proxies from the Company Shareholders to obtain the Required Company Shareholder Vote of the Company Shareholders at a meeting of the Company Shareholders to be called and held for such purpose (“Shareholder Meeting”) as provided below, in accordance with the Company’s Articles of Incorporation and bylaws.  The Company shall use its best efforts to solicit or cause to be solicited from the Company Shareholders proxies in favor of the approval of (i) the Reincorporation Merger, and (ii) the issuance and sale of the Purchased Shares pursuant to the terms of this Agreement, and take all other action reasonably necessary or advisable to obtain the Required Company Shareholder Vote.  The Company and the Bank shall use their best efforts to ensure that all proxies solicited by or on behalf of the Company in connection with the Shareholder Meeting are solicited in compliance with applicable Law.  If the Company has not procured the Required Company Shareholder Vote as of the date of the Shareholder Meeting, at the request of Investor, the Company shall from time to time adjourn or postpone the Shareholder Meeting for such period of time as Investor shall reasonably request, not to exceed thirty (30) days, solely for the purpose of soliciting additional proxies in order to obtain the Required Company Shareholder Vote.  Except with the prior written consent of Investor, which consent shall not be unreasonably withheld, no other matters shall be submitted for the approval of the Company Shareholders at the Shareholder Meeting.  Investor shall furnish to the Company all information concerning Investor as the Company may reasonably request in connection with the preparation of the Preliminary Proxy Statement.  The Company shall promptly respond to any SEC comments on the Preliminary Proxy Statement, with the assistance of Investor, and shall otherwise use best efforts to resolve any such SEC comments relating to the Preliminary Proxy Statement.  The Company shall also take any and all such actions necessary to satisfy the requirements of the Securities Act and the Exchange Act with respect to the Preliminary Proxy, the Definitive Proxy, and any other actions required to be taken in connection with the transactions contemplated herein.  Notwithstanding the foregoing, prior to filing the Preliminary Proxy Statement or the Definitive Proxy Statement or mailing the Definitive Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Investor with a reasonable opportunity and adequate time to review and comment on such document or response.  The Company, after giving reasonable consideration to any comments from Investor, shall have sole authority to determine the ultimate content of the Preliminary Proxy Statement, Definitive Proxy Statement, and any response to any SEC comments.

(c)      As promptly as practicable (and in any event within five (5) Business Days) following the resolution of any SEC comments on the Preliminary Proxy Statement or the expiration of any waiting period required to be observed in connection with the filing of the Preliminary Proxy Statement, the Company shall file and distribute a definitive proxy statement pursuant to Section 14(a) of the Exchange Act (the “Definitive Proxy Statement”) to the Company Shareholders and, pursuant thereto, shall, as promptly as practicable, call the Shareholder Meeting and, subject to the other provisions of this Agreement, solicit proxies from the Company Shareholders to vote in favor of the matters required to be approved in order to obtain approval of all matters related to the Required Company Shareholder Vote.

(d)      The Company shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the North Carolina Business Corporation Act as amended, in the preparation, filing and distribution of the Preliminary Proxy Statement and Definitive Proxy Statement, as applicable, the solicitation of proxies thereunder, and the calling and holding of the Shareholder Meeting.  Without limiting the foregoing, the Company shall ensure that the Definitive Proxy Statement does not, as of the date on which it is distributed to the Company Shareholders, and as of the date of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, provided that the Company shall not be responsible for the accuracy or completeness of any information furnished by Investor with respect to Investor for inclusion in the Preliminary Proxy Statement or Definitive Proxy Statement.  Investor covenants and agrees that the information supplied by it for inclusion in the Preliminary Proxy Statement or Definitive Proxy Statement will not, as of the filing date of the Preliminary Proxy Statement or Definitive Proxy Statement (or any amendment or supplement thereto), as the case may be, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(e)      Subject to the limitation set forth in Section 5.3(b) below, the Company, acting through the Company Board, shall include in the Preliminary Proxy Statement and the Definitive Proxy Statement the Company Recommendation, as described in Section 5.1(b) above and shall otherwise use its best efforts to obtain approval of all matters related to the Required Company Shareholder Vote.

(f)      The Company shall not submit to the vote of the Company Shareholders any Acquisition Proposal other than the transactions contemplated by this Agreement while this Agreement is in effect.  Additionally, for the avoidance of doubt, the obligations of the Company to call and hold the Shareholder Meeting and to file, finalize and mail the Definitive Proxy Statement related thereto, shall not be affected by the receipt of any Acquisition Proposal or by any Adverse Recommendation Change.

5.2      Conduct of Business Prior to Closing.  Each of the Company and the Bank agrees that, prior to the earlier of the consummation of the Offer or the termination of this Agreement pursuant to Section 8.1, except as otherwise expressly permitted or required by this Agreement, without the prior written consent of Investor, it will not, and will cause each of the Subsidiaries not to:

(a)     Ordinary Course.  Fail to carry on its business in the Ordinary Course of Business or fail to use commercially reasonable efforts to maintain and preserve its business (including its organization, assets, properties, goodwill and insurance coverage) and to preserve its current business relationships with customers, employees, strategic partners, suppliers, distributors and others having business dealings with it.

(b)     Operations.  Enter into any new line of business or introduce any new products or services other than in the Ordinary Course of Business; change its lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking and operating policies, except as required by applicable Law, regulation or policies imposed by any Governmental Entity, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility.

(c)     Deposits.  Alter materially its interest rate or fee pricing policies with respect to depository accounts of the Bank or waive any material fees with respect thereto, provided however, that the Bank may implement its existing interest rate and fee pricing policies in a manner consistent with its past practices based on competition and prevailing market rates in its banking market.

(d)     Capital Expenditures.  Make any capital expenditures in excess of (i) $100,000 individually or (ii) $1,000,000 in the aggregate, other than as required pursuant to Previously Disclosed commitments already entered into as of the date hereof.

(e)     Material Contracts.  Terminate, enter into, cancel, fail to renew, amend or modify any Material Contract, other than in the Ordinary Course of Business.

(f)      Capital Stock.  Issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its capital stock or any additional options or other rights, grants or awards with respect to its capital stock, except pursuant to the exercise of the Company Warrant or Company Options outstanding on the date hereof and as set forth in Section 3.2(b) of the Company Disclosure Letter.

(g)     Dividends, Distributions, Repurchases.  Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its capital stock (other than dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries) or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock or any options or other rights, grants or awards with respect to the Common Stock or other securities.

(h)     Dispositions.  (i) Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, other than residential mortgage loans, in a single transaction, or in a series of transactions, having a value in excess of $1,000,000, or (ii) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue residential mortgage loans other than in the Ordinary Course of Business.

(i)      Incurrence of Indebtedness.  Incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of, any other Person, except in the Ordinary Course of Business.

(j)      Loans.  (i) Other than in the Ordinary Course of Business and other than renewals or modifications of existing loans (all of the foregoing done or made in compliance with the existing internal loan policies of the Company and Bank) (A) make any Loan with respect to unsecured Loans to be made to any one borrower, that have a principal balance of $100,000 or more in the aggregate (which amount includes any current outstanding principal balance to any such borrower), and, (B) with respect to Loans secured by real estate or other collateral to be made to any one borrower, that have a principal balance of $3,000,000 or more in the aggregate (which amount includes any current outstanding principal balance to any such borrower); (ii) take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above; (iii) enter into any Company Loan securitization or create any special purpose funding entity, (iv) forgive Indebtedness under any Loan in an amount equal to or greater than $1,000,000 to any individual borrower or affiliated borrowers; or (v) renew or extend any watch list loan with a balance of $2,000,000 or greater.  In the event that Investor’s prior written consent is required pursuant to clause (i) above, Investor shall use commercially reasonable efforts to provide such consent within three (3) Business Days of any request by the Company or the Bank.

(k)      Acquisitions.  Acquire (other than by way of foreclosures, acquisitions of control in a fiduciary or similar capacity, acquisitions of loans or participation interests, or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, business, deposits or properties of any other Person.

(l)      Banking Offices.  File any application or enter into, extend or renew any contract with respect to the opening, establishment, location, relocation or closing of, or open, establish, relocate or close, any banking office.

(m)    Constituent Documents.  Amend its Articles of Incorporation or bylaws or similar organizational documents or enter into a plan of consolidation, merger, share exchange or reorganization with any person, or a letter of intent or agreement in principle or other understanding with respect thereto except as otherwise contemplated by the Reincorporation Merger.

(n)     Accounting Practices.  Implement or adopt any change in its accounting principles, practices or methodologies, other than as may be required by (i) GAAP as concurred by Dixon Hughes PLLC, its independent auditors, or (ii) applicable accounting requirements of a Governmental Entity.

(o)     Tax Matters.  Make or change any material Tax election, settle or compromise any material Tax Liability of the Company or a Subsidiary, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes of the Company or a Subsidiary, enter into any closing agreement with respect to any material amount of Taxes or surrender any right to claim a material Tax refund, adopt or change any method of accounting with respect to Taxes, or file any amended Tax Return.

(p)     Claims.  Settle any action, suit, claim or proceeding against it, except for an action, suit, claim or proceeding that is settled in the Ordinary Course of Business in an amount or for consideration not in excess of $100,000 individually or $500,000 in the aggregate and that would not impose any material restriction on the business of the Company, the Bank or the Subsidiaries or, after the Closing, Investor or any of its Affiliates or create precedent for claims that are reasonably likely to be material to the Investor, the Company, the Bank or a Subsidiary.

(q)     Compensation.  Terminate, enter into, amend, renew or modify any payroll practice or other compensatory arrangement that is not a Benefit Plan, or grant any salary or wage increase or increase any employee benefit under any such arrangement, including incentive or bonus payments (or, with respect to any of the preceding, communicate any intention to take such action) or pay to any such individual any amount or benefit not due pursuant to such payroll practice or other compensatory arrangement established on or before January 1, 2011, except to make changes that are required by applicable Law.

(r)      Benefit Arrangements.  Except as contemplated by Section 6.4 below, terminate, enter into, establish, adopt, amend, modify (including by way of interpretation), make new grants or awards under or renew any Benefit Plan (or any arrangement that would following the applicable action be a Benefit Plan), amend the terms of any outstanding equity-based award, take any discretionary action to accelerate the vesting, exercisability or payment (or fund or secure the payment) of stock options, restricted stock or other compensation or benefits payable thereunder or add any new participants to any 409A Plans (or, with respect to any of the preceding, communicate any intention to take such action), except as required by applicable Law or by the terms of a Benefit Plan existing as of the date hereof and disclosed on Section 3.15(a) of the Company Disclosure Letter.

(s)      Labor Matters.  Effectuate (i) a plant closing (as defined in the Worker Adjustment and Retraining Notification Act of 1988, and any other similar applicable foreign, state, or local Laws relating to plant closings and layoffs) affecting any site of employment or one or more facilities or operating units within any site of employment of the Company, the Bank or any of the Subsidiaries; (ii) a mass layoff as defined in such Laws affecting any site of employment of the Company, the Bank or any of the Subsidiaries; or (iii) any similar action under such Laws requiring notice to employees in the event of an employment loss or layoff.

(t)      Intellectual Property.  (i) Grant, extend, amend (except as required in the diligent prosecution of the Company Intellectual Property owned (beneficially, and of record where applicable) by or developed for the Company, the Bank and the Subsidiaries), waive, or modify any material rights in or to, sell, assign, lease, transfer, license, let lapse, abandon, cancel, or otherwise dispose of, or extend or exercise any option to sell, assign, lease, transfer, license, or otherwise dispose of, any Company Intellectual Property, or (ii) fail to exercise a right of renewal or extension under any material agreement under which the Company, the Bank or any of the Subsidiaries is licensed or otherwise permitted by a third party to use any Company Intellectual Property (other than “shrink wrap” or “click through” licenses).

(u)     Communication.  Make any written or oral communications to the officers or employees of the Company, the Bank or any of the Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement without providing Investor with a copy or written description of the intended communication and a reasonable period of time to review and comment on such communication before it is distributed; provided, however, that the foregoing shall not prevent senior management or human resources personnel of the Company, the Bank or any Subsidiary from orally answering questions of individual employees pertaining to compensation or benefit matters with respect to such individual employee that are affected by the transactions contemplated by this Agreement on an individual basis with such employee.

(v)     Related Party Transactions.  Engage in (or modify in a manner adverse to the Company, the Bank or the Subsidiaries) any transactions (except for any ordinary course banking relationships permitted under applicable Law) with any Affiliate of the Company or any director or officer (senior vice president or above) of the Company, the Bank or the Subsidiaries (or any Affiliate of any such person).

(w)    Receivership or Liquidation.  Commence a voluntary procedure for reorganization, arrangement, adjustment, relief or composition of indebtedness or bankruptcy, receivership or a similar proceeding, or consent to the entry of an order for relief in an involuntary procedure for reorganization, arrangement, adjustment, relief or composition of indebtedness or bankruptcy, receivership or a similar proceeding or consent to the appointment of a receiver, liquidator, custodian or trustee, in each case, with respect to the Company, the Bank or any of the Subsidiaries, or any other liquidation or dissolution of the Company, the Bank or any of the Subsidiaries.

(x)      Credit Policy; Underwriting.  Make or permit any exceptions or changes to the Company’s or the Bank’s credit, underwriting, lending, investment, risk and asset-liability management and other material banking or operating policies in effect as of the date hereof except as to (i) update these policies to conform to recent regulatory or accounting guidance, or (ii) update these policies to address recently identified internal audit or regulatory examination deficiencies, but only if such updates reduce the Bank’s exposure to risk.

(y)     Adverse Actions.  Take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the Closing, (ii) any of the conditions to Closing set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement, except as may be required by applicable Law or regulation.

(z)     Investments in Real Estate.  Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the Ordinary Course of Business).

(aa)  Working Capital.  Maintain working capital and net assets at levels generally consistent with the Ordinary Course of Business.

(bb)  Commitments.  Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

5.3      Acquisition Proposals.

(a)     The Company and the Bank agree that none of the Company, the Bank or any of the Subsidiaries or any of the officers or directors of the Company, the Bank or any of the Subsidiaries shall, and that they shall instruct and use their best efforts to cause their and the Subsidiaries’ Representatives not to (it being understood and agreed that any violation of the restrictions set forth in this Section 5.3 by a Representative, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of the Company, the Bank or any Subsidiary or otherwise, shall be deemed to be a breach of this Agreement by the Company and the Bank), directly or indirectly:

(i)           initiate, solicit or knowingly facilitate or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

(ii)          make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal or potential Acquisition Proposal;

(iii)         engage in, continue or otherwise participate in any discussions or negotiations or enter into an agreement regarding, or provide any non-public information or data to any person relating to, any Acquisition Proposal or potential Acquisition Proposal; or

(iv)         otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or potential Acquisition Proposal.

Notwithstanding any other provision contained herein, at any time prior to obtaining the Required Company Shareholder Vote, in response to a bona fide written Acquisition Proposal that the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal, and which Acquisition Proposal was not solicited after the date of this Agreement and was made after the date of this Agreement and prior to the Shareholder Meeting and did not otherwise result from a breach of this Section 5.3(a) or any other exclusivity agreement between the Investor and the Company, the Company and the Bank may, subject to compliance with Section 5.3(e), (x) furnish information with respect to the Company and the Bank to the person making such Acquisition Proposal (provided that all such information has previously been provided to the Investor or is provided to the Investor prior to or substantially concurrent with the time it is provided to such person) pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement, and (y) participate in discussions regarding the terms of such Acquisition Proposal and the negotiation of such terms with, and only with, the Person making such Acquisition Proposal.

(b)           Except as set forth below, neither the Company Board nor any committee thereof shall (i) adopt an Adverse Recommendation Change or (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or make any public statement inconsistent with the Company Recommendation, or allow the Company, the Bank, or any of their Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement (an “Acquisition Agreement”) constituting or related to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal, or requiring, or reasonably expected to cause, the Company or the Bank to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the transactions contemplated by this Agreement, or requiring, or reasonably expected to cause, the Company or the Bank to fail to comply with this Agreement (other than the Confidentiality Agreement). Notwithstanding the foregoing, at any time prior to obtaining the Required Company Shareholder Vote, the Company Board may make an Adverse Recommendation Change in favor of a Superior Proposal if the Company Board reasonably determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that the failure to do so would be a breach of its fiduciary duties under applicable Law; provided, however, that the Company shall not be entitled to exercise its right to make an Adverse Recommendation Change until after the third Business Day following the Investor’s receipt of written notice (a “Notice of Recommendation Change”) from the Company advising the Investor that the Company Board intends to take such action and specifying the reasons therefor, including the terms and conditions of the Superior Proposal that is the basis of the proposed action by the Company Board (it being understood and agreed that any amendment to any material term of such Superior Proposal shall require a new Notice of Recommendation Change and a new three (3) Business-Day period). In determining whether to make an Adverse Recommendation Change, the Company Board shall take into account any changes to the terms of this Agreement proposed by the Investor in response to a Notice of Recommendation Change or otherwise.

(c)           Nothing contained in this Section 5.3 shall prohibit the Company from taking and disclosing to the Company Shareholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules has under any other provision of this Agreement, including under Article VIII hereof.

(d)           The Company and the Bank each agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and, between the date hereof and the consummation of the Offer, take such action as is necessary to enforce any “standstill” provisions or provisions of similar effect to which the Company is a party or of which the Company is a beneficiary. The Company and the Bank each agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.3.  The Company and the Bank each also agrees that each such Party will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring or investing in the Company, the Bank or any of the Subsidiaries to return or destroy all confidential information heretofore furnished to such person by or on behalf of it or any of the Subsidiaries; provided, however, that Investor acknowledges that such Persons may be permitted to retain a copy (or copies) of such confidential information in accordance with the terms of the respective confidentiality agreements between the Company and/or Bank and such Person, if any such confidentiality agreement requires that such Person be permitted to retain a copy (or copies) of such confidential information, and then only for the purposes permitted therein and the terms of such Confidentiality Agreement, including, without limitation the parties thereto, are promptly disclosed to the Investor.

(e)           The Company and the Bank each agrees that it will promptly (and, in any event, within 24 hours) notify Investor if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Company, the Bank or any Subsidiary or any of their respective Representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Investor informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s or the Bank’s intentions as previously notified.  Notwithstanding anything contained herein to the contrary, each of the Company and the Bank agrees that a non-exclusive right and remedy for noncompliance with this Section 5.3 is to have such provision specifically enforced by any court having equity jurisdiction; it being acknowledged and agreed that any such breach will cause irreparable injury to Investor and that money damages may not provide an adequate remedy to Investor.

5.4      Access, Information and Confidentiality. From the date hereof until the consummation of the Offer, the Company and the Bank will permit Investor and its Representatives to visit and inspect, at Investor’s expense, the properties of the Company, the Bank and the Subsidiaries, to examine the corporate books and records and to discuss the affairs, finances and accounts of the Company, the Bank and the Subsidiaries with the Representatives of the Company, all upon reasonable notice and at such reasonable times and as often as Purchaser may reasonably request. Any investigation pursuant to this Section 5.4 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, the Bank or any Subsidiary.

5.5      D&O Indemnification.

(a)      From and after the Closing, in accordance with the Company’s Certificate of Incorporation and bylaws, the Company shall indemnify and provide advancement of expenses to each person who is now, or who becomes after the Closing, an officer or director of the Company, the Bank and any Subsidiary in connection with any claim, action, suit, proceeding or investigation for acts and omissions occurring after the effective time of the Closing based on or arising out of the fact that such person is a director or officer of the Company, the Bank or any Subsidiary.  From and after the Closing, in accordance with its Articles of Incorporation and bylaws, the Bank for its part shall likewise indemnify and provide advancement of expenses to each person who is now, or who becomes after the Closing, an officer or director of the Bank in connection with any claim, action, suit, proceeding or investigation for acts and omissions occurring after the effective time of the Closing based on or arising out of the fact that such person is a director or officer of the Bank.

(b)      The Company, the Bank and Investor hereby agree that all rights to indemnification, including the advancement of expenses, now existing in favor of those Persons who are or were directors and officers of the Company and the Bank (the “Indemnified Persons”), including Michael G. Carlton except to the extent otherwise provided in the Indemnification Agreement entered into with the Company and the Bank on the date hereof, for acts and omissions occurring prior to, through and including the effective time of the Closing, as provided in the Company’s and the Bank’s respective Articles of Incorporation and bylaws (as in effect as of the date of this Agreement) and as provided in any employment agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement and as disclosed in Section 3.13(a)(ix) of the Company Disclosure Letter), shall survive the Closing and shall be observed by the Company and the Bank, respectively, for any proceeding pending at, or commenced within six (6) years after, the effective time of the Closing.  In furtherance of the foregoing, prior to the Closing, the Company shall purchase tail insurance coverage under its current policies of directors’ and officers’ liability insurance (or a policy with equivalent coverage from another insurer), for a term of six (6) years from the Closing date with respect to claims arising from facts or events which occurred prior to and through and including the Closing; provided, however, that the total premium payment for such insurance shall not exceed three times the amount of the last annual premium paid by the Company in respect of such insurance prior to the date hereof; provided, further, that if the Company is unable to obtain tail insurance coverage (or a policy with equivalent coverage from another insurer) as a result of the preceding proviso, the Company shall obtain as much comparable insurance as is available for such premium amount.

5.6      Notice of Certain Events.  Each Party hereto shall promptly notify the other Party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such Party becomes aware after the date hereof and prior to the Closing that would constitute a violation or breach of this Agreement (or a breach of any representation or warranty contained herein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Article VII hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such Party becomes aware which would have been required to have been disclosed pursuant to the terms of this Agreement had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof.  No disclosure by any Party pursuant to this Section 5.6 shall be deemed to amend or supplement the Company Disclosure Letter or to prevent or cure any misrepresentation or breach of violation of this Agreement.

5.7      Public Announcements.  Each of Parties shall consult with the other Parties before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, including, without limitation, communications to the Company’s or Bank’s employees and customers.  Without limiting the generality of the foregoing, no Party shall make any disclosure regarding the transactions contemplated by this Agreement unless (a) the other Parties shall have approved such disclosure, or (b) the disclosing Party shall have been advised by its outside legal counsel that such disclosure is required by applicable Law, in which case the disclosing Party shall use its reasonable best efforts to consult with the other Party before issuing any such release or making any such public statement.

5.8      Regulation O Loans.  Between the date hereof and the Closing Date, the Bank will (a) not make additional Loans, or renew any existing Loans, classified as “Insider Transactions” by Regulation O of the Federal Reserve, and (b) not expand the credit under any existing credit Loans classified as “Insider Transactions” by Regulation O; provided that nothing herein shall be deemed to prohibit the funding of any existing credit under any such Loan (including, without limitation, overdraft protection on checking accounts).  In the event the Bank makes or renews a Loan that it reasonably believes is not an “Insider Transaction” under Regulation O and the Bank later learns that such belief was incorrect, the Bank will use its best efforts to work with the applicable borrower on a cancellation of such Loan.

5.9      2010 Financial Statements.  Immediately upon its completion, the Company shall deliver to Investor true and correct copies of: (a) the consolidated statements of financial condition of the Company, the Bank and the Subsidiaries as of December 31, 2010 and the related consolidated statements of operations, of comprehensive income, of changes in shareholders’ equity and of cash flows for fiscal year 2010.

5.10    Status of Classified Loans.  With regards to Classified Loans defined in Section 3.25(c), the Company and Bank shall promptly after the end of each quarter after the date hereof and upon Closing inform Investor of the amount of Loans subject to each type of classification of the Classified Loans.

ARTICLE VI
ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

6.1      Rights Offerings.  If the Company shall, within any 12-month period following the Closing Date and prior to the twenty-four (24)-month anniversary of the Closing Date, consummate one or more Subsequent Placements the gross proceeds of which exceed $10,000,000 in the aggregate (the “Trigger Amount”), then as promptly as reasonably practicable following the expiration of such twelve (12)-month period  the Company shall conduct an offering (a “Rights Offering”) of Common Stock (the “Offered Common Stock”) to the Company Shareholders of record other than Excluded Persons on the following terms:

(a)      The Rights Offering shall be made to Company Shareholders of record (other than Excluded Persons) as of a record date (the “Record Date”) fixed by the Company Board as promptly as reasonably practicable following the expiration of such twelve (12) month period, and shall commence as promptly as practicable following the fixing of the Record Date; provided that the Company shall comply with all applicable securities Laws in fixing the Record Date and in making and conducting a Rights Offering; and provided further that the Company Board may elect to delay the fixing of a Record Date and the conduct of a Rights Offering if it determines that the delay is in the best interests of the Company due to market or other conditions, including without limitation pending transactions or other events;

(b)      The number of shares of Offered Common Stock offered in a Rights Offering will be equal to the number of shares of Common Stock purchased by the Investor in the Subsequent Placements during such twelve (12)-month period (and if the Investor purchased securities convertible or exercisable for Common Stock, the number of shares of Common Stock into which such securities are convertible or exercisable), divided by the percentage of the Company’s outstanding shares of Common Stock owned by Investor immediately prior to the initial Subsequent Placement pursuant to which, with all other Subsequent Placements in such twelve (12)-month period, the Trigger Amount of gross proceeds was received by the Company less the number of shares of Common Stock purchased by the Investor in the Subsequent Placements during such twelve (12)-month period (and if the Investor purchased securities convertible or exercisable for Common Stock, the number of shares of Common Stock into which such securities are convertible or exercisable).

(c)      Each Company Shareholder (other than the Excluded Persons) as of the Record Date shall have the right to purchase a whole number of shares of Offered Common Stock in the Rights Offering as to which such Record Date relates equal to the percentage ownership by such Company Shareholder of all outstanding shares of Common Stock owned by all Company Shareholders on the Record Date other than the Excluded Persons, multiplied by the total number of shares of Offered Common Stock in such Rights Offering.  The right to purchase shares in the Rights Offering will not be transferable by any Company Shareholder unless the Company Board determines otherwise in connection with fixing the terms and conditions of the Rights Offering.

(d)      The purchase price for the Offered Common Stock in a Rights Offering shall be equal to the weighted average price per share of Common Stock issued and sold in all Subsequent Placements during the relevant twelve (12)-month period.  If securities other than Common Stock are issued and sold in any Subsequent Placement then for purposes of determining the offering price of Offered Common Stock the price per share of Common Stock in such Subsequent Placement shall be deemed to be equal to the sum of (i) the purchase price of such other security and (ii) the price at which such other securities are exercisable or convertible for Common Stock.

(e)      No Company Shareholder shall be permitted to purchase Offered Common Stock to the extent such purchase would result in the ownership by such Person (alone or acting in concert with any other holder of Common Shares) in excess of 4.9% of the outstanding shares of the Common Stock or otherwise require regulatory approval.

(f)       The Trigger Amount shall be computed without duplication, and a Subsequent Placement shall be counted only once when computing the Trigger Amount and for purposes of all other computations pursuant to this Section 6.1.

(g)      The Company Board shall determine such other terms and conditions of a Rights Offering not inconsistent with this Section 6.1.

6.2      Corporate Governance.  At the Closing, the board of directors of the Company, the Bank and Investor shall be constituted as follows, and the Company (with regard to clauses (a) and (b) and the Investor (with regard to clause (c)) shall take such actions prior to the Closing to cause the following:

(a)      the Company Board shall be fixed at twelve (12) directors as of the Closing, comprised of (i) the Investor Designees, two additional designees of Investor or, in replacement of any such person listed in this sub-clause (i), any other designee of Investor, and (ii) the Agreed Designees (or, in replacement of any such Agreed Designee, any other designee of the Company approved by the Investor), and the remaining five (5) current members of the Company Board shall have resigned from or otherwise ceased to serve on the Company Board (the “Resigning Directors”); and Mr. Abram shall become Chairman of the Company Board;

(b)      the board of directors of the Bank shall be increased to eleven (11), and shall consist of the current members of the Bank’s board of directors, plus Scott Custer and an individual designated by J. Adam Abram; and

(c)      the board of directors of Investor shall be comprised of the same persons as the Company Board.

6.3      Legend.

(a)      Investor agrees that all certificates or other instruments representing the Purchased Shares will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(b)      Upon request of Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause the legend set forth above to be removed from any certificate for any securities purchased pursuant to this Agreement (or issued upon exercise thereof).

6.4      Officers, Employees and Benefit Plans.

(a)      At the Closing, the persons set forth on Exhibit E shall be appointed to the positions with the Company or the Bank as set forth next to their name on such exhibit.

(b)      To the extent no violation of Section 409A of the Code and no violation of applicable compensation standards or regulations promulgated by the Treasury with regard to TARP, would result, the Company shall, and shall cause the Bank and the relevant individuals to, enter into amendments to the following existing benefit plans: (i) benefit plans (other than any restricted stock awards granted in conformance with TARP compensation restrictions and other than the salary continuation agreements) with all officers and with any other employee subject to TARP compensation restrictions on golden parachute payments, including any existing employment agreements that have change in control benefits (whether or not such benefits would be triggered by the transactions contemplated by this Agreement) shall be amended with respect to unvested amounts to substitute any provisions that provide payment or benefit enhancements contingent either upon a change in control or upon a voluntary resignation following a change in control with provisions that provide payment or benefit enhancements upon an involuntary separation from service within twelve (12) months following a change in control (including a separation from service for “good reason,” as defined by Treasury Regulations Section 1.409A-1(n)(2)(ii), except as may be limited in the following clause (ii)); and (ii) benefit plans (other than any restricted stock awards granted in conformance with TARP compensation restrictions and other than the salary continuation agreements) with all officers, including any existing employment agreements shall be amended to waive with respect to the transactions contemplated by this Agreement only the application of any “good reason” provision and any corresponding entitlement to change in control benefits and gross-up payments that would have arisen from such application to any change in title, position, authority, duties (other than any change in duties that is not reasonably compatible with such officer’s training and experience) or reporting responsibility in such officer’s employment relationship with the Company or the Bank as a result of, or in relation to, the transactions contemplated by this Agreement and provided such contractual agreement or amendment described in this clause (ii) shall not (A) extend to any element of such “good reason” provisions other than change in title, position, authority, duties (other than any change in duties that is not reasonably compatible with such officer’s training and experience) or reporting responsibility, (B) waive any rights to change in control benefits and gross-up payments in the event of a termination of such officer’s employment other than pursuant to such “good reason” provision expressly waived herein, and (C) waive the fact that the transactions contemplated by this Agreement constitute a change in control for purposes of the first trigger of any double trigger provision.

(c)      Prior to the Closing, the Bank shall have amended, and shall obtain the express written consent of each executive of the Bank who is a party to a salary continuation agreement with the Bank to the amendment of each of the salary continuation agreements in favor of, such persons so that the amount of the benefit payable under each salary continuation agreement shall be the “Accrual Balance,” as defined by and determined in accordance with, each such agreement as of April 30, 2011 (and so that no increase to each such Accrual Balance will occur from and after such date on account of (A) the accrual process otherwise described under each such agreement prior to its amendment, (B) the consummation of the transaction contemplated by this Agreement or (C) otherwise).  As soon as legally permissible following Closing, taking into consideration applicable compensation restrictions and regulations promulgated by the Treasury with regard to TARP and the golden parachute prohibitions under 12 C.F.R. 359 et seq., the Bank will terminate all salary continuation agreements (as permitted under Section 409A of the Code following a change in control) and pay each executive his respective Accrual Balance, to the extent vested, as such was frozen as of April 30, 2011.  Prior to any such payment, the salary continuation agreements, the Accrual Balances of which have been frozen as of April 30, 2011, shall be amended, as necessary, so that each executive not already 100% vested shall be 100% vested in such Accrual Balance, unless such accelerated vesting is prohibited by applicable Law.

(d)      Prior to the Closing, the endorsement split dollar endorsement agreements between each of Michael G. Carlton, Bruce W. Elder, and Thomas E. Holder, Jr. will be amended to clarify that the Bank will not be permitted to terminate such agreements during the respective employee’s employment without the agreement of the respective employee.

6.5      The Offer.

(a)      Within five (5) Business Days following the date that the final Required Approval is received, Investor shall commence (within the meaning of Rule 14d-2 under the Exchange Act)) the Offer.

(b)      The obligation of the Investor to accept for payment and pay for any Shares validly tendered and not validly withdrawn pursuant to the Offer shall be subject only to: (i) the Closing having occurred (the “Closing Condition”); and (ii) the satisfaction, or waiver by Investor, of the other conditions and requirements set forth in Annex A (together with the Closing Condition, the “Offer Conditions”) (and shall not be subject to any other conditions). Subject to the prior satisfaction of the Closing Condition and the satisfaction, or waiver by Investor, of the other Offer Conditions, Investor shall consummate the Offer in accordance with its terms and accept for payment and pay for all Shares validly tendered and not validly withdrawn pursuant to the Offer as promptly as practicable after the Expiration Time.  The Offer Price payable in respect of each Share validly tendered and not validly withdrawn pursuant to the Offer shall be paid in cash, without interest, on the terms and subject to the conditions set forth in this Agreement.  Notwithstanding anything to the contrary contained herein, if more than 6,442,105 Shares are tendered and not validly withdrawn prior to the Expiration Time, all Shares accepted for payment shall be purchased on a pro rata basis in accordance with Rule 14d-8 promulgated under the Exchange Act.

(c)      The Offer shall be made by means of an offer to purchase (the “Offer to Purchase”) that describes the terms and conditions of the Offer as set forth in this Agreement, including the Offer Conditions. Investor expressly reserves the right (in its sole discretion) to waive, in whole or in part, any Offer Condition or to increase the Offer Price; provided, however, that unless otherwise provided by this Agreement or as previously approved in writing by the Company, Investor shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) change, modify or waive the Closing Condition, (iv) add to the conditions set forth in Annex A or otherwise impose any other condition to the Offer, (v) except as otherwise provided in this Section 6.5, extend or otherwise change the expiration date of the Offer, (vi) change the form of consideration payable in the Offer or (vii) otherwise amend, modify or supplement any of the terms of the Offer.

(d)      The Offer shall expire at midnight (New York City time) on the date that is twenty (20) Business Days following the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (the “Initial Expiration Time”) or, in the event the Initial Expiration Time has been extended pursuant to this Agreement, the date and time to which the Offer has been so extended (the Initial Expiration Time, or such later date and time to which the Initial Expiration Time has been extended pursuant to this Agreement, is referred to as the “Expiration Time”).

(e)      Notwithstanding anything in this Agreement to the contrary, but subject to the Parties’ respective rights to terminate this Agreement under Article VIII, if applicable, Investor (i) may, in its sole discretion, without consent of the Company or the Bank, extend the Offer on one or more occasions for periods of up to ten (10) Business Days per extension, if on any then-scheduled Expiration Time the Closing Condition or any of the Offer Conditions shall not be satisfied or, in Investor’s sole discretion, waived, until such time as such condition or conditions are satisfied or waived, and (ii) shall extend the Offer for any period required by applicable Law, any interpretation or position of the SEC, the staff thereof or the NASDAQ applicable to the Offer.

(f)      On the terms and subject to the conditions of this Agreement, Investor shall accept and pay for (subject to any withholding or deduction from the Offer Price otherwise payable pursuant to this Agreement such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state, local or foreign Law with respect to the making of such payment) all Shares validly tendered and not validly withdrawn pursuant to the Offer as soon as practicable after the Expiration Time (as it may be extended and re-extended in accordance with this Section 6.5). Acceptance for payment of Shares pursuant to and subject to the Offer Conditions upon the Expiration Time is referred to in this Agreement as the “Offer Closing”, and the date on which the Offer Closing occurs is referred to in this Agreement as the “Offer Closing Date”. Investor expressly reserves the right to, in its sole discretion, following the Offer Closing, extend the Offer for a “subsequent offering period” (and one or more extensions thereof) in accordance with Rule 14d-11 under the Exchange Act, and the Offer Documents may, in Investor’s sole discretion, provide for such a reservation of right.  Nothing contained in this Section 6.5 shall affect any termination rights in Article VIII, as to the Agreement, or in Annex A, as to the Offer.

(g)      Investor shall not terminate the Offer prior to any scheduled Expiration Time without the prior written consent of the Company except in the event that this Agreement is terminated pursuant to Article VIII.

(h)      As soon as practicable on the date of the commencement of the Offer, Investor shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments, supplements and exhibits thereto, the “Schedule TO”). The Schedule TO shall include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any amendments and supplements thereto, the “Offer Documents”). The Company shall furnish to Investor no later than ten (10) Business Days after the date of request all information concerning the Company requested by, and deemed required under the Exchange Act by, the Investor to be set forth in the Offer Documents. Investor agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and, immediately following such filing, disseminated to the stockholders of the Company, together with, to the extent requested by the Company, the Schedule 14D-9, in each case as and to the extent required by the Exchange Act. Investor, on the one hand, and the Company, on the other hand, agrees to correct promptly any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Law. Investor further agrees to take all steps necessary to cause the Offer Documents, as so corrected (if applicable), to be filed with the SEC and, immediately following such filing, disseminated to the stockholders of the Company, in each case as and to the extent required by the Exchange Act. Investor shall promptly notify the Company upon the receipt of any comments from the SEC, or any request from the SEC for amendments or supplements, to the Offer Documents, and shall promptly provide the Company with copies of all correspondence between them and their representatives, on the one hand, and the SEC, on the other hand and shall give the Company and its counsel a reasonable opportunity to participate in the response of Investor to those comments and to provide comments on any response and Investor shall give reasonable consideration to any such comments. Prior to the filing of the Offer Documents (including any amendments or supplements thereto) with the SEC or dissemination thereof to the stockholders of the Company, or responding to any comments of the SEC with respect to the Offer Documents, Investor shall provide the Company and its counsel a reasonable opportunity to review and comment on such Offer Documents or response, and Investor shall give reasonable consideration to any such comments.

6.6      Company Actions.

(a)      On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with all amendments, supplements and exhibits thereto, the “Schedule 14D-9”) that shall, except as expressly provided in Section 5.3, contain the Company Recommendation with respect to the Offer. The Company agrees to take all steps necessary to cause the Schedule 14D-9 to be prepared and filed with the SEC and, immediately following such filing, subject to Section 6.5(h), disseminated to the stockholders of the Company, in each case as and to the extent required by the Exchange Act. Investor shall within ten (10) Business Days after the date hereof furnish to the Company all information concerning Investor required by the Exchange Act to be set forth in the Schedule 14D-9. The Company, on the one hand, and Investor, on the other hand, agree to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Law. The Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected (if applicable), to be filed with the SEC and, immediately following such filing, disseminated to the stockholders of the Company, in each case as and to the extent required by the Exchange Act. The Company shall promptly notify Investor upon the receipt of any comments from the SEC, or any request from the SEC for amendments or supplements, to the Schedule 14D-9, and shall promptly provide Investor with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand and shall give the Investor and their counsel a reasonable opportunity to participate in the response of the Company to those comments and to provide comments on any response, and the Company shall give reasonable consideration to any such comments. Prior to the filing of the Schedule 14D-9 (including any amendments or supplements thereto) with the SEC or dissemination thereof to the stockholders of the Company, or responding to any comments of the SEC with respect to the Schedule 14D-9, the Company shall provide Investor and its counsel a reasonable opportunity to review and comment on such Schedule 14D-9 or response, and the Company shall give reasonable consideration to any such comments.  The Company hereby consents to the inclusion in the Offer Documents of the Company Recommendation contained in the Schedule 14D-9.

(b)      In connection with the Offer, the Company shall promptly (and in any event within three (3) Business Days following the filing of the Preliminary Proxy Statement and request by Investor) furnish or cause to be furnished to Investor mailing labels, security position listings and any other available listings or computer files containing the names and addresses of the record holders or beneficial owners of the Shares as of the most recent practicable date, and shall promptly furnish Investor with such information and assistance (including lists of record holders or beneficial owners of the Shares, updated from time to time upon Investor’s or any of its Representatives’ request, and the addresses, mailing labels and lists of security positions of such record holders or beneficial owners) as Investor or any such Representatives may reasonably request for the purpose of communicating the Offer to the record holders and beneficial owners of the Shares. Such information shall be considered Confidential Information pursuant to, and as defined in, the Confidentiality Agreement.

6.7      Tax Sharing Agreement.  Following the consummation of the Offer (and payment by Investor of Shares validly tendered), if Investor shall own a sufficient amount of shares of Company Stock so that Investor and Company are eligible to file a U.S. Federal consolidated return, then Investor and the Company shall enter into a tax sharing agreement substantially in the form attached hereto as Exhibit F.

6.8      Competition and Corporate Opportunities.

(a)      In recognition and anticipation that (i) certain directors, principals, officers, shareholders, employees and/or other representatives of the Investor and its Business Opportunity Affiliates may serve as directors or officers of the Company and/or the Bank, (ii) the Investor and its Business Opportunity Affiliates may now engage and may continue to engage in and have and/or acquire an interest in the same or similar activities or related lines of business as those in which the Company and/or the Bank, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company and/or the Bank, directly or indirectly, may engage, and (iii) members of the Company Board and/or the board of directors of the Bank who are not employees of either such entity (“Non-Employee Directors”) may now engage and may continue to engage in and have and/or acquire an interest in the same or similar activities or related lines of business as those in which the Company and/or the Bank, directly or indirectly, may engage or propose to engage and/or other business activities that overlap with or compete with those in which the Company and/or the Bank, directly or indirectly, may engage or propose to engage, the provisions of this Section 6.8 are set forth to regulate and define the conduct of certain affairs of the Company and/or the Bank with respect to certain classes or categories of business opportunities as they may involve the Investor, the Non-Employee Directors or their respective Business Opportunity Affiliates and the powers, rights, duties and liabilities of the Company and/or the Bank and their respective directors, officers and stockholders in connection therewith. In furtherance of the foregoing, the Company and the Bank each renounces any interest or expectancy in, or in being offered the opportunity to participate in, any corporate opportunity not allocated to it pursuant to this Section 6.8 to the fullest extent permitted by Law.

(b)      None of (i) the Investor or any of its Business Opportunity Affiliates or (ii) any Non-Employee Director or his or her Business Opportunity Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as the “Identified Persons” and, individually, as an “Identified Person”) shall have any duty to refrain from directly or indirectly (x) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Bank or any of its Business Opportunity Affiliates now engages or proposes to engage or (y) otherwise competing with the Company and/or the Bank, and no Identified Person shall be liable to the Company and/or the Bank, or any of their respective stockholders for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity or matter which may be a corporate opportunity for itself or himself (or for the benefit of such Identified Person’s Business Opportunity Affiliates) and the Company and/or the Bank or any of its Business Opportunity Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity or matter to the Company and/or the Bank or any of their respective Business Opportunity Affiliates and shall not be liable to the Company and/or the Bank or any of their stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Company and/or the Bank solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself or himself (or for the benefit of such Identified Person’s Business Opportunity Affiliates), offers or directs such corporate opportunity to another Person, or does not communicate information regarding such corporate opportunity to the Investor.

(c)      Notwithstanding Sections 6.8(a) and 6.8(b) above, in the event that a director or officer of the Investor acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Company and/or the Bank and such director or officer, such director or officer shall to the fullest extent permitted by Law have fully satisfied and fulfilled his or her fiduciary duty with respect to such corporate opportunity, and the Company and/or the Bank, as applicable, to the fullest extent permitted by Law waives and renunciates any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Company and/or the Bank or any of its Business Opportunity Affiliates, if such director or officer acts in a manner consistent with the following policy:

(i)           in the event a corporate opportunity is offered to any Person who is an officer or director of the Company and/or the Bank (and who is not also a director, principal, partner, member, officer, employee and/or other representative of any of the Investor or its Business Opportunity Affiliates), such opportunity shall belong to the Company and/or the Bank, as applicable, and such person who received such corporate opportunity shall satisfy his or her fiduciary obligation, if any, by promptly communicating the corporate opportunity to the Company Board and/or the board of directors of the Bank, as applicable; and

(ii)          in the event a corporate opportunity is offered to any person who is an officer or director of the Company and/or the Bank (and who is also a director, principal, partner, member, officer, employee and/or other representative of any of the Investor or its Business Opportunity Affiliates), such opportunity shall belong to the Investor or its Business Opportunity Affiliates, as applicable, of which such person is a director, principal, partner, member, officer, employee and/or other representative, unless such opportunity was expressly and solely offered to such person in writing in his or her capacity as a director or officer of the Company and/or the Bank, as applicable, for the expressed purpose of causing such opportunity to be communicated to the Company and/or the Bank, as applicable, in which case, such person shall satisfy his or her fiduciary obligation, if any, by promptly delivering the written opportunity to the Company Board and/or the board of directors of the Bank, as applicable.

If, in the case of Section 6.8(c)(ii), (x) the Company Board and/or the board of directors of the Bank, as applicable, fails to deliver written notice (which notice shall indicate that the Company and/or the Bank, as applicable, will, in good faith, pursue or engage in such corporate opportunity within six months from the date the Company Board or the board of directors of the Bank made such determination) to the person who delivered the written opportunity to the applicable board of directors within 10 Business Days following receipt thereof, or (y) the Company and/or the Bank, as applicable, has failed to pursue or engage in such corporate opportunity within six months from the date such board of directors made a determination to pursue such corporate opportunity, then, in the case of clause (x) and (y), such person who delivered the written opportunity to the Company Board and/or the board of directors of the Bank, as applicable, and such person’s Business Opportunity Affiliates (including the Investor, of which such person is a director, principal, partner, member, officer, employee and/or other representative) may pursue or engage in such corporate opportunity and the provisions of Section 6.8(b) shall be applicable mutatis mutandis with respect to such corporate opportunity.

(d)      Any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Bank shall be deemed to have notice of and to have consented to the provisions of this Section 6.8.

(e)      Notwithstanding the foregoing, nothing in this Section 6.8 shall be construed to permit any officer or director of the Company and/or the Bank to utilize or disclose to third parties information obtained from the Company and/or the Bank, as applicable or from third parties to the extent obtained in their capacities as officers or directors of the Company and/or the Bank, as applicable.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

7.1      Conditions to Obligations of Parties.  The obligations of the Investor, on the one hand, and the Company and the Bank, on the other hand, to consummate the Closing is subject to the fulfillment or written waiver by the Investor and the Company and Bank prior to the Closing of the following conditions:

(a)      No Orders; Actions.  No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity that prohibits or restrains any of the transactions contemplated hereby and no Action shall have been commenced by any Governmental Entity that seeks to restrain or alter the transactions contemplated hereby that in the reasonable good faith determination of the Company, the Bank or Investor would render it unlawful to consummate the transactions contemplated by this Agreement;

(b)      Required Approvals.  Any Required Approvals required to consummate the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect as of the Closing Date;

(c)      Required Company Shareholder Vote.  The Required Shareholder Vote shall have been obtained;

7.2      Conditions to Obligations of Investor.  The obligation of Investor to purchase the Purchased Shares and effect the Closing shall be subject to the following conditions, except to the extent waived in writing by Investor:

(a)      Representations and Warranties of the Company and the Bank.  All representations and warranties of the Company and the Bank contained in this Agreement shall be true and correct (without regard to materiality or Material Adverse Effect qualifiers contained therein), both individually and in the aggregate, except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect (other than the representations and warranties set forth in Sections 3.1, 3.4, 3.18, 3.20, 3.27 and 3.29, which shall be true and correct in all material respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly relates to a specified earlier date, in which case such representation and warranty need only be true and correct as of such specified earlier date);

(b)      Agreements, Covenants and Conditions of the Company and the Bank.  Each of the Company and the Bank shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing;

(c)      No Material Adverse Effect.  Since September 30, 2010, no fact, event, change, condition, development, circumstance or effect shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

(d)      Officer’s Certificates.  Investor shall have received a certificate signed on behalf of each of the Company and the Bank by a senior executive officer of the Company and Bank, respectively, certifying to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied;

(e)      No Burdensome Condition.  (i) No Required Approval issued by any Governmental Entity shall impose or contain any material restraint, condition, change or requirement, and (ii) no Law, regulation, policy, consent order, interpretation or guidance shall have been enacted, issued, promulgated, enforced or entered by a Governmental Entity since the date of this Agreement, that, in the case of clause (i) and clause (ii), individually or in the aggregate, is adverse to Investor or any of its Affiliates or any equity holders of its Affiliates in any material respect (in the case of clause (ii), “adverse” shall mean substantially reducing the benefit or increasing the burden of the transactions contemplated hereby), as solely determined by Investor in its reasonable and good faith judgment (any material restraint, condition, change, requirement, Law, regulation, policy, interpretation or guidance of the type described in this Section 7.2(e), a “Burdensome Condition”); provided, however, for purposes of this Section 7.2(e), the definition of Affiliate shall be further limited to subsidiaries of Investor and those Persons who, together with their Affiliates (which defined term shall not be modified by this proviso), have at least a four and nine-tenths percent (4.9%) equity interest in Investor either individually or in the aggregate;

(f)      Board Representation.  The Company Board and the board of directors of the Bank shall have been reconstituted as set forth in Section 6.2 hereof.  Investor shall have received copies of corporate resolutions (i) validly adopting the bylaws of the Company set forth on Exhibit G attached hereto, (ii) reconstituting the Company Board to consist of 12 members and (iii) appointing the Investor Designees and the two additional designees of Investor or, in replacement of any such Investor Designee or additional designee of Investor, any other designee of Investor, and accepting the resignations of the Resigning Directors and appointing Mr. Custer and the other designee to the board of directors of the Bank.  Not less than ten (10) Business Days prior to the Closing, Investor shall provide to the Bank a list of the designees for election to the Company Board;

(g)      D&O Insurance.  The Company shall furnish evidence that it shall have obtained directors and officers liability insurance, as necessary to comply with Section 5.5 hereof;

(h)      NASDAQ.  The existing shares of Common Stock shall have been continually listed on the NASDAQ as of and from the date of this Agreement through the Closing Date, and (ii) the shares of Common Stock to be issued as Purchased Shares shall be approved for listing (subject only to official notice of issuance) on the NASDAQ as of the Closing Date;

(i)      Employee Benefit Agreements.

(i)           The Employment Agreements entered into by the Affected Executives on the date hereof shall be in full force and effect;

(ii)          Each Specified Executive shall have provided the consents and executed and delivered the amendments described in Section 6.4(c), and such amendments shall be in full force and effect;

(iii)         Apart from the agreements and amendments described in clauses (i) and (ii) above, all other amendments to agreements described in Sections 6.4(b) and 6.4(c) shall have been executed and delivered by the applicable parties; provided, however, (A) if an executive who is not a Specified Executive is unwilling to agree to any amendment described in Section 6.4(b), including but not limited to an amended employment agreement, such executive shall receive the change in control payments to which they are entitled under such unamended contractual agreement(s) and Benefit Plan(s) in accordance with the terms of such arrangements and Section 409A of the Code; and (B) if an executive other than a Specified Executive is unwilling to agree to any amendment or consent described in Section 6.4(c), such executive shall receive the benefit payable on termination of such unamended salary continuation agreement after Closing in accordance with the terms of such unamended salary continuation agreement, unless the payments in clause (A) or (B) to such executive are forfeited as required by Sections 111 and 302 of the Emergency Economic Stabilization Act of 2008, as amended by the U.S. American Recovery and Reinvestment Act of 2009, including all guidance issued thereunder by a Governmental Entity (collectively “EESA”), or other applicable regulations promulgated by the Treasury with respect to TARP;

(j)      Indemnification Agreement.  The Indemnification Agreement shall be in full force and effect and shall not have been amended;

(k)      Material Contract.  Investor shall have received the consents from the third parties to the Material Contracts listed on Section 3.5 of the Company Disclosure Letter, in a form reasonably satisfactory to Investor and copies thereof shall have been delivered to Investor;

(l)      Voting Agreements.  The Voting Agreements entered into by each of the Agreed Designees and Investor shall be in full force and effect;

(m)     Reincorporation.  The Company shall have been reincorporated into a Delaware corporation by way of the Reincorporation Merger, and as part of such transaction, shall have adopted the Certificate of Incorporation and the amended and restated bylaws substantially in the form attached hereto as Exhibits G; and

(n)      Closing Deliveries.  Investor shall have received the items referred to in Sections 2.3(b) and 2.3(c)

7.3      Conditions to Obligations of the Company and the Bank.  The obligation of the Company and the Bank to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by the Company or the Bank:

(a)      Representations and Warranties of Investor.  All representations and warranties of Investor contained in this Agreement shall be true and correct (without regard to materiality or material adverse effect qualifiers contained therein) in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation and warranty expressly relates to a specified earlier date, in which case such representation and warranty need only be true and correct as of such specified earlier date, and except where the failure of any such representation or warranty to be true and correct would not, individually or in the aggregate, impair in any material respect the ability of Investor to consummate the transactions contemplated by this Agreement;

(b)      Agreements, Covenants and Conditions of Investor.  Investor shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(c)      Officer’s Certificates.  The Company shall have received a certificate signed on behalf of Investor by a senior executive officer of Investor certifying to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied; and

(d)      Board Representation.  Four designees of the Company, mutually agreeable to the Investor, shall have been appointed to the board of directors of the Investor, and the Company shall have received copies of corporate resolutions (i) reconstituting the board of directors of the Investor to consist of 12 members and (ii) appointing the Agreed Designees or such other designees of the Company as shall have been mutually agreed by the Company and the Investor and accepting the resignations of any necessary directors from the board of directors of the Investor.

ARTICLE VIII
TERMINATION PRIOR TO CLOSING

8.1      Termination.  Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement may be terminated at any time before the Closing as follows and in no other manner:

(a)      by mutual written agreement of the Company, the Bank and Investor;

(b)      by Investor, upon written notice to the Company and the Bank, or by the Company, upon written notice to Investor, in the event that the Closing Date does not occur on or before the date that is nine (9) months from the date hereof; provided, however, that the respective rights to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure (or, in the case of the Company, the failure of the Bank) to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to such date;

(c)      by the Company or Investor, upon written notice to the other, in the event that any Governmental Entity shall have issued any permanent order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable; or

(d)      by the Company, if neither the Company nor the Bank is in breach of any of the terms of this Agreement, and there has been a breach of any representation, warranty, covenant or agreement made by Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that the condition set forth in Section 7.3(a) or (b) would not be satisfied and such breach is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by the Company to Investor;

(e)      by Investor, if Investor is not in breach of any of the terms of this Agreement, and there has been a breach of any representation, warranty, covenant or agreement made by the Company or the Bank in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that the condition set forth in Section 7.2(a) or (b) would not be satisfied and such breach is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by Investor to the Company and the Bank;

(f)      by Investor on or prior to the day before the date of the Shareholder Meeting (as may be adjourned or postponed), if the Company or the Bank shall have breached the covenants contained in Section 5.3 hereof or if the Company Board shall have made any Adverse Recommendation Change; and

(g)      by Investor or the Company, if the approval of the Required Company Shareholder Vote is not obtained at the Shareholder Meeting.

8.2      Effects of Termination.  In the event of any termination of this Agreement as provided in Section 8.1, subject to Section 8.3, this Agreement (other than Articles VIII and IX, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any Party from liability for fraud or for a breach of this Agreement.

8.3      Fees.

(a)      If an Adverse Recommendation Change becomes public, the Required Shareholder Vote is not obtained, and this Agreement is terminated pursuant to Section 8.1(e) or (f), then the Company and the Bank shall be jointly and severally obligated to pay to Investor an amount equal to the Expense Reimbursement promptly, but in any event not later than two (2) Business Days, following such termination.

(b)      If this Agreement is terminated pursuant to Sections 8.1(e), (f) or (g), and (i) within eighteen (18) months of the date the Agreement was terminated, the Company and/or the Bank consummates a transaction with the party making a Superior Proposal, or (ii) within twelve (12) months of the date the Agreement was terminated, the Company and/or the Bank consummates any other transaction, in each case that constitutes an Acquisition Proposal, then the Company and the Bank shall be jointly and severally obligated to pay to Investor an amount equal to the Termination Fee promptly, but in any event not later than two (2) Business Days, following the consummation of such transaction.  For purposes of clarity, Investor may be eligible to receive the payment provided for in both Sections 8.3(a) and (b) if the criteria in each Section is satisfied.

(c)      (i)  If this Agreement is terminated pursuant to Section 8.1(d), Investor shall be obligated to pay to the Company an amount equal to the Expense Reimbursement in respect of the Company’s and the Bank’s out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby promptly, but in any event not later than two (2) Business Days, following such termination.

(ii)           If this Agreement is terminated pursuant to Section 8.1(e), the Company and the Bank shall be jointly and severally obligated to pay to Investor an amount equal to the Expense Reimbursement promptly, but in any event not later than two (2) Business Days, following such termination.

(d)      To the extent not paid when due, any amount payable pursuant to this Section 8.3 shall accrue interest at a rate equal to eighteen percent (18%) per annum or, if lower, the maximum rate allowable by Law.

(e)      Each of the Company, the Bank and Investor acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement. The amounts payable pursuant to this Section 8.3 constitute liquidated damages and not a penalty and shall be the sole monetary remedy in the event a Termination Fee, Expense Reimbursement by the Company or Expense Reimbursement by Investor is paid in connection with a termination of this Agreement on the bases specified in this Section 8.3. In the event that the Company or the Bank shall fail to make any payment pursuant to this Section 8.3 when due, the Company and the Bank shall be jointly and severally obligated to reimburse Investor for all reasonable expenses actually incurred or accrued by Investor (including reasonable expenses of counsel) in connection with the collection under and enforcement of this Section 8.3. In the event Investor fails to make any payment pursuant to this Section 8.3 when due, Investor shall be obligated to reimburse the Company and the Bank for all reasonable expenses actually incurred or accrued by the Company and the Bank (including reasonable expenses of counsel) in connection with the collection under and enforcement of this Section 8.3.

ARTICLE IX
GENERAL

9.1      Usage.  All terms defined herein have the meanings assigned to them herein for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined.  “Include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.  “Writing,” “written” and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form.  Any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented by succession of comparable successor Laws.  References to a Person are, unless the context otherwise requires, also to its successors and assigns.  “Shall” and “will” have equal force and effect.  “Hereof,” “herein,” “hereunder” and comparable terms refer to the entire instrument in which such terms are used and not to any particular article, section or other subdivision thereof or attachment thereto.  References to “the date of this Agreement,” “the date hereof” or words of like import shall mean February 23, 2011.  References in an instrument to “Article,” “Section” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument.  References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural and vice versa.

9.2      Costs and Expenses.  Except as provided in Section 8.3, each Party hereto shall bear its own costs and expenses in connection with the due diligence, negotiation and preparation of this Agreement and actions taken to consummate the transactions contemplated hereby, including fees and expenses of counsel, consultants, accounting and regulatory filing fees and out-of-pocket-expenses, whether or not the transactions contemplated hereby are consummated.

9.3      Survival.  All covenants and agreements, other than those that by their terms apply in whole or in part after the Closing, shall terminate following the consummation or termination of the Offer.  The representations and warranties of the Company and the Bank made herein or in any certificates delivered in connection with the Closing shall survive until the date that is the one year anniversary of the Closing Date.

9.4      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of North Carolina.

9.5      Consent to Jurisdiction.  Each Party hereto irrevocably submits to the exclusive jurisdiction of any state or Federal court located within the County of Wake in the State of North Carolina for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, and agrees to commence any such action, suit or proceeding only in such courts.  Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth herein shall be effective service of process for any such action, suit or proceeding.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

9.6      Successors and Assigns.  This Agreement may not be assigned by either Party without the prior written consent of the other Party.  Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

9.7      Notices.  All notices and other communications under this Agreement must be in writing and delivered personally, sent by facsimile transmission (which is electronically confirmed), mailed by first class registered or certified mail, return receipt requested and prepaid, or sent by a nationally recognized overnight courier service, such as FedEx, to the Parties at the addresses set forth below (or at such other address for a Party as shall be specified by like notice).  Notices will be deemed to have been given hereunder (a) when delivered personally to the recipient, (b) one Business Day after being sent to the recipient by a nationally recognized overnight courier service for overnight delivery (charges prepaid), (c) upon machine generated acknowledgment of receipt after transmittal by facsimile if so acknowledged to have been received before 5:00 p.m. on a business day at the location of receipt and otherwise on the next following business day, provided that such notice, demand or other communication is also deposited within 24 hours thereafter with a reputable overnight courier service (charges prepaid) for delivery to the same Person, or (d) five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.

(i)           if to the Company, to:

Crescent Financial Corporation
1005 High House Road
Cary, North Carolina 27513
Attention:  Michael G. Carlton
Facsimile No.:  (919) 460-2528

with a copy to (which shall not constitute notice):

Gaeta & Eveson, P.A.
700 Spring Forest Road
Suite 335
Raleigh, NC 27609
Attention: Anthony Gaeta, Jr.
Facsimile No.: (919) 518-2146

(ii)          if to the Bank, to:

Crescent State Bank
1005 High House Road
Carey, North Carolina 27513
Attention:  Michael G. Carlton
Facsimile No.:  (919) 460-2528

with a copy to (which shall not constitute notice):

Gaeta & Eveson, P.A.
700 Spring Forest Road
Suite 335
Raleigh, NC 27609
Attention: Anthony Gaeta, Jr., Esq.
Facsimile No.: (919) 518-2146

(iii)         if to Investor, to :

Piedmont Community Bank Holdings, Inc.
4350 Lassiter at North Hills
Suite 330
Raleigh, NC 27609
Attention:  Scott Custer, Chief Executive Officer
Facsimile No.:  (919) 784-0029

with copies to (which shall not constitute notice):

Bryan Cave LLP
1290 Avenue of the Americas
New York, NY 10104
Attention:  Kenneth Henderson, Esq.
Facsimile No.: (212) 541-1357

9.8        Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom and (d) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

9.9        Representation by Counsel; No Inferences.  The Parties each acknowledge that each Party has been represented by counsel in connection with this Agreement and the transactions contemplated hereby.  Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in any portions of this Agreement against the Party that drafted it has no application and is expressly waived.  If any provision of this Agreement is, in the judgment of the trier of fact, ambiguous or unclear, that provision shall be interpreted in a reasonable manner to effect the intent of the Parties.

9.10      Divisions and Headings.  The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

9.11      No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.  Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any Party to this Agreement.

9.12      Amendment and Waiver.  This Agreement and any Exhibit attached hereto may be amended only by agreement in writing of all Parties.  No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.  No failure on the part of any Party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

9.13      Exhibits.  Each Exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement.

9.14      Time of Essence.  Time is of the essence in the performance of each and every term of this Agreement.

9.15      Counterparts.  This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different Parties in separate counterparts.  All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each Party and delivered to the other Party.

9.16       Entire Agreement.  This Agreement (including the Exhibits hereto, which are incorporated herein by reference and made a part hereof) and the Company Disclosure Letter constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the Parties hereto, written or oral, with respect to such subject matter (other than the Confidentiality Agreement; provided, however, if there shall exist any conflict between this Agreement and the Confidentiality Agreement, the terms of this Agreement shall govern).

9.17       Specific Performance; Limitation on Damages.

(a)      The Company and the Bank agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with their specific terms.  It is accordingly agreed that Investor shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which Investor is entitled at law or equity.

(b)      Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge that neither the Company nor the Bank shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Investor or any remedy to enforce specifically the terms and provisions of this Agreement.

(c)      Notwithstanding anything to the contrary contained herein, in no event shall Investor on the one hand, or the Company or the Bank on the other, be responsible for any consequential, special or punitive damages.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHERE OF, the Parties have caused this Agreement to be executed in multiple originals by their authorized officers, all as of the date and year first above written.

CRESCENT FINANCIAL CORPORATION

By:	s/ Michael G. Carlton
Name:	Michael G. Carlton
Title:	President & CEO

CRESCENT STATE BANK

By:	s/ Michael G. Carlton
Name:	Michael G. Carlton
Title:	President & CEO

PIEDMONT COMMUNITY BANK HOLDINGS, INC.

By:	/s/ Scott Custer
Name:	Scott Custer
Title:	CEO

[Signature Page to Investment Agreement]

Annex A

Conditions to the Offer

Reference is made to the Investment Agreement, dated as of February 23, 2011 (the “Agreement”), by and between Piedmont Community Bank Holdings, Inc., a Delaware corporation (“Investor”), Crescent Financial Corporation, a North Carolina corporation (the “Company”) and Crescent State Bank, a North Carolina state bank and a wholly-owned banking subsidiary of the Company (the “Bank”).  Capitalized terms that are used but not otherwise defined in this Annex A shall have the respective meanings ascribed thereto in the Agreement. Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the rights and obligations of Investor to extend, terminate and/or modify the Offer (subject to the terms and conditions of the Agreement), Investor (i) shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC (including Rule 14e-1(c) under the Exchange Act (relating to the obligation of Investor to pay for or return tendered Shares promptly after termination or withdrawal of the Offer)), pay for, or may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares and (ii) may terminate or amend the Offer as to Shares not then paid for, in the event that at the then-scheduled Expiration Time (as it may be extended pursuant to Section 6.5(d) of the Agreement) or immediately prior to such payment, any of the following shall have occurred:

(a) (i) any restraining order, preliminary or permanent injunction or other Order or similar legal restraint or prohibition shall have been issued by any Governmental Entity of competent jurisdiction and shall then be in effect, or (ii) any suit, Action or other proceeding shall have been instituted by any Governmental Entity and shall remain pending that would reasonably be expected to result in a restraining order, preliminary or permanent injunction or other Order or similar legal restraint or prohibition, in the case of either clause (i) or (ii) preventing the consummation of the Offer;

(b) Any Required Approvals required to consummate the transactions contemplated by this Agreement are not in full force and effect as of the date of consummation of the Offer and there shall be no Burdensome Condition;

(c) since the date of the Agreement, no Material Adverse Effect shall have occurred.

The foregoing conditions are for the sole benefit of Investor and, subject to the terms and conditions of the Agreement, may be waived by Investor, in whole or in part at any time and from time to time in the sole discretion of Investor. The failure or delay by Investor at any time to exercise any of the foregoing rights shall not operate as a waiver of any such right, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

Appendix B

Certificate of Incorporation

32

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

[______________________________________]
a Delaware Corporation

ARTICLE ONE

The name of the Corporation is [_______________] (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road Suite 400, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at that address is Corporation Service Company.

ARTICLE THREE

The nature of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE FOUR

Section 1. Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 80,000,000 shares, of which:

75,000,000 shares, par value $0.001 per share, shall be shares of common stock; and

5,000,000 shares, no par value, shall be shares of preferred stock, which shall be initially undesignated except as set forth in Section 4 of this Article Four.

Section 2. Common Stock. Except as (i) otherwise required by law or (ii) expressly provided in this Certificate of Incorporation, each share of common stock of the Corporation shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(a) Dividends. Subject to the rights of the holders of preferred stock of the Corporation and to the other provisions of this Certificate of Incorporation, holders of common stock of the Corporation shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(b) Voting Rights. At every annual or special meeting of stockholders of the Corporation, each holder of common stock of the Corporation shall be entitled to cast one (1) vote for each share of common stock of the Corporation standing in such holder’s name on the stock transfer records of the Corporation.

(c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and amounts payable upon shares of preferred stock of the Corporation entitled to a preference, if any, over holders of common stock of the Corporation upon such dissolution, liquidation or winding up, the remaining net assets of the Corporation shall be distributed among holders of shares of common stock equally on a per share basis. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Paragraph (c).

(d) Conversion Rights. The common stock of the Corporation shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(e) Preemptive Rights. No holder of common stock of the Corporation shall have any preemptive rights with respect to the common stock of the Corporation or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

Section 3. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law or any exchange on which the Corporation’s securities may then be listed, to provide by resolution or resolutions for the issuance of all or any of the shares of preferred stock of the Corporation in one or more class or series, to establish the number of shares to be included in each such class or series, and to fix the voting powers, designations, powers, preferences, and relative, participating, optional, or other rights, if any, of the shares of each such class or series, and any qualifications, limitations, or restrictions thereof including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of capital stock, or of any other series of the same or any other class or classes of capital stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Irrespective of the provisions of Section 242(b)(2) of the DGCL, the number of authorized shares of preferred stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote, without the separate vote of the holders of the preferred stock of the Corporation as a class. Subject to Section 1 of Article Four, the Board of Directors is also expressly authorized to increase or decrease the number of shares of any class or series of preferred stock of the Corporation subsequent to the issuance of shares of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

Section 4.  Designated Preferred Stock.

(a)  Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series A” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 24,900.

2

(b)  Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Incorporation to the same extent as if such provisions had been set forth in full herein.

(c)  Definitions. The following terms are used in this Certificate of Incorporation (including the Standard Provisions in Annex A hereto) as defined below:

(i) “Common Stock” means the common stock, par value $0.001 per share, of the Corporation.

(ii) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(iii) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(iv) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(v) “Minimum Amount” means $6,225,000.

(vi) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(vii) “Signing Date” means January 9, 2009.

(d)  Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than permitted prior thereto), no person who is serving, or has served, as a director of the Corporation shall be personally liable to the Corporation or any of its stockholders or otherwise for monetary damages for breach of any duty as a director. No amendment or repeal of this article, nor the adoption of any provision to this Certificate of Incorporation inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.
ARTICLE SEVEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

3

ARTICLE EIGHT

The Corporation elects not to be governed by Section 203 of the DGCL.

4

Annex A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Incorporation. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a)           “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b)           “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c)           “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(d)           “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e)           “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(f)           “Certificate of Incorporation” means the certificate of incorporation of the Corporation, of which these Standard Provisions form a part, as may be amended from time to time.

(g)          “Dividend Period” has the meaning set forth in Section 3(a).

(h)          “Dividend Record Date” has the meaning set forth in Section 3(a).

(i)            “Liquidation Preference” has the meaning set forth in Section 4(a).

(j)            “Original Issue Date” means the date on which shares of Designated Preferred Stock were first issued by the Predecessor.

(k)           “Predecessor” means Crescent Financial Corporation, a North Corporation that is the predecessor to the Corporation.

(l)            “Preferred Director” has the meaning set forth in Section 7(b).

(m)          “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(n)           “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o)           “Share Dilution Amount” has the meaning set forth in Section 3(b).

(p)           “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Incorporation.

(q)           “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r)           “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Incorporation, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a)           Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Incorporation).

(b)           Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchase to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights of Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into by the [Predecessor] prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.
(a)           Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).
(b)           Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
(c)           Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)            Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a)           Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c)below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant articles of amendment for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)           No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c)           Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)           Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)           Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f)           Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a)           General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)           Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c)           Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)           Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation for the Designated Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)           Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation for the Designated Preferred Stock (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii)           Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the [Predecessor] to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d)           Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e)           Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in the Certificate of Incorporation or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as provided by applicable law.

Appendix C

Bylaws

33

FORM OF AMENDED AND RESTATED BYLAWS

OF

[_____________________________]

 ADOPTED ON
[___________] , 2011

ARTICLE I
OFFICES

Section 1.1 Offices. In addition to the Corporation’s registered office in the State of Delaware, as provided for in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Corporation may also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.2 Books and Records. The books and records of the Corporation may be kept at the Corporation’s headquarters in Cary, North Carolina, or such other location or locations inside or outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II
CORPORATE SEAL

Section 2.1 Corporate Seal. The corporate seal shall consist of a die bearing the name of the Corporation and the inscription, “Corporate Seal – Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III
STOCKHOLDERS’ MEETINGS

Section 3.1 Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Section 3.2 Annual Meeting. To the extent required by applicable law, an annual meeting of stockholders of the Corporation shall be held each year at such date and time designated by the Board of Directors. At each annual meeting of stockholders, directors shall be elected and any such other business as properly brought before the annual meeting may be transacted.

Section 3.3 Special Meetings. Except as may be provided by the Certificate of Incorporation or in a resolution or resolutions providing for any series of Preferred Stock of the Corporation, special meetings of stockholders of the Corporation may be called, for any purpose or purposes, only by the Chairman of the Board or by the Secretary upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. At any special meeting, the business transacted shall be limited to the purpose or purposes of such meeting specified in the notice of the meeting.

Section 3.4 Notice of Meetings.

(a) Notice. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, written, printed or electronic notice stating the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten nor more than sixty days before the date of the meeting, either personally, by mail, or in the case of stockholders who have consented to such delivery, by electronic transmission (as such term is defined in the DGCL), to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, such notice to specify the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting.

(b) Notice Deemed Received. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at such address as it appears on the records of the Corporation. Notice given by electronic transmission shall be effective (1) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (2) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (3) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of (i) the posting or (ii) the giving of separate notice of the posting; or (4) if by other form of electronic transmission, when directed to the stockholder in the manner consented to by the stockholder.

(c) Waiver of Notice. Notice of the date, hour and place, if any, and, if applicable, the purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any such stockholder’s attendance at the meeting in person, by remote communication, if applicable, or by proxy, except if the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(d) Postponement-Cancellation. Any previously scheduled meeting of stockholders may be postponed, and, unless otherwise prohibited by applicable law or the Certificate of Incorporation, may be cancelled by resolution duly adopted by a majority of the entire Board of Directors, upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 3.5 Quorum and Adjournment. Unless otherwise provided in the Certificate of Incorporation or these Bylaws or required by applicable law, holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. If such quorum is not so present or represented at any meeting of stockholders, then the chairman of the meeting or the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting shall have power to adjourn the meeting from time to time until a quorum is so present or represented. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, of such adjourned meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum is so present or represented, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall also fix a new record date for determining the stockholders entitled to notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Section 3.6 Voting. Each stockholder shall be entitled to that number of votes for each share of capital stock held by such stockholder as set forth in the Certificate of Incorporation. In all matters, other than the election of directors and except as otherwise required by law, the Certificate of Incorporation, these Bylaws or the rules and regulations of any stock exchange applicable to the Corporation, the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the rights of the holders of any series of Preferred Stock to elect directors, a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the election of directors shall elect directors.

Section 3.7 Voting Rights; Proxies. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date for such purpose shall be entitled to vote at any meeting of stockholders. Every stockholder entitled to vote at a meeting may authorize another person or persons to act for such stockholder by proxy. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 3.8 Administration of the Meetings.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (iii) by any stockholder of the Corporation who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf the nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the time the notice provided for in this Section 3.8 is delivered to the Secretary of the Corporation and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the procedures set forth in this Section 3.8.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the immediately preceding paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and provide any updates or supplements to such notice required under paragraph (4) of this Section 3.8(a), and any proposed business must constitute a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth day, nor earlier than the close of business on the one hundred twentieth day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting and the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (x) as to each person whom the stockholder proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (ii) all information relating to such person that would be required to be set forth in the notice provided for in this Section 3.8 if such person were the stockholder giving the notice, (iii) all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the stockholder giving the notice were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant and (iv) such person’s written consent to being named in the proxy statement as a nominee, such person’s agreement to serve as a director if elected and, if applicable, to file an application for finding of suitability if required by any regulatory authority having jurisdiction over the Corporation or otherwise deemed necessary or advisable by the Board of Directors, and such person’s acknowledgement that, to the extent required by applicable law, such person’s eligibility to serve on the Board of Directors shall be contingent upon receipt of any such finding of suitability; (y) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of any such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) and of record by such stockholder and any such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or any such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of any nomination, the nominee, (iv) the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each a “Derivative Security”), which are, directly or indirectly, beneficially owned by such stockholder or beneficial owner, (v) any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner with respect to any class or series of capital stock or other securities of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series or capital stock or other securities of the Corporation, (vi) a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of the Corporation, (vii) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares or other securities of the Corporation, (viii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (ix) any proportionate interest in shares of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, (x) a description of all agreements, arrangements, and understandings between such stockholder or beneficial owner and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Corporation or Derivative Securities, (xi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (xii) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (xiii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 3.8 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence of such proposed nominee.

(3) Notwithstanding anything in the second sentence of the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased effective at the annual meeting and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3.8 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(4) A stockholder providing notice of any nominations or other business to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice under this Section 3.8 shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is ten business days prior to the date of the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date of determining the stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the date of the meeting or any adjournment or postponement thereof).

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any duly authorized committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (x) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf the nomination is made, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the time the notice provided for in this Section 3.8 is delivered to the Secretary of the Corporation and at the time of the meeting, (y) is entitled to vote at the meeting and upon such election and (z) who complies with the notice procedures set forth in this Section 3.8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, for any stockholder entitled to vote in such election of directors to nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, which notice shall set forth the information otherwise required to be included in a notice of a nomination to be made at an annual meeting in accordance with paragraph (a)(2) of this Section 3.8, and provide any updates or supplements to such notice required by this paragraph (b). To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting and the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

A stockholder providing notice of nominations of persons for election to the Board of Directors at a special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice under this Section 3.8 shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is ten business days prior to the date of the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for determining the stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date of the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the date of the meeting or any adjournment or postponement thereof).

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 3.8 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.8. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clauses (a)(2)(z)(xi) and (a)(2)(z)(xii) of this Section 3.8) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 3.8, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.8, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.8, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such persons must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 3.8, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 3.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 3.8; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 3.8, and compliance with this Section 3.8 shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in this Section 3.8 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 3.9 List of Stockholders. The officer of the Corporation who has charge of the stock ledger shall prepare and make available, at least ten days before every meeting of stockholders a complete list of the stockholders entitled to vote at said meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 3.9 or to vote in person or by proxy at any meeting of stockholders.

Section 3.10 Conduct of Meetings.

(a) At every meeting of stockholders, the Chairman of the Board, or, if a Chairman of the Board has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in voting power of the stockholders entitled to vote, present in person or by proxy, shall act as chairman of the meeting. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary or other person directed to do so by the chairman of the meeting, shall act as secretary of the meeting.

(b) The Board of Directors shall be entitled, to the extent not prohibited by law, to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, convening and (for any or no reason) adjourning the meeting, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on attendance at or participation in such meeting to stockholders of record of the Corporation entitled to vote at the meeting and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 3.11 Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders appoint one or more inspectors of election, which inspector or inspectors of election may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors of election to replace any inspector of election who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors of election or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors of election to act at the meeting. Each inspector of election, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector of election with strict impartiality and according to the best of his or her ability. The inspectors of election shall have the duties prescribed by the DGCL.

ARTICLE IV
DIRECTORS

Section 4.1 General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.

Section 4.2 Number, Term and Qualifications.  The number of directors constituting the Board of Directors of the Corporation shall be fixed from time to time by resolution passed by a majority of the full Board of Directors, but shall not be less than five (5) nor more than twenty five (25). The directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders of the Corporation, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.  No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

Section 4.3 Vacancies.  Except as otherwise provided by law, any vacancy on the Board of Directors (whether because of death, resignation, removal, an increase in the number of directors, or any other cause) may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual meeting of shareholders at which directors are elected and until his or her successor is duly elected and shall qualify, or until his or her earlier resignation or removal.

Section 4.4 Meetings.

(a) Regular Meetings. The Board of Directors may, by resolution, provide for the time and place for the holding of regular meetings of the Board of Directors. No further notice shall be required for regular meetings of the Board of Directors.

(b) Special Meetings. Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware, whenever called by the Chairman of the Board, the Chief Executive Officer or any two of the directors.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be given to each director at his business or residence in writing, or by facsimile transmission, telephone communication or electronic transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five days before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting.

(e) Waiver of Notice. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be deemed waived by any director by attendance at the meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. All waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.5 Quorum and Voting.

(a) Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the total number of directors constituting the entire Board of Directors, as such total number is fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn the meeting from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote is required by the DGCL, the Certificate of Incorporation or these Bylaws.

Section 4.6 Action Without a Meeting. Unless otherwise prohibited by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.7 Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 4.8 Committees.

(a) Establishment of Committees. The Board of Directors may, by resolution of a majority of the entire Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the DGCL and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any Bylaw.

(b) Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by applicable law.

(c) Term. Except as provided by applicable law, the Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 4 shall be held at such times and places, if any, as are determined by the Board of Directors, the Chairman of the Board, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the matter provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be deemed waived by any director by attendance at the meeting, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 4.9 Conduct of Meetings. At every meeting of the Board of Directors, the Chairman of the Board, or, if a Chairman of the Board has not been appointed or is absent, the Chief Executive Officer (if a director), or if the Chief Executive Officer is absent, the President (if a director), or, if the President is absent, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, an Assistant Secretary or other person directed to do so by the chairman of the meeting, shall act as a secretary of the meeting.
Section 4.10 Reliance on Books and Records.  A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE V
OFFICERS

Section 5.1 Officers Designated. The officers of the Corporation shall include, if and when designated, a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, and a Treasurer and such other officers and agents as the Board of Directors from time to time may designate. The Board of Directors may give any officer such further designations or alternative titles as it deems appropriate. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by the DGCL. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 5.2 Term of Office. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors and shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death or until he or she shall resign or be removed.

Section 5.3 Duties of Officers.

(a) Chairman of the Board. The Chairman of the Board, when present, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. The Chairman of the Board shall have general supervision, direction and control of the business and affairs of the Corporation, subject only to the power and authority of the Board of Directors. The Chairman of the Board shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(b) Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and (if a director) at all meetings of the Board of Directors, unless a Chairman of the Board has been appointed and is present. The Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Corporation, subject only to the power and authority of the Board of Directors. The Chief Executive Officer shall perform other duties commonly incident to his or her office, and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(c) President. The President shall preside at all meetings of the stockholders and (if a director) at all meetings of the Board of Directors, unless either the Chief Executive Officer has been appointed and is present or the Chairman of the Board has been appointed and is present. The President shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d) Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the President or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have custody of all funds and securities of the Corporation. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of the financial condition of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his or her office, and shall also perform such other duties and have such other powers as the Board of Directors, the President or the Chief Executive Officer shall designate from time to time.

(d) Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e) Secretary. The Secretary shall attend all meetings of the stockholders and the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given to the Secretary in these Bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. Any Assistant Secretary may assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The Secretary shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the President, and attest to the same.

(f) Treasurer. The Treasurer may assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer or whenever the office of Chief Financial Officer is vacant. The Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. Any Assistant Treasurer may assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 5.4 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.5 Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation by the Corporation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under applicable law, the Certificate of Incorporation, these Bylaws or any contract with the resigning officer.

Section 5.6 Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the entire Board of Directors, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES
OWNED BY THE CORPORATION

Section 6.1 Execution of Corporate Instruments.

(a) The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name, or to enter into contracts on behalf of the Corporation, except where otherwise provided by applicable law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

(b) In the absence of any determination by the Board of Directors, all instruments and documents requiring the corporate signature, unless otherwise required by applicable law, may be executed, signed or endorsed by the Chairman of the Board, the Chief Executive Officer, the President or Chief Financial Officer or in such other manner as may be directed by the Board of Directors.

(c) All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

(d) Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 6.2 Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII
SHARES OF STOCK

Section 7.1 Form and Execution of Certificates. The shares of stock of the Corporation shall be represented by certificates provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by the Chairman of the Board, or the President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation designated by the Board of Directors. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, whose facsimile signature has been used on or who has duly affixed a facsimile signature or signatures to any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates, whose facsimile signature or signatures have been used thereon or who duly affixed a facsimile signature or signatures thereon had not ceased to be such officer, transfer agent or registrar of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar or both in connection with the transfer of any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, these Bylaws or any other instrument the rights and obligations of shareholders are identical, whether or not their shares are represented by certificates.

Section 7.2 Lost Certificates. A new certificate or certificates or uncertificated shares shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, the owner of such lost, stolen, or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.3 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty nor less than ten days before the date of such meeting. If the Board of Directors so fixes a record date, such record date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.4 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VIII
OTHER SECURITIES OF THE CORPORATION

Section 8.1 Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 7.1), may be signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal may be impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE IX
DIVIDENDS

Section 9.1 Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 9.2 Dividend Reserve. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE X
FISCAL YEAR

Section 10.1 Fiscal Year. The fiscal year of the Corporation shall end on December 31 or such other date as shall be fixed from time to time by resolution of the Board of Directors.

ARTICLE XI
INDEMNIFICATION

Section 11.1 Right of Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 11.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 11.2 Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article XI or otherwise.

Section 11.3 Claims. If a claim for indemnification (following the final disposition of the Proceeding with respect to which indemnification is sought, including any settlement of such Proceeding) or advancement of expenses under this Article XI is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under this Article XI and applicable law.

Section 11.4 Non-exclusivity of Rights. The rights conferred on any Covered Person by this Article XI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, any other provision of the Certificate of Incorporation, these Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 11.5 Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Article XI after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 11.6 Other Indemnification and Advancement of Expenses. This Article XI shall not limit the right of the Corporation, to the extent and in the matter permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE XII
AMENDMENTS

Section 12.1 Amendments.  The Board of Directors may amend or repeal these Bylaws, except to the extent otherwise provided by law, the Certificate of Incorporation or a Bylaw adopted by the shareholders, and except that a Bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the Board of Directors unless the Certificate of Incorporation or a Bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular Bylaw or the Bylaws generally.

Appendix D

Agreement and Plan of Merger
For
Delaware reincorporation

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AGREEMENT AND PLAN OF MERGER
BY AND BETWEEN
CRESCENT FINANCIAL CORPORATION
AND
CRESCENT FINANCIAL BANCSHARES, INC.

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is entered into as of the _____ day of _______ 2011, by and between CRESCENT FINANCIAL CORPORATION, Cary, North Carolina, a North Carolina business corporation (“Crescent”), and CRESCENT FINANCIAL BANCSHARES, INC., Cary, North Carolina, a Delaware corporation and wholly-owned subsidiary of Crescent (“NewCo”). Crescent and NewCo are sometimes referred to herein as the “Constituent Corporations.”

WITNESSETH

WHEREAS, Crescent is a North Carolina business corporation with its principal office and place of business located in Cary, North Carolina; and,

WHEREAS, NewCo is a Delaware corporation with its principal office and place of business located in Cary, North Carolina; and,

WHEREAS, the respective Boards of Directors of Crescent and NewCo have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the transactions provided for herein; and,

WHEREAS, the respective Boards of Directors of Crescent and NewCo have approved and recommended and declared the advisability of this Agreement, and have directed that this Agreement be submitted to a vote of their respective shareholders and sole stockholder and executed by the undersigned officers.

NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants, and promises herein contained, and subject to the terms and conditions hereof, Crescent and NewCo hereby mutually agree as follows:

ARTICLE I

THE MERGER

1.01.           Parties to Merger.  The parties to the proposed merger are Crescent and NewCo.

1.02.           Nature of Transaction.  Subject to the provisions of this Agreement and Plan of Merger (the “Agreement”), Crescent shall be merged with and into NewCo (the “Merger”) with the effect provided in the North Carolina Business Corporation Act (“NCBCA”) and the Delaware General Corporation Law (“DGCL”).

1.03.           Surviving Corporation.  NewCo shall be the surviving corporation in the Merger (the “Surviving Corporation”). At the Effective Time (as defined in Paragraph 1.04 below) of the Merger, the name of the Surviving Corporation shall be Crescent Financial Bancshares, Inc.

1.04.           Effective Time.  Subject to the terms and conditions set forth herein (including, without limitation, the receipt of all required approvals of governmental agencies and regulatory authorities), the Merger shall be effective on the date and at the time (the “Effective Time”) on which a “Certificate of Merger” and the other provisions required by, and executed in accordance with, applicable Delaware and federal law shall have been accepted for filing by the Secretary of State of the State of Delaware and the Articles of Merger, as required by applicable North Carolina law, shall have been accepted for filing by the Secretary of State of the State of North Carolina (or such later time as may be specified in the Certificate of Merger).

1.05.           Effect of the Merger.  At the Effective Time, the separate corporate existence of Crescent shall cease and the corporate existence of NewCo shall continue with all of its purposes, objects, rights, privileges, powers, and franchises, all of which shall be unaffected and unimpaired by the Merger. NewCo, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers, and property as constituted immediately prior to the Effective Time of the Merger; (ii) shall be subject to all actions previously taken by its and Crescent’s Boards of Directors; (iii) shall succeed, without other transfer, to all of the assets, rights, powers, and property of Crescent in the manner more fully set forth in Section 259 of the DGCL; (iv) shall continue to be subject to all of the debts, liabilities, and obligations of NewCo as constituted immediately prior to the Effective Time of the Merger; and (v) shall succeed, without other transfer, to all of the debts, liabilities, and obligations of Crescent in the same manner as if NewCo had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the NCBCA.

1.06.           Conversion and Optional Exchange of Shares.

(a)              At the Effective Time of the Merger, each share of Crescent common stock, $1.00 par value per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares, or any other person, be converted into one (1) fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(b)              At the Effective Time of the Merger, each share of Crescent Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value (the “Crescent Series A Preferred Stock”), issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares, or any other person, be converted into one (1) fully paid and nonassessable share of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share, of the Surviving Corporation (the “Surviving Corporation Series A Preferred Stock”), with the same terms and preferences as the Crescent Series A Preferred Stock.

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1.07.           Crescent Options, Incentive Plan Awards, and Convertible Securities.  At the Effective Time of the Merger, the Surviving Corporation shall assume and continue the 1999 Incentive Stock Option Plan, the 1999 Nonstatutory Stock Option Plan, the 2003 Nonstatutory Stock Option Plan, the 2003 Incentive Stock Option Plan, the PCCB Incentive Stock Option Plan, and the PCCB Nonstatutory Stock Option Plan, as well as the 2006 Omnibus Stock Ownership and Long Term Incentive Plan, and all other plans of Crescent providing for equity-based incentives (collectively, the “Incentive Plans”). Each outstanding and unexercised option or other right to purchase or receive or security convertible into Crescent common stock shall become an option or right to purchase or receive or a security convertible into the Surviving Corporation’s common stock on the basis of one share of the Surviving Corporation’s common stock for each share of Crescent’s common stock issuable pursuant to any such option, right to purchase, or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Crescent option, stock purchase right, or convertible security at the Effective Time of the Merger. There are no options, purchase rights for, or securities convertible into preferred stock of Crescent under the Incentive Plans.

A number of shares of the Surviving Corporation’s common stock shall be reserved for issuance under the Incentive Plans equal to the number of shares of Crescent common stock so reserved immediately prior to the Effective Time of the Merger.

1.08.           NewCo Common Stock.  Upon the Effective Time of the Merger, each share of common stock, par value $0.001 per share, of NewCo issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by NewCo, the holder of such shares, or any other person, be canceled and returned to the status of authorized but unissued shares, without any consideration being delivered in respect thereof.

1.09.           Surrender of Certificates.

(a)                  After the Effective Time of the Merger, each holder of an outstanding certificate representing Crescent common stock or Crescent Series A Preferred Stock may, at such holder’s option, surrender the same for cancellation to the Surviving Corporation or its designated exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s common stock or Surviving Corporation Series A Preferred Stock, as the case may be, into which the surrendered shares were converted as provided herein. Until so surrendered, each outstanding certificate theretofore representing shares of Crescent capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving Corporation’s capital stock into which such shares of Crescent capital stock were converted in the Merger.

(b)                  The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

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(c)                  Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Crescent so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

(d)                  If any certificate for shares of Surviving Corporation’s stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

1.10.           Dissenters.  Any shareholder of Crescent Series A Preferred Stock who properly exercises the right of dissent and appraisal with respect to the Merger as provided in Section 55-13-02 of the North Carolina General Statutes (“Dissenters’ Rights”) shall be entitled to receive payment of the fair value of such shares of Crescent Series A Preferred Stock in the manner and pursuant to the procedures provided therein. Shares of Crescent Series A Preferred Stock held by persons who exercise Dissenters’ Rights shall not be converted as described in Paragraph 1.06(b). However, if any shareholder of Crescent Series A Preferred Stock who exercises Dissenters’ Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of that shareholder’s shares of Crescent Series A Preferred Stock shall be deemed to have been converted as provided in Paragraph 1.06(b) hereof. Only shareholders of Crescent Series A Preferred Stock are provided such Dissenters’ Rights due to the applicability to the shareholders of Crescent common stock of Section 55-13-02(c) of the North Carolina General Statutes.

1.11.           Lost Certificates.  Shareholders of Crescent whose Crescent Certificates have been lost, destroyed, stolen, or otherwise are missing shall be entitled to the issuance of a corresponding number of shares of the Surviving Company as provided in Paragraph 1.06 in accordance with and upon compliance with reasonable conditions imposed by the Surviving Company or its exchange agent, including without limitation, a requirement that those shareholders provide affidavits and lost instruments indemnities or surety bonds in form, substance, and amounts reasonably satisfactory to the Surviving Company or its exchange agent.

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ARTICLE II
CHARTER DOCUMENTS, DIRECTORS, AND OFFICERS

2.01.           Certificate of Incorporation.  The Certificate of Incorporation of Newco as in effect immediately prior to the Effective Time of the Merger shall be amended and restated in the manner set forth in Exhibit A, and such Certificate of Incorporation, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law.

2.02.           Bylaws.  The Bylaws of NewCo as in effect immediately prior to the Effective Time of the Merger shall be amended and restated in the manner set forth in Exhibit B, and such Bylaws, as so amended and restated, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable law.

2.03.           Directors and Officers.  The directors and officers of Crescent immediately prior to the Effective Time of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

ARTICLE III
TERMS AND CONDITIONS

3.01.           Obligations of Crescent.  The obligations of Crescent under this Agreement shall be conditioned upon the occurrence of the following events:

(a)               The principal terms of this Agreement and Plan of Merger shall have been duly approved in the manner required by law by the holders of Crescent’s outstanding common and preferred stock; and

(b)              The approval of all appropriate bank or other regulatory authorities of the transactions contemplated by this Agreement, or confirmation by such bank or other regulatory authorities that no such approval is required.

ARTICLE IV
MISCELLANEOUS PROVISIONS

4.01.           Covenants of NewCo.  NewCo covenants and agrees that it will, on or before the Effective Time of the Merger: (a) qualify to do business as a foreign corporation in the State of North Carolina and in connection therewith appoint an agent for service of process as required under the provisions of Section 55-5-01 of the NCBCA; (b) file the Certificate of Merger with the Secretary of State of the State of Delaware; (c) file the Articles of Merger with the Secretary of State of the State of North Carolina; and (d) take such other actions as may be required by the NCBCA.

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4.02.           Further Assurances.  From time to time, as and when required by NewCo or by its successors or assigns, there shall be executed and delivered on behalf of Crescent such deeds and other instruments, and there shall be taken or caused to be taken by NewCo and Crescent such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by NewCo the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of Crescent and otherwise to carry out the purposes of this Agreement, and the officers and directors of NewCo are fully authorized in the name and on behalf of Crescent or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.03.           Abandonment.  At any time before the Effective Time of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Crescent or of NewCo, or of both, notwithstanding the approval of the principal terms of this Agreement by the shareholders of Crescent or the adoption of this Agreement by the sole stockholder of NewCo, or by both.

4.04.           Amendment.  This Agreement may be amended, modified, or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Crescent, by an agreement in writing approved by a majority of the Boards of Directors of the Constituent Corporations executed in the same manner as this Agreement; provided that an amendment made subsequent to applicable shareholder or stockholder approval shall not, unless approved by such shareholders or stockholders as required by law: (a) alter or change the amount or kind of shares, securities, cash, property, and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

4.05.           Headings and Captions.  Headings and captions of the Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

4.06.           Entire Agreement.  This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transaction described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

4.07.           Governing Law.  This Agreement shall in all respects be construed, interpreted, and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the NCBCA.

4.08.           Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, Section, restriction, covenant, agreement, or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

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4.09.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, Crescent and NewCo have each caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.

CRESCENT FINANCIAL CORPORATION A North Carolina business corporation

BY:
Michael G. Carlton, President and CEO

ATTEST:

Bruce W. Elder, Secretary

[CORPORATE SEAL]

CRESCENT FINANCIAL BANCSHARES, INC. A Delaware corporation

BY:
Michael G. Carlton, President

ATTEST:

Bruce W. Elder, Secretary

[CORPORATE SEAL]

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EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CRESCENT FINANCIAL BANCSHARES, INC.

[included as Appendix B to the Proxy Statement]

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EXHIBIT B

AMENDED AND RESTATED BYLAWS
OF
CRESCENT FINANCIAL BANCSHARES, INC

[included as Appendix C to the Proxy Statement]

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REVOCABLE PROXY

CRESCENT FINANCIAL CORPORATION
1005 High House Road
Cary, North Carolina 27513

APPOINTMENT OF PROXY
SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints W. Keith Betts, Thomas E. Holder and Ray D. Vaughn (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Crescent Financial Corporation (the “Company”) held of record by the undersigned on [●], 2011, at the Special Meeting of Shareholders of the Company to be held at the Crescent State Bank Operations Center, 206 High House Road, Cary, North Carolina, at 8:00 a.m., on [●], 2011, and at any adjournments thereof:

1.
APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THE INVESTMENT AGREEMENT: Proposal to approve the issuance of shares of Common Stock under the Investment Agreement dated February 23, 2011, by and among the Company, Crescent State Bank and Piedmont Community Bank Holdings, Inc. (the “Investment”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.
APPROVAL OF A PROPOSED AGREEMENT AND PLAN OF MERGER, WHICH PROVIDES FOR THE REINCORPORATION OF THE COMPANY FROM NORTH CAROLINA TO DELAWARE AND TO AUTHORIZE THE BOARD OF DIRECTOR TO EFFECT THE REINCORPORATION: Proposal to approve a proposed Agreement and Plan of Merger, which provides for the reincorporation of the Company from North Carolina to Delaware (the “Reincorporation”), and to authorize the board of directors to effect the Reincorporation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.
ADJOURNMENT OF THE MEETING: Proposal to approve the postponement or adjournment of the Special Meeting, if necessary, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Investment or authorize the Reincorporation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS TO APPOINT YOUR PROXY VIA THE INTERNET.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE.  IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” PROPOSALS 1, 2 AND 3.  THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date:	, 2011

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction:  Please sign above exactly as your name appears on this appointment of proxy.  Joint owners of shares should both sign.  Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

TO VOTE AND APPOINT YOUR PROXY VIA THE INTERNET

Your internet vote and appointment of proxy is quick, confidential and your vote is immediately submitted.  Just follow these easy steps:

1.	Read the accompanying Proxy Statement.
2.	Visit our website www.crescentstatebank.com/proxy and click on the link for proxy voting.
3.	When prompted for your Voter Control Number, enter the number printed just above your name on the proxy card.

Please note that all appointments and votes cast by internet must be completed and submitted on or prior to [●], 2011 (one day prior to the meeting date).  Your internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.  You may revoke your internet appointment by revisiting our website and changing your vote prior to [●], 2011 or by any method sufficient to revoke an appointment of proxy as set forth above.

This is a “secured” web page site.  Your software and/or internet provider must be “enabled” to access this site.  Please call your software or internet provider for further information if needed.

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